UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Checkpoint Systems, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.10 per share, of Checkpoint Systems, Inc.
(2)

Aggregate number of securities to which transaction applies:

        45,087,296 shares of common stock, which consists of: (A) 41,623,595 shares of common stock issued and outstanding as of March 11, 2016; (B) 326,485 shares of common stock underlying options to purchase shares of common stock outstanding as of March 11, 2016 with an exercise price below $10.15; (C) 2,110,826 restricted stock units outstanding as of March 11, 2016; (D) 264,730 shares of common stock underlying equity-based performance share awards outstanding as of March 11, 2016; and (E) 761,660 deferred shares outstanding as of March 11, 2016.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00010070 by the underlying value of the transaction of $454,965,407, which has been calculated as the sum of: (A) the product of 41,623,595 shares of common stock issued and outstanding as of March 11, 2016 and the merger consideration of $10.15 per share; plus (B) the product of: (i) 326,485 shares of common stock underlying options to purchase shares of common stock outstanding as of March 11, 2016 with an exercise price below $10.15 and (ii) the difference between $10.15 per share and the weighted-average exercise price of such options of $8.18 per share; plus (C) the product of 2,110,826 restricted stock units outstanding as of March 11, 2016 and the merger consideration of $10.15; plus (D) the product of 264,730 shares of common stock underlying equity-based performance share awards outstanding as of March 11, 2016 and the merger consideration of $10.15 per share; plus (E) the product of 761,660 deferred shares outstanding as of March 11, 2016 and the merger consideration of $10.15 per share.

	(4)	Proposed maximum aggregate value of transaction: $454,965,407
	(5)	Total fee paid: $45,815.02

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MARCH 17, 2016

CHECKPOINT SYSTEMS, INC.

101 Wolf Drive

Thorofare, New Jersey 08086

(856) 848-1800

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

[            ], 2016

Dear Shareholder:

We cordially invite you to attend a special meeting of shareholders, which we refer to as the “special meeting”, of Checkpoint Systems, Inc., which we refer to as “Checkpoint”, to be held on [        ], [            ], 2016, at [    ], a.m. local time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022.

On March 1, 2016, we entered into a merger agreement, as it may be amended from time to time, which we refer to as the “merger agreement”, with CCL Industries Inc., which we refer to as “CCL”, and CCL Industries USA Corp., a wholly owned indirect subsidiary of CCL, which we refer to as “Merger Sub”, providing for the acquisition of Checkpoint by CCL. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Checkpoint, which we refer to as the “merger”, with Checkpoint continuing as the surviving corporation and a wholly owned indirect subsidiary of CCL. At the special meeting, we will ask you to consider and vote upon a proposal to approve the merger agreement, thereby approving the merger, and certain other matters as set forth in the shareholder notice and the accompanying proxy statement.

If the merger is approved and completed, you will be entitled to receive $10.15 in cash, without interest and subject to all applicable withholding taxes, for each share of Checkpoint common stock, par value $0.10 per share, which we refer to as the “Checkpoint common stock”, that you own.

Approval of the merger agreement and the transactions contemplated thereby, including the merger, requires the affirmative vote of a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class. Our board of directors, which we refer to as “our Board”, after considering factors that our Board deemed relevant, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Checkpoint and its shareholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. Our Board unanimously recommends that you vote “FOR” the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger; “FOR” the proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Checkpoint’s named executive officers in connection with the consummation of the merger; and “FOR” the proposal to approve the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate.

The accompanying proxy statement provides you with detailed information about the merger agreement and the merger. A copy of the merger agreement is included as Annex A to the proxy statement. You can also obtain other information about Checkpoint from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our Board in connection with its evaluation of the merger agreement and the merger. We urge you to read the entire proxy statement carefully.

Your vote is very important regardless of the number of shares you own. The merger cannot be completed unless a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class, vote in favor of the approval of the merger agreement. If your shares of Checkpoint common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to vote on the merger agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the approval of the merger agreement. We greatly appreciate your cooperation in voting your shares. The enclosed white proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you submit your proxy to vote your shares at your earliest convenience. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time.

If you have any questions about the special meeting or the merger after reading the proxy statement, you may contact Innisfree M&A Incorporated, our proxy solicitor, by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone. Shareholders may call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5833.

On behalf of our Board, we thank you for your support of Checkpoint Systems, Inc. and appreciate your consideration of this matter.

George Babich, Jr.
Chief Executive Officer

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement dated [            ], 2016 and the enclosed white proxy card are first being mailed to shareholders on or about [            ], 2016.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MARCH 17, 2016

CHECKPOINT SYSTEMS, INC.

101 Wolf Drive

Thorofare, New Jersey 08086

(856) 848-1800

Notice of Special Meeting of Shareholders

To Be Held On [            ], 2016

To the Shareholders of Checkpoint Systems, Inc.:

Notice is hereby given that a special meeting of the shareholders, which we refer to as the “special meeting” in the accompanying proxy statement, of Checkpoint Systems, Inc., a Pennsylvania corporation, which we refer to as “Checkpoint” in the accompanying proxy statement, will be held on [        ], [    ], 2016 at [    ] a.m., local time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022, for the following purposes:

1.	Approval of the Merger Agreement. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 1, 2016, as it may be amended from time to time, which we refer to as the “merger agreement” in the accompanying proxy statement, by and among Checkpoint, CCL Industries Inc., a corporation organized under the laws of Canada, which we refer to as “CCL” in the accompanying proxy statement, and CCL Industries USA Corp., a wholly owned indirect subsidiary of CCL, which we refer to as “Merger Sub” in the accompanying proxy statement, which provides for the merger of Merger Sub with and into Checkpoint, with Checkpoint continuing as the surviving corporation, which we refer to as the “merger” in the accompanying proxy statement, and the conversion of each share of Checkpoint common stock, other than shares held by Checkpoint as treasury stock, into the right to receive $10.15 in cash, without interest and subject to all applicable withholding taxes. We refer to this proposal as the “merger proposal” in the accompanying proxy statement.

2.	Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Checkpoint’s named executive officers in connection with the consummation of the merger, which we refer to as the “merger-related named executive officer compensation proposal” in the accompanying proxy statement.

3.	Adjournment of the Special Meeting. To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Checkpoint board of directors, which we refer to as “our Board”, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the “adjournment proposal” in the accompanying proxy statement.

Only shareholders of record of our common stock, par value $0.10 per share, which we refer to as the “Checkpoint common stock” or “our common stock” in the accompanying proxy statement, at the close of business on [            ], 2016, which we refer to as the “record date” in the accompanying proxy statement, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the special meeting, we will make available an alphabetical list of our shareholders of record and the address and number of shares held by each such shareholder for examination by any of our shareholders, which shall be available for the duration of the special meeting.

The approval of the merger agreement by the affirmative vote of a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class, is a condition to the consummation of the merger. The approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on such proposals. The vote to approve the merger-related named executive officer compensation proposal is advisory only, will not be binding on Checkpoint or CCL and is not a condition to the consummation of the merger.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time. If your shares of Checkpoint common stock are held in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE APPROVAL OF THE MERGER AGREEMENT. YOU MAY VOTE BY MAIL, INTERNET OR TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. Our Board unanimously recommends that you vote “FOR” the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger; “FOR” the merger-related named executive officer compensation proposal; and “FOR” the adjournment proposal.

Please note that we intend to limit attendance at the special meeting to shareholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Checkpoint common stock as of the record date. All shareholders should also bring photo identification.

The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including the annexes and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Checkpoint common stock, please contact Checkpoint’s proxy solicitor:

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors,

Bryan T. R. Rowland
Vice President, General Counsel and Corporate Secretary

Thorofare, New Jersey

[            ], 2016

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

Ensure that your shares of Checkpoint common stock are voted at the special meeting by submitting your proxy or, if your shares of Checkpoint common stock are held in “street name” through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the approval of the merger agreement and, if present in person or by proxy, the merger-related named executive officer compensation proposal or the adjournment proposal. If you fail to vote and are not present in person or by proxy at the special meeting, it will have no effect on the outcome of any vote for the merger-related named executive officer compensation proposal or the adjournment proposal (assuming a quorum is present).

If your shares of Checkpoint common stock are registered in “street name” through a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Checkpoint common stock are voted in favor of the proposals at the special meeting.

If your shares of Checkpoint common stock are registered in your name: submit your proxy as soon as possible via Internet or telephone or by signing, dating and returning the enclosed white proxy card in the enclosed postage-paid envelope so that your shares of common stock can be voted in favor of the proposals at the special meeting.

If you need assistance in completing your white proxy card or have questions regarding the special meeting, please contact our proxy solicitor, at:

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

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PROXY STATEMENT

This proxy statement contains information related to our special meeting of shareholders to be held on [        ], [            ], 2016, at [    ] a.m., local time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022, and at any adjournments or postponements thereof. We are furnishing this proxy statement to the shareholders of Checkpoint Systems, Inc. as part of the solicitation of proxies by the Checkpoint board of directors for use at the special meeting.

SUMMARY TERM SHEET

This summary briefly summarizes material information found in this proxy statement. This proxy statement also contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement.

In this proxy statement, the terms “we”, “us”, “our”, “Checkpoint” and the “company” refer to Checkpoint Systems, Inc. and, where appropriate, its subsidiaries. We refer to CCL Industries Inc. as “CCL” and CCL Industries USA Corp. as “Merger Sub” in this proxy statement. All references to the “merger” refer to the merger of Merger Sub with and into Checkpoint, with Checkpoint surviving as a wholly owned indirect subsidiary of CCL, and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of March 1, 2016, as it may be amended from time to time, by and among Checkpoint, CCL and Merger Sub, a copy of which is included as Annex A to this proxy statement. Checkpoint, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation”.

Parties Involved in the Merger (Page 24)

Checkpoint Systems, Inc.

Checkpoint is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint’s solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, including radio frequency identification, which we refer to in this proxy statement as “RFID”, hardware, software and labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint’s customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy.

Checkpoint common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE” in this proxy statement, under the symbol “CKP”.

Checkpoint’s principal executive offices are located at 101 Wolf Drive, Thorofare, New Jersey 08086, its telephone number is (856) 848-1800 and its Internet website address is www.checkpointsystems.com. The information provided on or accessible through Checkpoint’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Additional information about Checkpoint is contained in its public filings, which are incorporated by reference herein. See “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement.

CCL Industries Inc.

CCL is divided into three segments: CCL Label, Avery and CCL Container. CCL Label is a leading converter of pressure sensitive and extruded film materials for a wide range of decorative, instructional and functional applications for large global customers in the consumer packaging, healthcare, automotive and consumer durables markets. Avery is a leading supplier of labels, specialty converted media and software solutions to enable short-run digital printing in businesses and homes alongside complementary products sold through distributors and mass market retailers. CCL Container is a leading producer of impact extruded aluminum aerosol cans and bottles for consumer packaged goods customers. With headquarters in Toronto, Canada, CCL Industries employs approximately 13,000 people and operates 122 production facilities in 31 countries on six continents with corporate offices in Toronto, Canada, and Framingham, Massachusetts.

CCL’s common stock is comprised of two classes. It is listed on the Toronto Stock Exchange, which we refer to as the “TSX” in this proxy statement, under the symbols “CCL.A” and “CCL.B”.

CCL’s principal executive offices are located at 105 Gordon Baker Road, Suite 500, Toronto, Ontario M2H 3P8, Canada, its telephone number is (416) 756-8500 and its Internet website address is www.cclind.com. The information provided on or accessible through CCL’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

CCL Industries USA Corp.

CCL Industries USA Corp., a wholly owned indirect subsidiary of CCL, is a Pennsylvania corporation that was formed on February 24, 2016, for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Checkpoint, with Checkpoint surviving the merger as a wholly owned indirect subsidiary of CCL.

The principal executive offices of Merger Sub are located at 105 Gordon Baker Road, Suite 500, Toronto, Ontario M2H 3P8, Canada and its telephone number is (416)  756-8500.

The Merger

The proposed transaction is the acquisition of Checkpoint by CCL pursuant to the merger agreement. The acquisition will be effected by the merger of Merger Sub with and into Checkpoint, with Checkpoint continuing as the surviving corporation and becoming a wholly owned indirect subsidiary of CCL. Upon completion of the merger, each share of Checkpoint common stock outstanding immediately prior to the effective time of the merger (as more fully described in the section entitled “Terms of the Merger Agreement—Effective Time” beginning on page 60 of this proxy statement) will be canceled and converted into the right to receive the merger consideration, as defined in the section entitled “Summary Term Sheet—Merger Consideration” beginning on page 3 of this proxy statement.

Expected Timing of the Merger

We currently anticipate that the merger will be completed during the second quarter of 2016. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of both CCL and Checkpoint could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger.

We expect to complete the merger promptly following the receipt of all required regulatory clearances and approvals and the satisfaction or waiver of the other conditions precedent described in the merger agreement.

Merger Consideration (Page 59)

If the merger is completed, each share of our common stock, par value $0.10 per share, which we refer to as “Checkpoint common stock” or “our common stock” in this proxy statement, issued and outstanding immediately prior to the effective time of the merger, other than shares held by Checkpoint as treasury stock, will be converted into the right to receive $10.15 in cash, without interest and subject to all applicable withholding taxes, which we refer to as the “merger consideration” in this proxy statement. At or immediately prior to the effective time of the merger, CCL will deposit or cause to be deposited sufficient funds to pay the aggregate per share merger consideration with the paying agent.

The Special Meeting (Page 26)

Date, Time and Place (Page 26)

The special meeting will be held on [        ], [            ], 2016 at [    ] a.m., local time at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022.

Purpose of the Special Meeting (Page 26)

At the special meeting, you will be asked to consider and vote upon proposals (which we refer to individually as a “proposal” and collectively as the “proposals” in this proxy statement) to:

(1) approve the merger agreement, thereby approving the transactions contemplated thereby, including the merger, which proposal we refer to as the “merger proposal” in this proxy statement;

(2) approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Checkpoint’s named executive officers in connection with the consummation of the merger, which proposal we refer to as the “merger-related named executive officer compensation proposal” in this proxy statement, as disclosed pursuant to Item 402(t) of Regulation S-K; and

(3) approve the adjournment of the special meeting if necessary or appropriate in the view of the Checkpoint board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, which proposal we refer to as the “adjournment proposal” in this proxy statement.

Record Date and Voting Information (Page 26)

Only shareholders who hold shares of our common stock at the close of business on [            ], 2016, which we refer to as the “record date” in this proxy statement, will be entitled to vote at the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to our shareholders for approval at the special meeting. As of the record date for the special meeting, there were [    ] outstanding shares of our common stock entitled to vote at the special meeting.

Quorum (Page 27)

At the special meeting, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on each proposal at the special meeting, will constitute a quorum for each respective proposal. As of the record date for the special meeting, the presence of holders of record of [    ] shares of our common stock will be required to obtain a quorum.

Required Vote; Effect of Abstentions and Broker Non-Votes (Page 27)

Approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class. A failure to vote, or a failure to instruct your broker, bank or other nominee to vote, your shares of Checkpoint common stock, an abstention from voting or a broker non-vote, as defined in the section entitled “Questions and Answers About the Special Meeting and the Merger” beginning on page 15 of this proxy statement, will have the same effect as a vote “AGAINST” the merger proposal. Approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on such proposal. If present, in person or by proxy, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the merger-related named executive officer compensation proposal or the adjournment proposal. If a Checkpoint shareholder of record entitled to vote fails to vote and is not present in person or by proxy at the special meeting, it will have no effect on the outcome of any vote for the merger-related named executive officer compensation proposal or the adjournment proposal (assuming a quorum is present).

Voting by Shareholders (Page 28)

Any Checkpoint shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Checkpoint common stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish your shares of Checkpoint common stock to be voted using the instructions provided by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish your shares to be voted. If you are a “street name” holder and wish to vote the shares beneficially owned by you in person by ballot at the special meeting, you must provide a “legal proxy” from your broker, bank or other nominee, giving you the right to vote the shares at the special meeting.

Voting by Checkpoint’s Directors and Executive Officers (Page 29)

As of [            ], 2016, the record date for the special meeting, our directors and executive officers and their affiliates beneficially owned and are entitled to vote, in the aggregate, [    ] shares of our common stock, representing approximately [    ]% of the outstanding shares of our common stock.

Treatment of Stock Options and Other Stock-Based Compensation (Page 60)

As a result of the merger, the treatment of Checkpoint’s equity awards that are outstanding immediately prior to the effective time of the merger will be as follows:

Stock Options

At the effective time of the merger, each outstanding option to purchase Checkpoint common stock (whether vested or unvested) will be canceled and converted, as soon as practicable after such time but no later than the next regularly scheduled payroll pay date following such time, into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Checkpoint common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration over the per share exercise price under such option, subject to all applicable withholding taxes. If the amount that could have been obtained upon the exercise of the option pursuant to the foregoing is equal to or less than zero, then the option will be terminated without payment.

Restricted Stock Units

At the effective time of the merger, each outstanding Checkpoint restricted stock unit (whether vested or unvested), which we refer to as a “Checkpoint restricted stock unit” in this proxy statement, will be canceled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the number of shares covered by such Checkpoint restricted stock unit, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

Performance Share Awards

At the effective time of the merger, each outstanding Checkpoint performance share (whether vested or unvested), which we refer to as a “Checkpoint performance share” in this proxy statement, will be deemed earned at the target level and will be cancelled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the target number of shares of common stock subject to the applicable award of Checkpoint performance shares, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

Deferred Shares

At the effective time of the merger, each outstanding right to receive shares of Checkpoint common stock under the Checkpoint Systems, Inc. Deferred Compensation Plan or the Checkpoint Systems, Inc. 2005 Directors’ Compensation Plan, which plans we collectively refer to as the “Deferred Compensation Plans” in this proxy statement, and which shares we refer to as the “Checkpoint deferred shares”, shall be converted into a cash balance amount determined by multiplying the number of Checkpoint deferred shares outstanding immediately prior to the effective time of the merger by the merger consideration, rounded up to the nearest whole cent. Such cash amounts will be paid subject to all applicable withholding taxes as soon as practicable after the effective time of the merger and in no event later than the next regularly scheduled payroll pay date following the effective time of the merger.

Employee Stock Purchase Plan

Each outstanding purchase right under the Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan, which we refer to as the “ESPP” in this proxy statement, shall be exercised on the last payroll pay date occurring prior to March 31, 2016, for the purchase of Checkpoint common stock in accordance with the terms of the ESPP, which will be the final exercise date under the ESPP. The ESPP will terminate and no further shares will be issued under the ESPP after March 31, 2016. Shares of Checkpoint common stock that were issued pursuant to the exercise of purchase rights under the ESPP on or before March 31, 2016, shall be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement on the same basis as all other shares of Checkpoint common stock that are issued and outstanding immediately prior to the effective time of the merger.

Delisting and Deregistration of Our Common Stock (Page 47)

After the merger is completed, our common stock will cease to be traded on the NYSE and the registration of our common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement, will be terminated and we will no longer be required to file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the “SEC” in this proxy statement.

Recommendations of Our Board of Directors (Page 26)

The Checkpoint board of directors, which we refer to as “our Board” in this proxy statement, after considering all factors that our Board deemed relevant, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Checkpoint and its shareholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by our Board in reaching its decision to approve the merger can be found in the section entitled “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on page 39 of this proxy statement.

Our Board unanimously recommends that the Checkpoint shareholders vote

•	“FOR” the merger proposal;

•	“FOR” the merger-related named executive officer compensation proposal; and

•	“FOR” the adjournment proposal.

Opinion of Checkpoint’s Financial Advisor (Page 42 and Annex B)

In late 2014, Morgan Stanley & Co. LLC, which we refer to as “Morgan Stanley” in this proxy statement, was selected to advise our Board on Checkpoint’s long-term plans and strategic alternatives and in November 2015, Checkpoint retained Morgan Stanley to provide Checkpoint with financial advisory services in connection with a possible business combination involving the sale of Checkpoint, or a merger or a similar transaction in which a third party acquired a majority of the capital stock of Checkpoint. Checkpoint selected Morgan Stanley to act as Checkpoint’s financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and Morgan Stanley’s knowledge of the business and affairs of Checkpoint. As part of this engagement, our Board requested that Morgan Stanley evaluate the fairness, from a financial point of view, to the Checkpoint shareholders of the merger consideration to be received pursuant to the merger agreement. Morgan Stanley rendered to our Board at its meeting on March 1, 2016, Morgan Stanley’s oral opinion, subsequently confirmed by delivery of a written opinion dated March 1, 2016, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the Checkpoint shareholders pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Morgan Stanley delivered to our Board, dated March 1, 2016, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Checkpoint shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to our Board and addresses only the fairness, from a financial point of view, to the Checkpoint shareholders of the merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to the Checkpoint shareholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

Interests of Certain Persons in the Merger (Page 47)

In considering the recommendation of our Board that the Checkpoint shareholders vote to approve the merger agreement, which we refer to as its “recommendation” in this proxy statement, you should be aware that some of Checkpoint’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Checkpoint shareholders generally. Interests of directors and officers that may be different from or in addition to the interests of the Checkpoint shareholders include, but are not limited to:

•	The merger agreement provides for cash payments in respect of all outstanding Checkpoint stock options, Checkpoint performance share awards and Checkpoint restricted stock units into amounts equal to the merger consideration, net of the per share exercise price for stock options and less applicable tax withholdings, whether or not such equity is vested or unvested;

•	Checkpoint’s executive officers are parties to employment agreements with Checkpoint and/or participate in Checkpoint’s Termination Policy for Executives Grade 18 to 22, which we refer to in this proxy statement as the “Termination Policy”, each of which provides for severance payments and benefits in the event of certain qualifying terminations of employment in connection with or following the merger;

•	Checkpoint’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement; and

•	Certain of Checkpoint’s executive officers and directors participate in the Deferred Compensation Plans and will receive cash payments in respect of Checkpoint deferred shares in accordance with the terms of the merger agreement.

These interests are discussed in more detail in the section entitled “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 47 of this proxy statement. The members of our Board were aware of the different or additional interests set forth herein and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the Checkpoint shareholders that the merger agreement and the transactions contemplated thereby, including the merger, be approved.

No Solicitation of Acquisition Proposals (Page 67)

Checkpoint has, and has caused its subsidiaries and has directed its representatives to, cease all discussions and negotiations with any person with respect to any acquisition proposal, as defined below in this proxy statement in the section entitled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 67 of this proxy statement, has requested to have returned or destroyed any confidential information provided by Checkpoint and has terminated all physical and electronic data room access previously granted to any such persons or their representatives. From the date of the merger agreement until the receipt of the shareholder approval of the merger, which we refer to as the “Checkpoint shareholder approval” in this proxy statement, or, if earlier, the termination of the merger agreement in accordance with its terms, the merger agreement obligates Checkpoint not to, and to cause its subsidiaries and direct its representatives not to:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data concerning Checkpoint or any of its subsidiaries to any person relating to any acquisition proposal; or

•	approve, endorse, recommend or enter into any letter of intent, agreement in principle, merger agreement or other similar agreement (other than an acceptable confidentiality agreement as contemplated by the merger agreement) relating to an acquisition proposal.

However, at any time prior to receipt of the Checkpoint shareholder approval, Checkpoint and its representatives may furnish any information or data to, or engage in discussions or negotiations with, any person who has made a bona fide written acquisition proposal that did not result from Checkpoint’s material breach of its non-solicit obligations under the merger agreement, so long as our Board has determined in good faith, based on information then available and after consultation with its outside financial and legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal, as defined below in this proxy statement in the section entitled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 67 of this proxy statement. Prior to providing such information, Checkpoint must receive an executed acceptable confidentiality agreement with such person that is no less restrictive of such third party than the confidentiality agreement entered into by and between Checkpoint and CCL. Checkpoint must also make available, as promptly as practicable to CCL any such information if not previously given to CCL or its representatives.

In addition to the foregoing, the merger agreement requires that our Board will not (A) withdraw, withhold, qualify or modify, or publicly propose to do so, in any manner adverse to CCL or Merger Sub, our Board’s recommendation with respect to the merger, (B) fail to include our Board’s recommendation in this proxy statement, (C) fail to publicly recommend a rejection of any tender offer or exchange offer within ten (10) business days after the commencement of such offer, (D) fail to recommend against any acquisition proposal within ten (10) business days of CCL’s request to do so (and in any event, at least two (2) business days before the date of the special meeting or as promptly as reasonably practicable in the case of any acquisition proposal received within three (3) business days of the date of the special meeting) or (E) adopt, approve or recommend, or publicly propose to do so, an acquisition proposal, each of the which actions in this paragraph we refer to as a “change in recommendation” in this proxy statement. In addition, the merger agreement requires that our Board will not cause or permit Checkpoint or any of its subsidiaries to enter into any acquisition agreement, merger agreement or similar definitive contract with respect to an acquisition proposal (other than any acceptable confidentiality agreement entered into in accordance with the terms of the merger agreement).

Changes in Board Recommendation (Page 67)

Checkpoint and our Board have agreed that our Board will not make a change to our Board’s recommendation, fail to include our Board’s recommendation in this proxy statement, fail to recommend against any tender offer or alternative acquisition proposal, adopt an acquisition proposal or cause or permit Checkpoint or any of its subsidiaries to enter into any acquisition agreement, merger agreement or similar definitive contract with respect to an acquisition proposal (other than any acceptable confidentiality agreement entered into in accordance with the terms of the merger agreement).

However, at any time prior to receipt of the Checkpoint shareholder approval, if Checkpoint has received a bona fide written acquisition proposal (which did not arise out of any material breach of its non-solicit obligations under the merger agreement) from any person that has not been withdrawn and our Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal, (x) our Board may effect a change in recommendation with respect to such superior proposal and (y) Checkpoint may terminate the merger agreement so as to enter into an alternative acquisition agreement with respect to such superior proposal, if:

•	Checkpoint provides prior written notice to CCL of at least four (4) business days with respect to such superior proposal and, absent any revision to the merger agreement, our Board has determined to effect a change in recommendation and/or to terminate the merger agreement;

•	prior to effecting such change in recommendation or termination, Checkpoint shall, during such notice period, negotiate with CCL and its representatives in good faith (to the extent CCL desires to negotiate) to make such adjustments in the merger agreement, so that such acquisition proposal would cease to constitute a superior proposal;

•	at or following the end of such notice period, our Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account in good faith any revisions to the merger agreement made or irrevocably committed to by CCL, that such acquisition proposal continues to constitute a superior proposal if such revisions were to be given effect;

•	in the event of any material revisions to an acquisition proposal that could have an effect on our Board’s decision or discussion with respect to whether such proposal is a superior proposal, Checkpoint shall deliver a new written notice to CCL pursuant to the foregoing requirements and again comply with the requirements of the merger agreement with respect to such new written notice (but only on three (3) additional occasions and with a notice period of two (2) business days, rather than four (4)); and

•	if Checkpoint terminates the merger agreement so as to enter into an alternative acquisition agreement with respect to a superior proposal, Checkpoint must simultaneously pay to CCL a termination fee in an amount equal to $13 million (or approximately 2.9% of the equity value of the transaction as of March 1, 2016), which we refer to as the “Checkpoint termination fee” in this proxy statement.

Additionally, at any time prior to receipt of the Checkpoint shareholder approval, other than in response to an acquisition proposal, our Board may effect a change in recommendation in response to an intervening event if it has determined in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, if:

•	Checkpoint shall have provided prior written notice to CCL of at least four (4) business days prior to such determination;

•	prior to effecting such change in recommendation, Checkpoint shall, during such notice period, negotiate with CCL in good faith (to the extent CCL desires to negotiate) to make such adjustments in the merger agreement in such a manner that obviates the need for our Board to effect such change in recommendation; and

•	at or following the end of such notice period, our Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a change in recommendation would be inconsistent with the directors’ fiduciary duties under applicable law (after taking into account any revisions to the merger agreement made or irrevocably committed to by CCL during such notice period if such revisions were to be given effect).

Conditions to Completion of the Merger (Page 73)

The obligations of each party to the merger agreement to effect the merger are subject to the satisfaction or waiver at or prior to the closing date of the merger of the following conditions:

•	the Checkpoint shareholder approval has been obtained;

•	all of the required antitrust approvals have been obtained, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”); and

•	the absence of any order issued by any court of competent jurisdiction or other restraint or prohibition of any governmental entity, or law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that would enjoin the consummation of the merger.

The obligations of CCL and Merger Sub to effect the merger are further subject to the satisfaction or waiver at or prior to the closing date of the merger of the following conditions:

•	each of the representations and warranties of Checkpoint set forth in the merger agreement with respect to (i) the corporate organization and qualification of Checkpoint and its subsidiaries, (ii) Checkpoint’s authority relative to the merger agreement, (iii) the organization and capitalization of Checkpoint and its subsidiaries, (iv) the absence of a material adverse effect (as more fully described in the section entitled “Terms of the Merger Agreement—Representations and Warranties” beginning on page 62 of this proxy statement) on Checkpoint and (v) brokers’ fees being true and correct in all material respects at and as of the date of the merger agreement and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the other representations and warranties of Checkpoint set forth in the merger agreement being true and correct as of the date of the merger agreement and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where any failures of such representations and warranties to be true and correct (in each case without giving effect to any material adverse effect or materiality qualifications or other similar qualifications contained therein), individually or in the aggregate, would not have a material adverse effect on Checkpoint;

•	Checkpoint having performed or complied in all material respects with all obligations required to be performed or complied with by it on or prior to the closing of the merger;

•	since the date of the merger agreement, there having not occurred any material adverse effect on Checkpoint or any event, change or effect that would reasonably be expected to have a material adverse effect on Checkpoint; and

•	Checkpoint having delivered to CCL a certificate, signed on behalf of Checkpoint by its chief executive officer or chief financial officer, dated as of the closing date of the merger, to the effect that Checkpoint’s obligations to the closing of the merger have been satisfied.

Checkpoint’s obligations to effect the merger are further subject to the satisfaction or waiver by Checkpoint at or prior to the closing date of the merger of the following conditions:

•	each of the representations and warranties of CCL and Merger Sub set forth in the merger agreement being true and correct (without giving effect to any materiality qualifications set forth therein) as of the closing of the merger as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where any failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on CCL’s and Merger Sub’s ability to consummate the transactions contemplated by the merger agreement;

•	CCL and Merger Sub having performed or complied in all material respects with all obligations required to be performed or complied with by them under the merger agreement at or prior to the closing of the merger; and

•	CCL and Merger Sub having delivered to Checkpoint a certificate, signed on behalf of CCL and Merger Sub by their chief executive officers or chief financial officers, dated as of the closing date of the merger, to the effect that CCL and Merger Sub’s obligations to the closing of the merger have been satisfied.

Termination of the Merger Agreement (Page 74)

The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of CCL and Checkpoint. In addition, the board of directors of either CCL or Checkpoint may terminate the merger agreement prior to the effective time of the merger, if:

•	the closing of the merger has not occurred by December 1, 2016 (with a possible three-month extension to March 1, 2017 if antitrust approval has not been obtained or a restrictive order or law has enjoined consummation of the merger), which we refer to as the “end date” for the purposes of this proxy statement; however, such right to terminate is not available to any party whose breach of a covenant or obligation has been the primary cause of the failure of the closing of the merger to occur prior to the end date;

•	any final and non-appealable governmental order is entered permanently enjoining any of the parties to the merger agreement from consummating the merger; however, such right to terminate is not available to any party whose breach has been the primary cause of any such order or the failure of such order to be resisted, resolved or lifted; or

•	Checkpoint shareholder approval has not been obtained at the special meeting or at any adjournment or postponement thereof.

The merger agreement may also be terminated by Checkpoint, if:

•	CCL or Merger Sub have breached their covenants, representations and warranties or agreements contained in the merger agreement and the breach is not cured within thirty (30) business days or their closing obligations cannot be satisfied by the end date; however, such right to terminate is not available to Checkpoint if it is in breach of any covenants, representations and warranties or agreements that would result in the failure of the closing obligations of CCL or Merger Sub under the merger agreement;

•	in order to concurrently enter into a superior proposal prior to the Checkpoint shareholder approval, subject to certain procedural requirements and so long as concurrently with such termination, Checkpoint pays, or causes to be paid, to CCL the Checkpoint termination fee; or

•	all of Checkpoint’s closing obligations have been satisfied or waived, and CCL and Merger Sub have failed to consummate the merger by the time the closing of the merger should have occurred.

The merger agreement may also be terminated by CCL, if:

•	Checkpoint has breached its covenants, representations and warranties or agreements contained in the merger agreement and the breach is not cured within thirty (30) business days or its and Merger Sub’s closing obligations are not capable of being satisfied by the end date; however, such right to terminate is not available to CCL if it is in breach of any covenants, representations and warranties or agreements that would result in the failure of the closing obligations of Checkpoint under the merger agreement; or

•	prior to the Checkpoint shareholder approval, (i) our Board has effected a change in recommendation or failed to recommend against any tender offer or alternative acquisition proposal, (ii) Checkpoint has entered into an alternative acquisition agreement or (iii) Checkpoint or its board of directors has publicly announced its intention to do any of the foregoing.

Termination Fee; Effect of Termination (Page 75)

If the merger agreement is terminated, Checkpoint will be required to pay the Checkpoint termination fee, if:

•	Checkpoint has terminated the merger agreement prior to receipt of the Checkpoint shareholder approval in order to concurrently enter into a superior proposal;

•	CCL has terminated the merger agreement prior to the receipt of the Checkpoint shareholder approval due to (i) our Board having effected a change in recommendation or failed to recommend against any tender offer or alternative acquisition proposal, (ii) Checkpoint having entered into an alternative acquisition agreement or (iii) Checkpoint or its board of directors having publicly announced its intention to do any of the foregoing;

•	CCL or Checkpoint has terminated the merger agreement due to the closing of the merger not having occurred before the end date and prior to the time of termination, either (i) an acquisition proposal has been made and not withdrawn by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with any third party within twelve (12) months after termination, which is later consummated, or (ii) an acquisition proposal has been made (whether or not subsequently withdrawn) by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with that same third party within twelve (12) months after termination, which is later consummated;

•

CCL or Checkpoint has terminated the merger agreement because the Checkpoint shareholder approval has not been obtained at the special meeting and prior to the special meeting, either (i) an acquisition proposal has been made and not withdrawn by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with any third party within twelve (12) months after termination, or (ii) an acquisition proposal has been made (whether or not subsequently withdrawn) by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with that same third party within twelve (12) months after termination; or

•	CCL has terminated the merger agreement due to Checkpoint having materially breached any of its covenants, agreements, representations or warranties and prior to the time of termination, either (i) an acquisition proposal has been made and not withdrawn by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with any third party within twelve (12) months after termination, which is later consummated, or (ii) an acquisition proposal has been made (whether or not subsequently withdrawn) by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with that same third party within twelve (12) months after termination, which is later consummated.

For the purposes of the previous three bullet points, all of the percentages included in the definition of acquisition proposal will be deemed to be references to more than fifty percent (50%), and, with respect to clause (ii) in the definition of acquisition proposal, the Checkpoint shareholders owning less than a majority of the equity of Checkpoint, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of Checkpoint or such surviving entity following the consummation of any such transaction.

Under the merger agreement, CCL may be required to pay Checkpoint a termination fee in an amount equal to $13 million (or approximately 2.9% of the equity value of the transaction as of March 1, 2016), which we refer to as the “CCL termination fee” in this proxy statement if (i) CCL or Checkpoint has terminated the merger agreement due to (x) the closing of the merger not having occurred before the end date or (y) any final and non-appealable order prohibiting the consummation of the merger and (ii) at the time of such termination, (x) the HSR Act waiting period has not expired or any required antitrust approval has not been obtained or (y) any order with respect to antitrust laws prohibits or makes illegal the consummation of the merger.

Checkpoint may elect to either receive the CCL termination fee or pursue its remedies for CCL’s breach of the merger agreement, but not both. If a termination fee is paid to a party pursuant to the foregoing, such payment will be the sole and exclusive remedy of such party, its affiliates and representatives under the merger agreement and transactions contemplated thereby. If a party fails to pay a termination fee when due pursuant to the terms of the merger agreement, and in order to obtain such payment, the other party commences a suit that results in a judgement against that party, then the suing party will be entitled to the costs and expenses incurred by it in connection with the suit.

If the merger agreement is validly terminated, the merger agreement will become null and void without liability on the part of any party to the merger agreement, its directors, managers, officers, equityholders, employees or representatives, and there will be no liability or obligation on the part of any such persons, except for the confidentiality provisions, provisions relating to the termination fees and effect of termination, provisions relating to the intercompany loan restructuring (as more fully described in the section entitled “Terms of the Merger Agreement—Other Covenants and Agreements” beginning on page 72 of this proxy statement), and certain general provisions of the merger agreement, each of which will survive the termination of the merger agreement. However, the parties to the merger agreement agreed that if any termination of the merger agreement resulted from fraud, or willful or intentional breach of a party’s covenants, agreements, representations or warranties, the breaching party will not be relieved or released from any liabilities or damages resulting from such breach (except that no party will be liable for punitive damages), unless such breaching party has paid a termination fee to the other party pursuant to the terms of the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 55)

The exchange of shares of our common stock for cash pursuant to the merger will generally be taxable for U.S. federal income tax purposes to U.S. holders. If you are a U.S. holder other than a U.S. holder who received shares of our common stock in a compensatory arrangement, and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under non-U.S. tax laws. You should read “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult with your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or non-U.S. taxes, particularly if you received shares in a compensatory arrangement.

Regulatory Matters (Page 54)

Antitrust Filings (Page 54)

The merger is subject to the mandatory notification and waiting period requirements in the United States, Austria and Germany. In the United States, the HSR Act requires that we and CCL furnish certain information and materials relating to the merger to the Antitrust Division of the United States Department of Justice, which we refer to as the “Antitrust Division” in this proxy statement, and the Federal Trade Commission, which we refer to as the “FTC” in this proxy statement. Under the HSR Act, the merger may not be consummated until the applicable waiting period has expired or been terminated by the Antitrust Division and the FTC. Similar notification requirements apply in Austria and Germany, and the merger may not be consummated until the notification and review period procedures in these jurisdictions have been followed.

Market Price of Checkpoint Common Stock and Dividend Information (Page 81)

Our common stock is listed on the NYSE under the trading symbol “CKP”. The closing sale price of our common stock on the NYSE on March 1, 2016, which was the last trading day before we announced the execution of the merger agreement, was $7.89, compared to which the merger consideration represents a premium of approximately 29%. On [                ], 2016, the most recent practicable trading date before this proxy statement was mailed to our shareholders, the closing price of our common stock on the NYSE was [            ].

Under the terms of the merger agreement, we may not declare, set aside, establish a record date for, make or pay any dividend or other distribution, other than between us and our subsidiaries. We do not expect to pay cash dividends in the foreseeable future.

Fees and Expenses; Transfer Taxes (Page 76)

All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated. Subject to specific exceptions related to payment of the merger consideration, all costs and expenses, including those of the paying agent, and all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by the merger agreement will be paid by the surviving corporation. The filing fees for the premerger notification and report forms under the HSR Act or similar fees under other antitrust laws will be paid solely by CCL.

Litigation Relating to the Merger (Page 55)

Since the announcement of the proposed merger, Checkpoint and its directors have been named as defendants in two complaints, filed on March 8, 2016, by plaintiffs Louis Levine and Shiva Stein, in the Court of

Common Pleas for the Philadelphia County, First Judicial District of Pennsylvania, Civil Division. A third complaint was filed on March 14, 2016 by plaintiff Feivel Gottlieb Defined Benefit Pension Plan in the Superior Court of New Jersey, Gloucester County Chancery Division, also naming Checkpoint and its directors as defendants. The complaints allege that our Board breached its fiduciary duties in connection with the merger agreement and seek an injunction preventing the consummation of the merger, compensatory damages and attorneys’ fees and costs. Additionally, our Board received three shareholder demands, one on March 8, 2016, one on March 9, 2016 and one on March 14, 2016, to investigate and take any necessary action to remedy alleged harms to Checkpoint caused by alleged breaches of fiduciary duty by the directors in connection with the merger agreement. The demands seek to cause Checkpoint to investigate the alleged breaches, commence litigation against the directors, and abandon the merger agreement or renegotiate its terms. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future. There can be no assurance that Checkpoint or any of the other defendants will be successful in the outcome of the pending or any potential future lawsuits. An adverse judgment for monetary damages could have a material adverse effect on the operations and liquidity of Checkpoint. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin the completion of the merger.

Absence of Dissenters’ Rights (Page 57)

Under Section 1571 of the Pennsylvania Business Corporation Law of 1988 (as amended, which we refer to as the “PBCL” in this proxy statement), the holders of any class or series of shares of a corporation are not entitled to exercise dissenters’ rights if the shares of the corporation are listed on a national securities exchange. Since our common stock is currently listed on the NYSE, which is a national securities exchange, the holders of our common stock will not have the right to exercise dissenters’ rights in connection with the merger.

If the merger agreement is adopted and the merger is completed, holders of our common stock who voted against the adoption of the merger agreement will be treated the same as holders who voted for the adoption of the merger agreement and their shares will automatically be converted into the right to receive the merger consideration.

Help in Answering Questions

If you have questions about the special meeting or the merger after reading this document, you may contact Innisfree M&A Incorporated, which we refer to as “Innisfree” in this proxy statement, which is assisting us in the solicitation of proxies, by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone. Shareholders may call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5833.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the accompanying white proxy card because you owned shares of our common stock at the close of business on [ ], 2016, the record date for the special meeting. Our Board is soliciting proxies for use at the special meeting to consider and vote upon three proposals: (i) the merger proposal; (ii) the merger-related named executive officer compensation proposal; and (iii) the adjournment proposal. These proxy materials provide you information for use in determining how to vote in connection with the matters to be considered at the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [ ], [ ], 2016, at [ ] a.m., local time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022.

Q:	What matters will be voted on at the special meeting and why is this approval necessary?

A:	We will ask you to consider and vote upon the following three proposals:

(1) to approve the merger proposal;

(2) to approve the merger-related named executive officer compensation proposal; and

(3) to approve the adjournment proposal.

Checkpoint shareholder approval of the merger proposal is required for the completion of the merger. Approval by the Checkpoint shareholders of the adjournment proposal and the merger-related named executive officer compensation proposal are not required for completion of the merger. No other matters are intended to be brought before the special meeting by Checkpoint.

Q:	What is the proposed transaction?

A:	Under the terms of the merger agreement, upon completion of the merger, Merger Sub will be merged with and into Checkpoint, with Checkpoint continuing as the surviving corporation and a wholly owned indirect subsidiary of CCL. After the merger is completed, our common stock will cease to be traded on the NYSE, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC. Each share of our common stock will be cancelled and converted into the right to receive the merger consideration of $10.15 in cash.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, you will have the right to receive the merger consideration of $10.15 in cash for each share of our common stock you own; your shares will be cancelled and you will not own shares in the surviving corporation.

Q:	Should I send in my stock certificates now?

A:	No. Please do not send your stock certificates now. If the merger is completed, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates with your white proxy card.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:	If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the white proxy card or on the voting instruction form provided by the record holder if your shares are held in “street name” through your broker, bank or other nominee.

Q:	How many votes am I entitled to cast for each share of Checkpoint common stock I own?

A:	For each share of Checkpoint common stock that you owned on the record date, you are entitled to cast one vote on each matter to be voted upon at the special meeting. As of the record date, there were [ ] shares of Checkpoint common stock outstanding and entitled to vote, held by approximately [ ] shareholders of record.

Q:	What vote is required to approve the merger agreement, thereby approving the merger?

A:	Under Pennsylvania law and the articles of incorporation of Checkpoint, as amended, and as a condition to the consummation of the merger, approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class. Accordingly, a Checkpoint shareholder’s failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting, or the failure of a Checkpoint shareholder who holds his or her shares in “street name” through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee, which we refer to as a “broker non-vote” in this proxy statement, will have the same effect as a vote “AGAINST” the merger proposal. As of the record date, there were [ ] shares of Checkpoint common stock outstanding.

Q:	What vote is required for the adjournment proposal?

A:	Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on the proposal. If present, in person or by proxy, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adjournment proposal. If a Checkpoint shareholder of record entitled to vote fails to vote and is not present in person or by proxy at the special meeting, it will have no effect on the outcome of any vote for the adjournment proposal (assuming a quorum is present).

Q:	What vote is required for the merger-related named executive officer compensation proposal?

A:	Approval of the non-binding advisory merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on the proposal. If present, in person or by proxy, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger-related named executive officer compensation proposal. If a Checkpoint shareholder of record entitled to vote fails to vote and is not present in person or by proxy at the special meeting, it will have no effect on the outcome of any vote for the merger-related named executive officer compensation proposal (assuming a quorum is present).

Q.	What is “merger-related compensation”?

A.	“Merger-related compensation” is certain compensation that is tied to or based on the consummation of the merger and may be payable to Checkpoint’s named executive officers under our existing plans or agreements, which is the subject of a non-binding advisory vote in the merger-related named executive officer compensation proposal. See “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 78 of this proxy statement.

Q.	Why am I being asked to cast a non-binding advisory vote to approve “merger-related compensation” payable to Checkpoint’s named executive officers under its plans or agreements?

A.	In accordance with the rules promulgated under Section 14A of the Exchange Act, Checkpoint is providing its shareholders with the opportunity to cast a non-binding advisory vote in the merger-related named executive officer compensation proposal on the compensation that may be payable to our named executive officers in connection with the merger.

Q.	What will happen if the shareholders do not approve the “merger-related compensation” in the merger-related named executive officer compensation proposal at the special meeting?

A:	Approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger. The vote with respect to the merger-related named executive officer compensation proposal is an advisory vote and will not be binding on Checkpoint or CCL. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, payment of the “merger-related compensation” is not contingent on shareholder approval of the merger-related named executive officer compensation proposal.

Q.	Are there any other risks to me from the merger that I should consider?

A.	Yes. There are risks associated with all business combinations, including the merger. Please see the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 23 of this proxy statement.

Q:	What constitutes a quorum?

A:	At the special meeting, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on each proposal at the special meeting, will constitute a quorum for each respective proposal. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. Abstentions are counted as present for the purpose of determining whether a quorum is present, while broker non-votes are not counted as present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or nominee with respect to at least one proposal.

Q:	How does our Board recommend that I vote?

A:	Our Board, after considering all factors that our Board deemed relevant, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Checkpoint and its shareholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by our Board in reaching its decision to approve the merger can be found in the section entitled “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on page 39 of this proxy statement.

Our Board unanimously recommends that the Checkpoint shareholders vote:

•	“FOR” the approval of the merger proposal;

•	“FOR” the merger-related named executive officer compensation proposal; and

•	“FOR” the adjournment proposal.

Q:	What is the difference between holding shares as a shareholder of record and a beneficial owner?

A:	Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, which we refer to as “AST” in this proxy statement, you are considered, and referred to in this proxy statement as, the shareholder of record with respect to those shares, and this proxy statement is being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the proxies named in the enclosed white proxy card or to vote your shares in person at the special meeting. We have enclosed a white proxy card for you to use.

•	Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and this proxy statement is being forwarded to you, together with a voting instruction card, by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and you are also invited to attend the special meeting, where you may vote your shares in person by following the procedure described below.

Q:	How do I vote my shares of Checkpoint common stock?

A:	Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a shareholder of record or through a broker, bank or other nominee, because this will determine the procedure that you must follow in order to vote. You are a shareholder of record if you hold your Checkpoint common stock in certificate form or if you hold your Checkpoint common stock in your name directly with our transfer agent, AST. If you are a shareholder of record, you may vote in any of the following ways:

•	Via the Internet—If you choose to vote via the Internet, go to the website indicated on the enclosed white proxy card and follow the easy instructions. You will need the control number shown on your white proxy card in order to vote.

•	Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed white proxy card and follow the easy voice prompts. You will need the control number shown on your white proxy card in order to vote.

•	Via Mail—If you choose to vote by mail, simply mark your white proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed white proxy card to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. White proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•	At the Special Meeting—Shareholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting. Even if you intend to attend and vote at the special meeting, our Board recommends that you vote via the Internet, telephone or mail in case you are later unable to attend the special meeting to ensure that your vote is counted.

Q:	If I hold my shares through a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Yes, but only if you properly instruct them to do so. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, this proxy statement has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this “legal proxy” from your broker, bank or other nominee who is the shareholder of record.

If you hold your shares in “street name” through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions (i.e., a broker non-vote). Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

We believe that (i) under our bylaws and the PBCL, broker non-votes will not be counted for purposes of determining the presence or absence of a quorum at the special meeting (unless instructions have been provided by the beneficial owner with respect to at least one proposal) and (ii) under the current rules of the NYSE, brokers do not have discretionary authority to vote on any of the proposals being voted upon at the special meeting. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:	If you properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted “FOR” the approval of the merger proposal, “FOR” the approval, by a non-binding advisory vote, of the merger-related named executive officer compensation proposal and “FOR” the approval of the adjournment proposal. However, if you sign and return a proxy and you indicate that you wish to vote against the proposal to approve and adopt the merger agreement, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted. We do not currently intend to present any other proposals for consideration at the special meeting. If other proposals requiring a vote of shareholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:	When should I submit my proxy?

A:	You should submit your proxy as soon as possible so that your shares will be voted at the special meeting.

Q:	What happens if I abstain from voting on a proposal?

A:	If you abstain from voting, it will have the same effect as a vote “AGAINST” the merger proposal and, if your shares are present in person or by proxy, it will have the same effect as a vote “AGAINST” the adjournment proposal or the merger-related named executive officer compensation proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A:	Yes. Even if you sign the white proxy card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086, Attn: Corporate Secretary, specifying such revocation. You may also change your vote by timely delivery of a valid, later-dated proxy or by voting at the special meeting.

Q:	What does it mean if I receive more than one set of materials?

A:	This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the white proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction cards that you receive in order to vote all of the shares you own. Each white proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each white proxy card in the return envelope that accompanies that white proxy card.

Q:	When do you expect the merger to be completed?

A:	Completion of the merger is subject to a number of conditions specified in the merger agreement. The parties to the merger agreement are working toward completing the merger as promptly as possible. The parties currently expect to complete the merger during the second quarter of 2016, although there can be no assurance that the parties will be able to do so by then or at all.

Q:	If the merger is completed, how will I receive the cash for my shares?

A:	If the merger is completed and your shares of our common stock are held in book-entry or in “street name”, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a shareholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our common stock to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares after you comply with these instructions. See the section entitled “Terms of the Merger Agreement—Exchange of Shares in the Merger” beginning on page 61 of this proxy statement.

Q:	Is the merger taxable to me?

A:

Yes. If you are a U.S. holder, the exchange of shares of our common stock for cash pursuant to the merger will generally be taxable for U.S. federal income tax purposes. If you are a U.S. holder, other than a U.S. holder who received shares of our common stock in a compensatory arrangement, and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under non-U.S. tax laws. You should read “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or non-U.S. taxes, particularly if you received shares in a compensatory arrangement.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not approved by the shareholders at the special meeting or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, our common stock will continue to be listed and traded on the NYSE. In certain circumstances, we may be required to pay, or may be entitled to receive, a termination fee or we may seek other remedies, in each case, as described under “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page 75 of this proxy statement.

Q:	Am I entitled to exercise rights of dissent and appraisal instead of receiving the merger consideration for my shares?

A:	No. Under the PBCL, the holders of any class or series of shares of a corporation are not entitled to exercise dissenters’ rights if the shares of the corporation are listed on a national securities exchange. Since our common stock is currently listed on the NYSE, which is a national securities exchange, the holders of our common stock will not have the right to exercise dissenters’ rights in connection with the merger. If the merger agreement is adopted and the merger is completed, holders of our common stock who voted against the adoption of the merger agreement will be treated the same as holders who voted for the adoption of the merger agreement and their shares will automatically be converted into the right to receive the merger consideration.

Q:	Who will count the votes?

A:	The votes will be counted by a representative of AST, who will act as the inspector of election appointed for the special meeting.

Q:	Where can I find the voting results of the special meeting?

A:	Checkpoint intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Checkpoint files with the SEC are publicly available when filed. See “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement.

Q:	Where can I find more information about Checkpoint?

A:	You can find more information about Checkpoint in its publicly filed reports with the SEC, Checkpoint’s website www.checkpointsystems.com, and the section entitled “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Innisfree M&A Incorporated, our proxy solicitation firm, by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone. Shareholders may call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5833. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Certain statements contained in this proxy statement may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes”, “plans”, “anticipates”, “projects”, “estimates”, “expects”, “intends”, “strategy”, “future”, “opportunity”, “may”, “will”, “should”, “could”, “potential”, or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Checkpoint undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•	Checkpoint may be unable to obtain shareholder approval as required for the merger;

•	conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained;

•	the merger may involve unexpected costs, liabilities or delays;

•	the closing of the merger may not be satisfied prior to the end date;

•	the business of Checkpoint may suffer as a result of uncertainty surrounding the merger;

•	the outcome of any legal proceedings related to the merger;

•	Checkpoint may be adversely affected by other economic, business, and/or competitive factors;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the ability to recognize benefits of the merger;

•	risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and

•	other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.

If the merger is consummated, the Checkpoint shareholders will cease to have any equity interest in Checkpoint and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Checkpoint are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 27, 2015, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

All information contained in this proxy statement exclusively concerning CCL, Merger Sub and their affiliates has been supplied by CCL and Merger Sub and has not been independently verified by us.

PARTIES INVOLVED IN THE MERGER

Checkpoint Systems, Inc.

101 Wolf Drive

Thorofare, New Jersey 08086

Telephone: (856) 848-1800

Checkpoint is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint’s solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, including RFID hardware, software and labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint’s customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy.

Checkpoint common stock is listed on the NYSE under the symbol “CKP”.

Checkpoint’s principal executive offices are located at 101 Wolf Drive, Thorofare, New Jersey 08086, its telephone number is (856) 848-1800 and its Internet website address is www.checkpointsystems.com. The information provided on or accessible through Checkpoint’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Detailed descriptions about Checkpoint’s business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 27, 2015, and its subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. See the section entitled “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement.

CCL Industries Inc.

105 Gordon Baker Road, Suite 500

Toronto, Ontario M2H 3P8, Canada

Telephone: (416) 756-8500

CCL is divided into three segments: CCL Label, Avery and CCL Container. CCL Label is a leading converter of pressure sensitive and extruded film materials for a wide range of decorative, instructional and functional applications for large global customers in the consumer packaging, healthcare, automotive and consumer durables markets. Avery is a leading supplier of labels, specialty converted media and software solutions to enable short-run digital printing in businesses and homes alongside complementary products sold through distributors and mass market retailers. CCL Container is a leading producer of impact extruded aluminum aerosol cans and bottles for consumer packaged goods customers. With headquarters in Toronto, Canada, CCL Industries employs approximately 13,000 people and operates 122 production facilities in 31 countries on six continents with corporate offices in Toronto, Canada, and Framingham, Massachusetts.

CCL’s common stock is comprised of two classes, listed on the TSX under the symbols “CCL.A” and “CCL.B”.

CCL’s principal executive offices are located at 105 Gordon Baker Road, Suite 500, Toronto, Ontario M2H 3P8, Canada, its telephone number is (416) 756-8500 and its Internet website address is www.cclind.com. The information provided on or accessible through CCL’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

CCL Industries USA Corp.

161 Worchester Road, Suite 603

Framingham, Massachusetts 01701

CCL Industries USA Corp., a wholly owned indirect subsidiary of CCL, is a Pennsylvania corporation that was formed on February 24, 2016 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Checkpoint, with Checkpoint surviving the merger as a wholly owned indirect subsidiary of CCL.

The principal executive offices of Merger Sub are located at 161 Worcester Road, Suite 603, Framingham, Massachusetts 01701, and its telephone number is (508) 872-4511.

THE SPECIAL MEETING

This section contains information about the special meeting of the Checkpoint shareholders that has been called to consider and vote upon a proposal to approve the merger agreement, a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Checkpoint’s named executive officers in connection with the consummation of the merger, and a proposal to approve the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate.

This proxy statement is being provided to the Checkpoint shareholders as part of a solicitation of proxies by our Board for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

Date, Time and Place

The special meeting is scheduled to be held on [        ], [    ], 2016, at [    ] a.m. local time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying white proxy card on or about [            ], 2016 to all shareholders entitled to vote at the special meeting.

Purpose of the Special Meeting

At the special meeting, shareholders will be asked:

•	to consider and vote upon a proposal to approve the merger proposal;

•	to consider and vote upon a proposal to approve the merger-related named executive officer compensation proposal; and

•	to consider and vote upon a proposal to approve the adjournment proposal.

Recommendations of Our Board of Directors

Our Board, after considering all factors that our Board deemed relevant, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Checkpoint and its shareholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by our Board in reaching its decision to approve the merger agreement and the merger can be found in the section entitled “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on page 39 of this proxy statement.

Our Board unanimously recommends that the Checkpoint shareholders vote “FOR” the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger, “FOR” the merger-related named executive officer compensation proposal and “FOR” the adjournment proposal.

Record Date and Voting Information

Only holders of record of our common stock at the close of business on [            ], 2016, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to our shareholders for approval at the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting.

As of the close of business on the record date, there were [        ] shares of Checkpoint common stock, par value $0.10 per share, issued, outstanding and entitled to vote at the special meeting, which shares were held by approximately [        ] holders of record.

Brokers, banks or other nominees who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which includes all of the proposals being voted on at the special meeting. Broker non-votes are discussed in greater detail below.

Quorum

At the special meeting, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on each proposal at the special meeting, will constitute a quorum for each respective proposal. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any such shareholders. As of the record date for the special meeting, [        ] shares of our common stock will be required to obtain a quorum. Abstentions are counted as present for the purpose of determining whether a quorum is present, while broker non-votes are not counted as present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or nominee with respect to at least one proposal. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected the meeting will be adjourned to solicit additional proxies.

Required Vote; Effect of Abstentions and Broker Non-Votes

Approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class. A failure to vote your shares of Checkpoint common stock, an abstention from voting or a broker non-vote will have the same effect as a vote against the merger proposal.

Approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on such proposal. If present in person or by proxy, an abstention and broker non-vote will have the same effect as a vote against the merger-related named executive officer compensation proposal and the adjournment proposal.

Abstentions are counted as present for the purpose of determining whether a quorum is present, while broker non-votes are not counted as present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or nominee with respect to at least one proposal. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.

It is important that you vote your shares. Because, under the PBCL, the approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Checkpoint common stock entitled to vote thereon on the record date of the special meeting, voting together as a single class, your abstaining from voting, failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote “AGAINST” the merger proposal. If present, in person or by proxy, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the approval of the adjournment proposal or the merger-related named executive officer compensation proposal. If a Checkpoint shareholder of record entitled to vote fails to vote and is not present in person or by proxy at the special meeting, it will have no effect on the outcome of any vote for the merger-related named executive officer compensation proposal or the adjournment proposal (assuming a quorum is present).

If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been revoked or withdrawn in the interim.

Voting by Shareholders

After carefully reading and considering the information contained in this proxy statement, each shareholder of record of Checkpoint common stock (that is, if your shares of Checkpoint common stock are registered in your name with our transfer agent, AST) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

For shareholders of record:

If your shares are held in your name on the records of our transfer agent, AST, you can vote:

•	Via the Internet—If you choose to vote via the Internet, go to the website indicated on the enclosed white proxy card and follow the easy instructions. You will need the control number shown on your white proxy card in order to vote.

•	Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed white proxy card and follow the easy voice prompts. You will need the control number shown on your white proxy card in order to vote.

•	Via Mail—If you choose to vote via mail, simply mark your white proxy card, date and sign it, and return it in the postage-paid envelope provided. White proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•	At the Special Meeting—Shareholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed white proxy card or submit your proxy by telephone or via the Internet prior to the special meeting to ensure that your shares will be voted at the special meeting. Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” the approval of the merger agreement, thereby voting such shares in favor of approving the transactions contemplated thereby, including the merger, “FOR” the approval, by a non-binding advisory vote, of the merger-related named executive officer compensation proposal, and “FOR” the approval of the adjournment proposal.

Please do not send us stock certificates or other documents representing Checkpoint common stock at this time. If the merger is completed, holders of Checkpoint stock certificates will receive instructions regarding the procedures for exchanging their existing Checkpoint stock certificates for the payment of the merger consideration.

For beneficial owners:

If your shares are held in “street name” through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Revocation of Proxies

Checkpoint shareholders of record retain the power to revoke their proxy or change their vote, even if they sign the white proxy card in the form accompanying this proxy statement, vote via telephone or vote via the Internet. Checkpoint shareholders can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our Corporate Secretary at Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086, Attn: Corporate Secretary, specifying such revocation. Checkpoint shareholders may also change their vote by timely delivering to us a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of voting instructions. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Checkpoint’s Directors and Executive Officers

At the close of business on the record date for the special meeting, directors and executive officers of Checkpoint and their affiliates were entitled to vote [        ] shares of the Checkpoint common stock that were entitled to vote at the special meeting, or approximately [    ]% of the shares of Checkpoint common stock outstanding on the record date. We currently expect that Checkpoint’s directors and executive officers will vote their shares in favor of the merger proposal, although none of them have entered into any agreement obligating them to do so.

Certain directors and executive officers of Checkpoint have interests that are different from, or in addition to, those of other Checkpoint shareholders generally. For more information, see the section entitled “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 47 of this proxy statement.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our Board. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of Innisfree M&A Incorporated (which we refer to in this proxy statement as Innisfree) to solicit proxies for the special meeting. In connection with its retention by us, Innisfree has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay Innisfree a fee of approximately $25,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify Innisfree for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Checkpoint common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of Innisfree, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding, and would prefer to receive separate proxy materials, or if you are receiving multiple copies of those materials and wish to receive only one, please notify your broker if you are a “street name” shareholder or us if you are a shareholder of record. You can notify us by sending a written request to our Investor Relations team at Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086, Attn: Investor Relations. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the document was delivered.

Tabulation of Votes

All votes will be tabulated by a representative of AST, who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. We intend to announce preliminary aggregate voting results at the special meeting and to then disclose the final aggregate voting results in a Current Report on Form 8-K following the special meeting.

Adjournments and Postponements

In addition to the merger proposal and the merger-related named executive officer compensation proposal, our shareholders are also being asked to approve a proposal that will give our Board authority to adjourn the special meeting if necessary or appropriate in the view of our Board, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by our shareholders prior to the special meeting, or otherwise with the consent of CCL. In addition, our Board could postpone the meeting before it commences, in each case in any of the circumstances described above. If the special meeting is so adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the merger proposal, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than thirty (30) days or, if after the adjournment, our Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Attending the Special Meeting

Only shareholders of record as of the close of business on [            ], 2016, or their duly appointed proxies, and “street name” holders (those whose shares are held through a broker, bank or other nominee) who bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of our common stock as of the record date for the special meeting, may attend the special meeting. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a “legal proxy” from the record holder (your broker, bank or other nominee) of the shares of our common stock authorizing you to vote at the special meeting. All shareholders should bring photo identification (a driver’s license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, Internet or mail so that your vote will be counted if you later decide not to attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Shareholders will be admitted to the meeting room starting at [    ] a.m. local time, and admission will be on a first-come, first-served basis.

Assistance

If you need assistance in completing your white proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone. Shareholders may call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5833.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is approved by the Checkpoint shareholders and the other conditions to the closing of the merger are either satisfied or waived, at the effective time of the merger, Merger Sub will be merged with and into Checkpoint, with Checkpoint surviving the merger as a wholly owned indirect subsidiary of CCL. As a result of the merger, Checkpoint will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

If the merger is completed, each share of our common stock, par value $0.10 per share, issued and outstanding immediately prior to the effective time of the merger, other than shares held by Checkpoint as treasury stock, will be converted into the right to receive the merger consideration of $10.15 in cash.

At the effective time of the merger, Checkpoint equity awards and stock-based compensation held by our directors and executive officers as of immediately prior to the effective time of the merger will be treated as follows:

•	Each outstanding option to purchase Checkpoint common stock (whether vested or unvested) will be canceled and converted, as soon as practicable after such time but no later than the next regularly scheduled payroll pay date following such time, into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Checkpoint common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration over the per share exercise price under such option, subject to all applicable withholding taxes. If the amount that could have been obtained upon the exercise of the option pursuant to the foregoing is equal to or less than zero, then the option will be terminated without payment.

•	Each outstanding Checkpoint restricted stock unit (whether vested or unvested) will be canceled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the number of shares covered by such Checkpoint restricted stock unit, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

•	Each outstanding Checkpoint performance share (whether vested or unvested) will be deemed earned at the target level and will be cancelled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the target number of shares of common stock subject to the applicable award of Checkpoint performance shares, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

•	Outstanding Checkpoint deferred shares shall be converted into a cash balance amount determined by multiplying the number of Checkpoint deferred shares outstanding immediately prior to the effective time of the merger by the merger consideration, rounded up to the nearest whole cent. Such cash amounts will be paid subject to all applicable withholding taxes as soon as practicable after the effective time of the merger and in no event later than the next regularly scheduled payroll pay date following the effective time of the merger.

•	Each outstanding purchase right under the ESPP shall be exercised on the last payroll pay date occurring prior to March 31, 2016 for the purchase of Checkpoint common stock in accordance with the terms of the ESPP, which will be the final exercise date under the ESPP. The ESPP will terminate and no further shares will be issued under the ESPP after March 31, 2016. Shares of Checkpoint common stock issued pursuant to the exercise of purchase rights under the ESPP on or before March 31, 2016, shall be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement on the same basis as all other shares of Checkpoint common stock that are issued and outstanding immediately prior to the effective time of the merger.

At the effective time of the merger, the articles of incorporation and the bylaws of Checkpoint, as amended, will be amended and restated in their entirety to read identically to the articles of incorporation and the bylaws of Merger Sub, respectively, as in effect immediately prior to the effective time of the merger, and, as so amended, shall be the articles of incorporation and the bylaws of the surviving corporation. In addition, as of the effective time of the merger, the directors and officers of Merger Sub will become the directors and officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.

Background of the Merger

Our Board and senior management team periodically review and assess our business strategy, the various trends and conditions affecting our industry, our businesses generally and a variety of strategic alternatives to maximize value to Checkpoint and our shareholders.

Checkpoint’s financial success is heavily dependent on sales to the traditional brick-and-mortar retail market. Over the past decade, many of our retail customers have curtailed the growth of, and in some cases reduced, their overall store counts, and we believe many retailers have redeployed capital spending budgets from store operations to online offerings. Additionally, more than two-thirds of Checkpoint’s revenues derive from outside of the United States and fluctuations in foreign currency exchange rates, in particular the recent two-year appreciation of the U.S. dollar compared to the majority of our selling currencies, have had a significant adverse impact on Checkpoint’s reported results.

In late 2014, management, at the direction of our Board and as part of its periodic review of strategic alternatives, approached several competitors and strategic partners to assess potential partnerships in the RFID portion of our businesses. Those outreaches led to various discussions and, in one case, initial negotiations regarding a potential business combination, but ultimately none of the parties contacted decided to proceed with any arrangement involving Checkpoint at that time. During this same period, Checkpoint also launched a series of internal strategic initiatives targeted at improving the company’s long-term financial performance.

Also in late 2014, our management, at the direction of our Board, contacted multiple financial advisors to seek assistance in evaluating Checkpoint’s long-term plans and strategic alternatives, including potential transactions. Our Board ultimately selected Morgan Stanley due to its qualifications, expertise and reputation and knowledge of the business and affairs of Checkpoint. Thereafter, representatives of Morgan Stanley began providing Checkpoint with financial advisory services in connection with a possible business combination involving the sale of Checkpoint, or a merger or a similar transaction in which a third party acquired a majority of the capital stock of Checkpoint.

On March 5, 2015, Checkpoint announced 2014 fourth quarter results that exceeded expectations, including an approximately $35.4 million year-over-year increase in free cash flow, announced a special cash dividend of $0.50 per share of Checkpoint common stock and issued initial earnings guidance for the 2015 fiscal year that was below analyst consensus forecasts. On the following day, the price per share of Checkpoint common stock declined approximately 15%.

On March 17, 2015, our Board held a special telephonic meeting at which our management, as part of its periodic review of strategic alternatives, discussed the possibility of beginning a targeted outreach to potential buyers in an effort to explore a sale of the company. Representatives of Morgan Stanley and Latham & Watkins LLP, which we refer to as “Latham & Watkins” in this proxy statement and which had been representing Checkpoint in connection with a variety of legal and governance matters, were in attendance. Representatives of Morgan Stanley discussed how a process to explore strategic alternatives could be structured and the potential risks and benefits of undertaking such a process. Following a review of strategic alternatives, our Board decided not to take any further action to pursue a sale process at that time and to instead focus on the internal strategic initiatives the company commenced in late 2014, including an ongoing evaluation of potential strategic acquisitions, which to date had not identified any favorable targets.

At a regularly-scheduled meeting of our Board on June 2, 2015, in addition to ordinary course matters, our Board requested, and representatives of Morgan Stanley provided, preliminary views on valuation and the achievability of a potential leveraged buyout. Representatives of Latham & Watkins discussed with our Board certain legal considerations in connection with any strategic transaction. Also at this meeting, our management and our Board engaged in a lengthy discussion regarding the company’s strategic vision and long-term business plan, financial projections related to these plans and sensitivity analyses around these business plans across multiple financial metrics. They also discussed various aspects of the company’s internal strategic initiatives, including investment spending, new customer prospects, potential revenue and profit contribution, a comprehensive review of the strategic M&A process, a detailed review of numerous potential acquisition opportunities, including estimated price, markets and return on investment, and a detailed review of the significant cost reductions and margin enhancements that would be required to improve Checkpoint’s financial performance in the future to a level that could generate superior total shareholder returns. Following discussion, our Board authorized discreet outreach by representatives of Morgan Stanley to a select group of financial sponsors that our Board believed would be most likely to be interested in a potential strategic transaction with Checkpoint. Our Board limited this initial outreach to financial sponsors to better preserve the confidentiality of the process at that time.

In response to our Board’s directive during the June 2 board meeting, in June and July 2015, representatives of Morgan Stanley reached out to, and received signed nondisclosure agreements from, four financial sponsors that expressed a willingness to consider a potential transaction with the company. Representatives of Morgan Stanley conducted introductory calls, shared company overview materials and invited the selected financial sponsors to meet with our senior management. Following these initial conversations, each of these financial sponsors declined to conduct further diligence or pursue a strategic transaction with the company at that time.

On August 20, 2015, a financial sponsor that had previously contacted Checkpoint in the fall of 2014 and that had maintained ongoing dialogue with management, which we refer to as “Bidder A” in this proxy statement, executed a nondisclosure agreement with Checkpoint. Bidder A was not one of the financial sponsors contacted during the process conducted by Morgan Stanley in June and July of 2015. Shortly thereafter, representatives of Morgan Stanley initiated discussions with Bidder A to explore a potential acquisition of Checkpoint.

During the fall of 2015, Bidder A participated in a series of due diligence meetings with our management and representatives of Morgan Stanley.

In early fall of 2015, CCL contacted a representative of Morgan Stanley and requested an introduction to the Morgan Stanley representatives working with Checkpoint. CCL then initiated discussions with representatives of Morgan Stanley exploring a potential acquisition of the company.

On October 25, 2015, Bidder A verbally expressed its interest in acquiring Checkpoint at a price of between $8.50 to $9.25 cash per share of Checkpoint common stock. The closing price per share of Checkpoint common stock on October 23, 2015, the last trading day before October 25, 2015, was $7.98.

During a regularly scheduled meeting of our Board on October 27, 2015, in addition to ordinary course matters discussed at the meeting, representatives of Morgan Stanley provided an update on discussions with Bidder A and CCL, including with respect to Bidder A’s verbal offer, and continued discussions of various other strategic alternatives available to Checkpoint and the potential impacts of those alternatives. At this meeting, our Board also discussed the significant ongoing challenges facing the company in operating on a standalone basis, including the recent reduction in the full year forecast due to reduced customer demand in the fourth quarter of 2015, the continued strengthening of the U.S. dollar causing a further decline in revenue and earnings, the significant risks associated with further cost reduction initiatives and the lack of any appropriate targets as potential acquisitions to fuel growth. Following discussion, our Board directed our management and representatives of Morgan Stanley to continue discussions with CCL and to seek a firm price from Bidder A.

On October 30, 2015, CCL executed a nondisclosure agreement, and Checkpoint thereafter began to share nonpublic information with CCL.

On November 3, 2015, Checkpoint announced it was restating its first and second fiscal quarter results due to the effect of financial statement errors that were attributable to an error in the accounting for the quarterly income tax provision and revised its 2015 fiscal guidance. The following day, the price per share of Checkpoint common stock declined approximately 23% to $5.97.

On November 16, 2015, Checkpoint entered into an engagement letter with Morgan Stanley to document Morgan Stanley’s agreement to serve as its financial advisor in connection with the ongoing process of evaluating Checkpoint’s potential strategic transactions.

Over the next several weeks, Checkpoint and representatives of Morgan Stanley commenced a series of financial due diligence calls and additional management presentations with both CCL and Bidder A. Following such presentations, representatives of Morgan Stanley instructed each of CCL and Bidder A to submit written indications of interest to Checkpoint and provided guidance as to certain items that should be included in such proposals.

On December 1, 2015, CCL submitted a written, non-binding proposal to acquire Checkpoint at a price of $10.00 cash per share of Checkpoint common stock, representing a premium of approximately 63% to the closing price per share of Checkpoint common stock on that day of $6.14. CCL indicated that its proposal would be subject to satisfactory completion of due diligence and the approval of CCL’s board of directors.

On December 7, 2015, Bidder A submitted a written proposal to acquire Checkpoint for between $7.50 and $8.00 cash per share of Checkpoint common stock, which was below the range initially expressed by Bidder A of $8.50 to $9.25.

On December 9, 2015, our Board convened a special telephonic meeting. Representatives from Morgan Stanley updated our Board on strategic business developments since the October Board meeting, including the execution of nondisclosure agreements with CCL and the diligence meetings held with each of CCL and Bidder A. Representatives of Morgan Stanley then discussed the indications of interest submitted by each party, including the valuations, the ability of each party to pay and the timing of the potential transactions. Representatives of Morgan Stanley also discussed in detail different preliminary valuations of Checkpoint based on our management’s base, upside and downside views of the business, which we refer to as the “December Projections” in this proxy statement. Representatives of Morgan Stanley then reviewed the trading history of Checkpoint’s common stock during the year to date and the premiums being offered by the two parties versus this trading history. Representatives of Morgan Stanley also discussed a preliminary valuation summary comparing each of CCL’s and Bidder A’s offers to a number of methodologies, some of which were based on the December Projections provided to representatives of Morgan Stanley by Checkpoint’s management, and our Board noted that CCL’s offer was a premium to nearly all of these methodologies. Management also discussed its current long-range forecasts, which reflected continued growth in its RFID business, but a decline in its core electronic article surveillance and Alpha S3 businesses, and the significant risks associated with further cost reduction initiatives. Following a period of questions and answers and substantial discussion, our Board authorized continued discussions with CCL but decided not to continue discussions with Bidder A, instructing representatives of Morgan Stanley to convey to Bidder A that its current offer was inadequate to justify continued discussions at that time. Our Board also directed representatives of Morgan Stanley to reach out to other potentially interested parties to seek the maximum potential value for Checkpoint and its shareholders.

After representatives of Morgan Stanley informed Bidder A of our Board’s decision, we received no further contact from Bidder A.

In late 2015 and early 2016, our Board and senior management and representatives of Morgan Stanley prepared a list of strategic parties they believed might be interested in an acquisition of Checkpoint. Our Board then directed representatives of Morgan Stanley to contact five of those potential strategic acquirers, but none of those parties expressed interest in exploring a potential acquisition of the company.

Our Board held a regularly-scheduled meeting on December 15 and 16, 2015, during which our management presented the current business plan that was prepared and reviewed in conjunction with representatives of Morgan Stanley, including the December Projections. Management also discussed potential synergies that could be obtained in a transaction with CCL. Our Board discussed the business plan and the benefits of continuing as a standalone company, the strategic alternatives available to the company and the potential risks and benefits for Checkpoint and its shareholders of a potential transaction. Following further discussion, our Board authorized management and representatives of Latham & Watkins and Morgan Stanley to continue to pursue a potential transaction with CCL.

In mid-December 2015, Checkpoint provided CCL and its advisors access to its electronic data room to facilitate CCL’s due diligence process and, over the course of the next two and a half months, Checkpoint provided additional business, financial, accounting, tax, legal and other due diligence information to CCL. During this period, representatives of CCL also visited several of Checkpoint’s domestic and international facilities and held meetings with our management. In January 2016, CCL communicated to representatives of Morgan Stanley its intent to finalize diligence and obtain approval for the transaction from its board of directors in late February or early March 2016.

On January 30, 2016, representatives of Morgan Stanley contacted Geoffrey Martin, President, Chief Executive Officer and a director of CCL, to check-in on the status of CCL’s diligence efforts and to confirm that CCL had the information it needed to put forward its best proposal to acquire Checkpoint.

On February 10, 2016, representatives of Morgan Stanley shared a draft merger agreement with CCL, which Latham and Watkins had prepared with input from Checkpoint’s senior management.

On February 11, 2016, representatives of CCL informed our management that CCL remained very interested in a transaction, that it had completed the vast majority of its diligence and had hired BMO Capital Markets as financial advisor and Warner Norcross & Judd as legal counsel. CCL also suggested it would spend the remainder of February focusing on tax and legal topics in preparation for a meeting with its board of directors on February 25, 2016. The next day, Checkpoint and its advisors shared with CCL preliminary financial results for the fourth quarter and the full 2015 fiscal year.

On February 12, 2016, representatives of Latham & Watkins and Warner Norcross & Judd participated in a telephonic conference to discuss the structure and certain terms of the potential transaction.

On February 18, 2016, George Babich, Jr., Executive Director, President and Chief Executive Officer of Checkpoint, met with Mr. Martin to discuss Checkpoint and the potential transaction. During the meeting, Mr. Martin reaffirmed a price of $10.00 cash per share of Checkpoint common stock. The closing price per share of Checkpoint common stock on that day was $6.60. At that meeting, Mr. Babich pressed Mr. Martin for a higher price and Mr. Martin respectfully declined, stating that, based on the diligence performed to date, he believed $10.00 was a fair and full price.

On February 19, 2016, representatives of Latham & Watkins, Warner Norcross & Judd, and Checkpoint’s Pennsylvania counsel, Stradley Ronon Stevens & Young, LLP, held a telephonic conference to discuss legal and structuring issues under the merger agreement. That same day, representatives of Latham & Watkins received a revised draft of the merger agreement from Warner Norcross & Judd.

On February 22, 2016, representatives from Latham & Watkins and Warner Norcross & Judd engaged in a discussion regarding certain key issues in the merger agreement, including antitrust approval efforts and certain closing conditions.

On February 24, 2016, our Board held its regularly-scheduled in person meeting with representatives of Latham & Watkins and Morgan Stanley in attendance. Representatives of Latham & Watkins reviewed the fiduciary duties required of a board of directors when considering strategic transactions. Representatives of Latham & Watkins then summarized the most significant terms of the merger agreement and the key issues yet to be agreed upon and discussed the potential timeline and major steps to be taken in order to sign and consummate the transaction. Our Board provided its input on the key issues in the merger agreement, including those terms pertaining to the certainty of closing. Representatives of Morgan Stanley then reviewed with our Board certain financial matters relating to CCL’s offer to acquire Checkpoint, including a discussion regarding CCL’s proposed purchase price per share relative to different preliminary valuations of Checkpoint based on our management’s December Projections and CCL’s ability to fund the proposed transaction. Our Board then had a lengthy discussion regarding the risks and potential benefits of seeking an increase to the price per share of Checkpoint common stock being offered by CCL. Following this discussion, our Board discussed the potential advantages and disadvantages of a transaction with CCL compared against the benefits and risks associated with remaining independent as a standalone company and pursuing the company’s strategic plan. Thereafter, our Board authorized our management to continue negotiations with, and instructed them to seek a higher price from, CCL. That evening, Mr. Babich called Mr. Martin and requested an increase to the price offered to the Checkpoint shareholders and indicated that he believed our Board would support a price of $10.30 cash per share of Checkpoint common stock. Mr. Babich believed our Board would support a price of $10.30 cash per share of Checkpoint common stock because it coincided with the higher end of certain valuation metrics in the analysis presented to our Board by representatives of Morgan Stanley earlier that day.

On February 25, 2016, representatives of Latham & Watkins circulated a revised draft of the merger agreement to Warner Norcross & Judd.

On February 26 and 27, 2016, representatives of Latham & Watkins and Warner Norcross & Judd met in person in Latham & Watkins’ New York offices to negotiate the open terms in the merger agreement. These negotiations focused primarily on provisions pertaining to closing certainty and providing sufficient flexibility for our Board to fulfill its fiduciary duties and to provide the opportunity for potential higher bidders to emerge. Representatives of Latham & Watkins and Warner Norcross & Judd exchanged multiple drafts of the merger agreement. Following extensive negotiations, on February 27, 2016, representatives of CCL and Checkpoint agreed that substantially all remaining contested issues in the merger agreement were resolved, including with respect to all antitrust provisions.

Also on February 27, 2016, Messrs. Babich and Martin met in person at the New York offices of Latham & Watkins to discuss the status of negotiations and the terms of the merger agreement. At that meeting, Mr. Babich again requested an increase to the price offered to the Checkpoint shareholders and indicated that he believed our Board would support a price of $10.30 cash per share of Checkpoint common stock. Following significant discussion, Mr. Martin raised CCL’s offering price to $10.10 cash per share of Checkpoint common stock.

On February 28, 2016, our Board held a telephonic meeting, with members of our management and representatives of Morgan Stanley and Latham & Watkins participating. Representatives of Latham & Watkins again reviewed with our Board its fiduciary duties and then provided an update on negotiations with CCL and its advisors, including a discussion of the antitrust provisions of the merger agreement proposed by CCL, which provided that CCL would pursue any necessary divestiture or similar actions (but not litigation) necessary to obtain the approval of antitrust regulators. Representatives of Morgan Stanley then reviewed the historical and projected financial performance of Checkpoint based on the December Projections previously provided to representatives of Morgan Stanley by Checkpoint’s management, discussed the financial terms of the transaction and provided a preliminary analysis regarding such terms. Our Board then approved the compromises that had been made in the merger agreement, including provisions pertaining to the antitrust efforts required of CCL in order to consummate the merger. Our Board instructed management and the company’s advisors to continue working to finalize the transaction terms, including by attempting to improve the price.

Later that day, Messrs. Babich and Martin again met in person and confirmed that all material legal issues were resolved in the merger agreement. Following that discussion, Mr. Babich again asked Mr. Martin to increase CCL’s offer price, and again indicated his belief that our Board would support a price of $10.30 cash per share of Checkpoint common stock. Following discussion, Mr. Martin agreed to a price of $10.15 cash per share of Checkpoint common stock, subject to the approval of our Board.

Following the discussion between Messrs. Babich and Martin, the general counsel of CCL and a representative of Warner Norcross & Judd informed representatives of Latham & Watkins that CCL was insisting that CCL’s divestiture and similar obligations related to potential antitrust remedies be limited to obligations affecting the CCL and Checkpoint RFID businesses.

On February 29, 2016, our Board held a telephonic meeting, with members of our management and representatives of Morgan Stanley and Latham & Watkins participating, to discuss CCL’s changed position with respect to certain antitrust matters despite the prior agreement of the parties on the material terms of the transaction. Our Board, management and representatives of Latham & Watkins discussed a variety of responses, including revising the antitrust efforts covenants, adding new representations by CCL related to antitrust matters and requesting a reverse break fee payable by CCL following an antitrust failure. Following discussion, our Board directed representatives of Latham & Watkins to finalize the agreement with CCL’s legal counsel in the manner discussed with our Board.

On February 29 and March 1, 2016, legal counsel for CCL and Checkpoint negotiated the terms of the antitrust covenant and related provisions and exchanged revised drafts of the merger agreement reflecting various proposals.

On the afternoon of March 1, 2016, representatives of Latham &Watkins and Warner Norcross & Judd finalized the merger agreement, including revised antitrust efforts covenants, representations related to antitrust matters and a $13,000,000 reverse break fee payable by CCL in the case of termination of the merger agreement following an antitrust failure. Shortly thereafter, our Board held a special telephonic meeting with members of our management and representatives of Morgan Stanley and Latham & Watkins participating to consider approval of the proposed merger agreement with CCL. Also at this meeting,

•	representatives of Latham & Watkins again reviewed with our Board its fiduciary duties when considering the proposed transaction;

•	management and representatives of Latham & Watkins reviewed with our Board the outcome of the negotiations with CCL and the revised terms and conditions of the proposed merger agreement; and

•	representatives of Morgan Stanley reviewed with our Board Morgan Stanley’s financial analysis of the $10.15 cash consideration per share of Checkpoint common stock, and rendered to our Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 1, 2016, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the consideration to be received by the Checkpoint shareholders pursuant to the merger agreement was fair, from a financial point of view, to the Checkpoint shareholders. For a detailed discussion of Morgan Stanley’s opinion, please see below under the heading “Proposal 1: Approval of the Merger Agreement—Opinion of Checkpoint’s Financial Advisor” beginning on page 42 of this proxy statement.

Our Board then discussed a number of considerations in deciding whether to approve the merger agreement, including the results of the prior quarter that would be announced imminently, the current state of the business, the strategic alternatives available to the company, and countervailing factors associated with a sale transaction. For a detailed description of the various reasons considered by our Board, see “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on page 39 of this proxy statement.

After discussions with its financial and legal advisors and members of senior management, and weighing its fiduciary duties, our Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Checkpoint and its shareholders; (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement and (iii) recommended that our shareholders adopt the merger agreement and directed that the merger agreement be submitted to our shareholders for approval at a special meeting of our shareholders. For a detailed description of the various reasons considered by our Board, please see below under the heading “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on page 39 of this proxy statement.

Following the meeting of our Board on March 1, 2016, as required by the terms of the merger agreement, Checkpoint disclosed to CCL certain transaction related liabilities that would become payable following the consummation of the merger. Thereafter, Mr. Martin contacted Mr. Babich and expressed concerns regarding these transaction liabilities, stating that there would need to be an adjustment in price. Later Mr. Martin sent an email to Mr. Babich proposing a price of $10.10 cash per share of Checkpoint common stock. Over the next several hours there were a variety of discussions between the legal and financial representatives of Checkpoint and CCL and Mr. Babich and Mr. Martin. Following those discussions, the parties again agreed to a price of $10.15 cash per share of Checkpoint common stock.

On the evening of March 1, 2016, CCL, Merger Sub and Checkpoint executed and delivered the merger agreement. Checkpoint and CCL each issued a press release announcing the execution of the merger agreement before the U.S. stock markets opened the next morning.

Reasons for the Merger

In evaluating the merger, our Board consulted with Checkpoint’s senior management, Checkpoint’s outside counsel, Latham & Watkins LLP, and Checkpoint’s financial advisor, Morgan Stanley, and, in the course of reaching its determination to approve the merger agreement and to recommend that the Checkpoint shareholders vote to adopt the merger agreement, our Board considered a wide and complex range of factors, including the following:

•	Financial and Business Position. Checkpoint’s historical, current and projected business, operations, financial condition, prospects, strategy, and competitive position in the retail industry generally. Specifically, our Board considered the financial forecast for the last three (3) quarters of fiscal year 2016 and for the fiscal years ending 2017 through 2020, prepared by Checkpoint’s management and the risk-adjusted probabilities associated with achieving Checkpoint’s long-term strategic plan as a stand-alone company as compared to the opportunity available to the Checkpoint shareholders to receive cash consideration at a premium price.

•	Stand-Alone Operational Risks. The advantages of entering into the merger agreement and consummating the merger in comparison to the risks associated with remaining independent as a stand-alone company and pursuing Checkpoint’s strategic plan, including (i) potential future competition, including from larger and better funded companies which might have competitive advantages from their broader commercial scope and economies of scale, (ii) the risks inherent in the retail sector, (iii) the challenges and risks associated with growing Checkpoint through either organic growth or strategic acquisitions and (iv) the various additional risk factors pertaining to Checkpoint that are listed in Item 1A of Part I of its most recent annual report.

•	Compelling Value. The fact that the merger consideration represents a significant premium over the market prices at which the common shares traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration represented a premium of approximately:

•	35% over the $7.51 closing price per common share on February 29, 2016, the trading day before the execution of the merger agreement;

•	53% over the $6.62 volume weighted average price per common share for the 30-day period ended February 29, 2016; and

•	65% over the $6.14 volume weighted average price per common share for the 60-day period ended February 29, 2016.

Our Board also considered the certainty of value and liquidity represented by the all cash merger consideration at a fixed price compared against the long-term and recent historical trading prices of Checkpoint’s common shares and the performance of the retail sector generally.

•	Strategic Alternatives. Our Board considered the other strategic alternatives reasonably available to Checkpoint, including pursuing its stand-alone business plan, potentially making acquisitions of other businesses and the discussions that took place with certain other potential acquirers, as described in more detail above in “Proposal 1: Approval of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement, and determined that the merger is superior to those other strategic alternatives.

•	Negotiations with CCL. Checkpoint considered the course of negotiations between Checkpoint and CCL, in which Checkpoint was advised by independent legal and financial advisors, which eventually resulted in an increase of $0.15 from the $10.00 price per common share initially offered by CCL, and our Board’s belief, based on these negotiations, including the attempt by CCL to re-trade the price after approval by our Board, that this was the highest price per common share that CCL was willing to pay and that the terms of the merger agreement were the most favorable terms to Checkpoint to which CCL was then willing to agree.

•	Likelihood of Completion. Our Board considered the likelihood that the merger will be consummated, based on, among other things, the likelihood of receiving the Checkpoint shareholder approval necessary to complete the transaction in a timely manner, the limited number of conditions to the merger, our Board’s assessment, after discussion with Morgan Stanley, of the likelihood of CCL having the financial capability to complete the merger on the timeline proposed in the merger agreement, the relative likelihood of obtaining required regulatory approvals and the remedies available under the merger agreement to Checkpoint in the event of various breaches of the merger agreement by CCL or the Merger Sub.

•	Opinion of Morgan Stanley. Our Board considered the opinion of Morgan Stanley delivered to our Board on March 1, 2016, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the consideration to be received by the Checkpoint shareholders pursuant to the merger agreement was fair, from a financial point of view, to the Checkpoint shareholders, in each case, as discussed under “Proposal 1: Approval of the Merger Agreement—Opinion of Checkpoint’s Financial Advisor” beginning on page 42 of this proxy statement.

•	Terms of the Merger Agreement. The terms and conditions of the merger agreement, including:

•	Checkpoint’s ability under certain circumstances to change its recommendation;

•	Checkpoint’s ability to respond to unsolicited acquisition or business combination proposals from third parties and to provide such third parties with confidential information;

•	our Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal upon payment of the Checkpoint termination fee, which our Board understood was within the customary range of termination fees payable in similar transactions;

•	that the merger agreement contains terms that, taken as a whole, provide a significant degree of certainty that the merger will be completed as quickly as possible; and

•	our right to receive the CCL termination fee if the transaction is terminated because the end date is reached and all conditions to the closing of the merger other than antitrust approval are satisfied, or if there is a legal restraint relating to antitrust laws from an antitrust authority prohibiting the transaction’s consummation.

•	Regulatory Commitments. The level of commitment of CCL to obtain applicable antitrust approvals was negotiated vigorously to the satisfaction of our Board, that they provide an acceptable level of certainty and that those terms of the merger agreement were the most favorable terms to Checkpoint to which CCL was willing to agree.

•	Shareholder Vote. The fact that the merger will be subject to approval by a majority of the outstanding shares entitled to vote thereon and the absence of any stock voting commitments by management or other shareholders, so that shareholders will have the right to approve or disapprove of the merger. Our Board also considered the fact that, except in the situation of the Checkpoint termination fee, there was no fee payable or penalty in a result of an unsuccessful vote by our shareholders to approve the merger.

Our Board also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement, including the following:

•	No Shareholder Participation in Future Growth or Earnings. The fact that the nature of the transaction as an all cash transaction would prevent shareholders from participating in any future earnings or growth of Checkpoint, and shareholders would not benefit from any potential future appreciation in the value of Checkpoint or its shares, including any value that could be achieved if Checkpoint engaged in future strategic transactions, including a future sale of Checkpoint.

•	Effect of Failure to Complete Transactions. While Checkpoint expects that the merger will be consummated, there can be no assurance that all of the conditions to the consummation of the merger will be satisfied or that the merger will receive required regulatory approvals, and, as a result, it is possible that the merger may not be completed in a timely manner or at all, even if the merger agreement is adopted by the Checkpoint shareholders. Our Board also considered potential negative effects if the merger is not consummated, including:

•	the trading price of the common shares could be adversely affected;

•	Checkpoint would have incurred significant transaction and opportunity costs attempting to consummate the merger without compensation;

•	Checkpoint could lose customers, suppliers, business partners and employees, including key sales and other personnel, after the announcement of the entry into the merger agreement;

•	Checkpoint’s business may be subject to significant disruption and decline;

•	the market’s perceptions of Checkpoint’s prospects could be adversely affected; and

•	Checkpoint’s directors, officers and other employees would have expended considerable time and effort to negotiate, implement and consummate the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger.

•	Effect of Public Announcement. Our Board considered the effect of a public announcement of the merger on Checkpoint’s operations, stock price and employees, Checkpoint’s ability to retain key management, Checkpoint’s ability to effectively recruit replacement personnel if key personnel were to depart while the merger is pending and the potential adverse effects on the financial results of Checkpoint as a result of any related disruption in Checkpoint’s business.

•	Taxable Consideration. That the receipt of the merger consideration would be taxable to the Checkpoint shareholders for U.S. federal income tax purposes.

•	Interim Restrictions on Business. Our Board considered restrictions imposed by the merger agreement on the conduct of Checkpoint’s business prior to the consummation of the merger, which subject the operations of Checkpoint’s business to certain restrictions, which could delay or prevent Checkpoint from undertaking timely business enhancement opportunities that may arise prior to the consummation of the merger and that may have an adverse effect on Checkpoint’s ability to respond to changing market and business conditions in a timely manner or at all.

•	No Solicitation. Our Board considered the fact that it would not be permitted to solicit alternative transaction proposals regarding a business combination.

•	Termination Fee. Our Board considered the fact that, under certain circumstances, Checkpoint may be required to pay to CCL the Checkpoint termination fee, including the potential effect of such termination fee to deter other potential acquirers from making a competing offer for Checkpoint, and the impact of the termination fee on Checkpoint’s ability to engage in certain transactions for twelve (12) months from the date the merger agreement is terminated in certain circumstances.

•	Interests of the Company Board and Management. Our Board considered the possibility that the executive officers and directors of Checkpoint could have interests in the transactions contemplated by the merger agreement that would be different from, or in addition to, those of the Checkpoint shareholders. See “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 47 of this proxy statement.

Our Board concluded that the potential benefits that it expected Checkpoint and the Checkpoint shareholders would achieve as a result of the merger outweighed the risks and potentially negative factors relevant to the merger. The foregoing discussion of our Board’s reasons for its recommendation to shareholders to vote to adopt the merger agreement is not intended to be exhaustive, but addresses the material information and factors considered by our Board in its consideration of the merger. In light of the wide variety of factors considered by our Board in connection with its evaluation of the merger and the complexity of these matters, our Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons underlying its determination and recommendation. Rather, our Board viewed its determinations and recommendations as being based on the totality of the information and factors presented to and considered by our Board. In considering the factors discussed above, individual directors may have given different weights to different factors.

Recommendation of Our Board of Directors

Our Board, after considering all factors that it deemed relevant, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Checkpoint and its shareholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by our Board in reaching its decision to approve the merger agreement and the merger can be found in the section entitled “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on page 39 of this proxy statement.

Our Board recommends that the Checkpoint shareholders vote “FOR” the approval of the merger proposal.

Opinion of Checkpoint’s Financial Advisor

In late 2014, Morgan Stanley was selected to advise our Board on Checkpoint’s long-term plans and strategic alternatives, and in November 2015, Checkpoint retained Morgan Stanley to provide it with financial advisory services in connection with a possible business combination involving the sale of Checkpoint, or a merger or a similar transaction in which a third party acquired a majority of the capital stock of Checkpoint. Checkpoint selected Morgan Stanley to act as Checkpoint’s financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and Morgan Stanley’s knowledge of the business and affairs of Checkpoint. As part of this engagement, our Board requested that Morgan Stanley evaluate the fairness, from a financial point of view, to the Checkpoint shareholders of the merger consideration to be received pursuant to the merger agreement. Morgan Stanley rendered to our Board at its meeting on March 1, 2016 Morgan Stanley’s oral opinion, subsequently confirmed by delivery of a written opinion dated March 1, 2016, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the Checkpoint shareholders pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Morgan Stanley delivered to our Board, dated March 1, 2016, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The Checkpoint shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to our Board and addresses only the fairness, from a financial point of view, to the Checkpoint shareholders of the merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to the Checkpoint shareholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

For purposes of rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Checkpoint;

•	reviewed certain internal financial statements and other financial and operating data concerning Checkpoint;

•	reviewed certain financial projections prepared by the management of Checkpoint;

•	discussed the past and current operations and financial condition and the prospects of Checkpoint with executives of Checkpoint;

•	reviewed the reported prices and trading activity for the Checkpoint common stock;

•	reviewed the premia paid, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Checkpoint and CCL and certain parties and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Checkpoint, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that such financial projections had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of Checkpoint of the future financial performance of Checkpoint. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that the final merger agreement did not differ in any material respects from the last draft of the merger agreement which was reviewed by Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Checkpoint and its legal advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Checkpoint’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the Checkpoint shareholders in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Checkpoint, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of March 1, 2016. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated March 1, 2016. The following summary is not a complete description of Morgan Stanley’s opinion (which has been provided as Annex B to this proxy statement) or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. With respect to the following summaries of financial analyses performed by Morgan Stanley, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below. The various financial analyses summarized below were based on the closing price for the shares of Checkpoint common stock as of February 29, 2016, the last full trading day preceding the day of the meeting of our Board to consider, approve, adopt and authorize the merger agreement.

Checkpoint Historical Stock Trading Ranges (Intraday) Analysis

Morgan Stanley reviewed the stock performance of the Checkpoint common stock (i) from May 6, 2015 (Checkpoint’s first quarter announcement date) to February 29, 2016 (the last trading day prior to the meeting of our Board approving the merger), (ii) from August 3, 2015 (Checkpoint’s second quarter announcement date) to February 29, 2016, (iii) from November 3, 2015 (Checkpoint’s third quarter announcement date) to February 29, 2016 and (iv) for the current calendar year period ending on February 29, 2016. Morgan Stanley noted that from May 7, 2015 (the day after Checkpoint’s first quarter announcement date) to February 29, 2016, from August 4, 2015 (the day after Checkpoint’s second quarter announcement date) to February 29, 2016, from November 4, 2015 (the day after Checkpoint’s third quarter announcement date) to February 29, 2016 and for the current calendar year period ending on February 29, 2016, the intraday share price of the Checkpoint common stock ranged from $5.07 to $10.81, $5.07 to $8.67, $5.07 to $7.56, and $5.21 to $7.56 respectively, with a closing price on February 29, 2016 of $7.51.

Checkpoint Historical Multiples Analysis

Morgan Stanley performed a historical multiples analysis, which is designed to provide an implied trading value of a company by using multiple ranges based on historical next twelve (12) months, or NTM, multiples applied to forecasted financial information. Based on its professional judgment and experience, Morgan Stanley selected a range of multiples of 4.5x to 5.5x and applied this range of multiples to 2016 adjusted EBITDA, as provided in (a) the median of the estimates from two research analysts, which estimates were last published by such analysts on October 6, 2015 and December 1, 2015, respectively (the “Street Case”), and (b) the Base Case (as defined in section “Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Checkpoint” beginning on page 50 of this proxy statement) as provided by Checkpoint management. Based on Morgan Stanley’s analysis, (i) the Street Case produced a range of potential values of $7.40 to $8.80, based on 2016 Street Case adjusted EBITDA, and (ii) the Base Case produced a range of potential values of $7.10 to $8.50, based on 2016 Base Case adjusted EBITDA, in each case, per share of Checkpoint common stock, as rounded to the nearest $0.10.

Checkpoint Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis to determine a range of potential per share values for the Checkpoint common stock at (a) December 31, 2016 using a selected range of multiples of 4.5x to 5.5x for 2017 adjusted EBITDA (the “2016 Forward EBITDA Analysis”) and (b) December 31, 2017 using a selected range of multiples of 4.5x to 5.5x for 2018 adjusted EBITDA (the “2017 Forward EBITDA Analysis”), in each case, discounted at Checkpoint’s cost of equity of 10.5% to February 29, 2016, for both the Street Case and the Base Case for the 2016 Forward EBITDA Analysis (which analysis was based on 2017 adjusted EBITDA of (i) $74 million for the Street Case and (ii) $60 million for the Base Case) and solely in the Base Case for the 2017 Forward EBITDA Analysis (which analysis was based on 2018 adjusted EBITDA of $68 million for the Base Case), and calculated a range of potential values per share of the Checkpoint common stock. Based on Morgan Stanley’s analysis, (i) the 2016 Forward EBITDA Analysis of the Street Case produced a range of potential values of $8.40 to $10.10, (ii) the 2016 Forward EBITDA Analysis of the Base Case produced a range of potential values of $7.00 to $8.30, and (iii) the 2017 Forward EBITDA Analysis of the Base Case produced a range of potential values of $7.40 to $8.70, in each case, per share of the Checkpoint common stock, as rounded to the nearest $0.10.

Premia Paid Analysis

Using publicly available information relating to (a) all public U.S. target all-cash transactions sized between $250 million to $1 billion from January 1, 2010 to February 29, 2016 (collectively, the “All Cash Public Transactions”) and (b) all public U.S. target transactions sized between $250 million to $1 billion from January 1, 2010 to February 29, 2016 (collectively, the “Public Transactions”), Morgan Stanley reviewed the premia paid in connection with such precedent transactions. Based on the analysis of the premia paid in connection with the selected precedent transactions, Morgan Stanley formulated a range of premiums and applied these ranges of premiums to the relevant financial statistics for Checkpoint.

Based on the application of such ranges of premiums to the relevant financial statistics of Checkpoint, Morgan Stanley calculated (i) based on the 25th to 75th percentile of the All Cash Public Transactions, a range of potential values of $8.90 to $11.40 and (ii) based on the 25th to 75th percentile of the Public Transactions, a range of potential values of $8.50 to $11.20, in each case, per share of the Checkpoint common stock, as rounded to the nearest $0.10.

Checkpoint Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis to determine a range of potential values per share of the Checkpoint common stock, using the financial projections provided by Checkpoint management in each of the Base Case, the Downside Case (as defined in section “Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Checkpoint” beginning on page 50 of this proxy statement) as provided by Checkpoint management, and the Upside Case (as defined in section “Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Checkpoint” beginning on page 50 of this proxy statement) as provided by Checkpoint management. Morgan Stanley calculated a range of implied prices per share of Checkpoint common stock based on the sum of the discounted after-tax net present values of (i) the nine-month free cash flows that Checkpoint is estimated to generate between March 31, 2016 through December 31, 2016, (ii) the annual free cash flows that Checkpoint is estimated to generate for the fiscal years ending December 31, 2017 through December 31, 2019, and (iii) a projected terminal value of the Checkpoint common stock as of December 31, 2019. The residual value of Checkpoint at the end of the forecast period, or “terminal value,” was estimated by applying a selected range of multiples of 4.5x to 5.5x to the 2020 adjusted EBITDA for each of the Base Case, the Downside Case, and the Upside Case. Morgan Stanley then discounted the cash flows back to March 31, 2016 using discount rates of 8.0% to 9.7%, which represent a range around Checkpoint’s weighted average cost of capital of 8.9%, for the nine-month free cash flows between March 31, 2016 through December 31, 2016 and the annual free cash flows for the fiscal year ending December 31, 2017. For the annual free cash flows for the fiscal years ended December 31, 2018 through December 31, 2019, as well as the terminal value, Morgan Stanley utilized discount rates of 9.5% to 11.5%, which represent a range around Checkpoint’s assumed cost of equity of 10.5%, to account for the all-equity capital structure beginning in fiscal year ending December 31, 2018. Based on this analysis, Morgan Stanley calculated (i) a range of potential values of $8.40 to $10.30 based on the Base Case, (ii) a range of potential values of $6.50 to $7.90 based on the Downside Case, and (iii) a range of potential values of $9.00 to $11.10, based on the Upside Case, in each case, per share of the Checkpoint common stock, as rounded to the nearest $0.10.

General

In connection with the review of the merger by our Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Checkpoint. In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the control of Checkpoint. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to the Checkpoint shareholders of the merger consideration to be received by the Checkpoint shareholders pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to our Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Checkpoint common stock might actually trade.

The merger consideration was determined through arm’s-length negotiations between Checkpoint and CCL and was approved by our Board. Morgan Stanley provided advice to Checkpoint during these negotiations but did not, however, recommend any specific merger consideration to Checkpoint, or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

Morgan Stanley’s opinion and its presentation to our Board was one of many factors taken into consideration by our Board in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board with respect to the merger consideration or of whether our Board would have been willing to agree to different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

Our Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Checkpoint, CCL or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

As compensation for its services relating to the merger, Checkpoint has agreed to pay Morgan Stanley a fee of approximately $6.8 million in the aggregate, $1.5 million of which was payable upon the rendering of its opinion and approximately $5.3 million of which is contingent upon the consummation of the merger. In the event the merger is not consummated and Checkpoint receives a termination or reverse termination fee, then Checkpoint has agreed to pay Morgan Stanley a termination fee equal to 20% of such termination or reverse termination fee received by Checkpoint, which amount will not exceed the above referenced transaction fee and against which any opinion fee paid by Checkpoint will be credited on a dollar-for-dollar basis. Checkpoint has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Checkpoint has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of Morgan Stanley’s opinion, except for the current engagement, Morgan Stanley and its affiliates have not been engaged on any financial advisory or financing assignments for Checkpoint or CCL, and have not received any fees for such services. Morgan Stanley may seek to provide financial advisory and/or financing services to Checkpoint, CCL and/or their respective affiliates on unrelated matters, subject to the terms of Morgan Stanley’s engagement letter with Checkpoint, in the future and would expect to receive fees for the rendering of those services.

Delisting and Deregistration of Our Common Stock

Checkpoint common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol “CKP”. As a result of the merger, we will become a wholly owned indirect subsidiary of CCL, with no public market for our common stock. After the merger is completed, our common stock will cease to be traded on the NYSE, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Interests of Certain Persons in the Merger

In considering the recommendation of our Board that you vote to approve the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The members of our Board were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our shareholders that the merger agreement be approved at the special meeting. See the sections entitled “Proposal 1: Approval of the Merger Agreement—Background of the Merger”, “Proposal 1: Approval of the Merger Agreement—Recommendation of Our Board of Directors” and “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger” beginning on pages 33, 42 and 39, respectively, of this proxy statement. You should take these interests into account in deciding whether to vote “FOR” the approval of the merger agreement.

These interests are described in more detail below, and certain of them are quantified in the narrative and the table below and under the heading “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 78 of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Treatment of Outstanding Equity Awards

Certain of our directors and executive officers hold outstanding options to purchase Checkpoint common stock, Checkpoint restricted stock units and Checkpoint performance share awards. Under the merger agreement, the outstanding and, if applicable, unexercised, Checkpoint equity awards held by our directors and executive officers as of immediately prior to the effective time of the merger will be treated as follows:

•	At the effective time of the merger, each outstanding option to purchase Checkpoint common stock (whether vested or unvested) will be canceled and converted, as soon as practicable after such time but no later than the next regularly scheduled payroll pay date following such time, into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Checkpoint common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration over the per share exercise price under such option, subject to all applicable withholding taxes. If the amount that could have been obtained upon the exercise of the option pursuant to the foregoing is equal to or less than zero, then the option will be terminated without payment.

•

At the effective time of the merger, each outstanding Checkpoint restricted stock unit (whether vested or unvested) will be canceled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the number of shares covered by such Checkpoint restricted stock unit, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

•	At the effective time of the merger, each outstanding Checkpoint performance share (whether vested or unvested) will be deemed earned at the target level and will be cancelled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the target number of shares of common stock subject to the applicable award of Checkpoint performance shares, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

Deferred Shares

Certain of Checkpoint’s executive officers and directors participate in the Deferred Compensation Plans. At the effective time of the merger, Checkpoint deferred shares shall be converted into a cash balance amount determined by multiplying the number of Checkpoint deferred shares outstanding immediately prior to the effective time of the merger by the merger consideration, rounded up to the nearest whole cent. Such cash amounts will be paid subject to all applicable withholding taxes as soon as practicable after the effective time of the merger and in no event later than the next regularly scheduled payroll pay date following the effective time of the merger. While the Checkpoint deferred shares are 100% vested under the terms of the Deferred Compensation Plans (except with respect to a small number of Mr. Lucania’s deferred shares as noted below), the merger will result in the payout of all amounts under the Deferred Compensation Plans earlier than would otherwise result if the merger did not occur.

Summary Table

The following table sets forth the aggregate number of shares of Checkpoint common stock subject to in-the-money vested stock options, in-the-money unvested stock options, outstanding Checkpoint restricted stock units, outstanding Checkpoint performance shares and Checkpoint deferred shares held by each director and executive officer of Checkpoint as of March 11, 2016, except with respect to Checkpoint deferred shares as noted in footnote three (3) below.

Name	Vested Stock Options (1)	Unvested Stock Options (2)	Outstanding Restricted Stock Units	Performance Shares	Deferred Shares (3)
Executive Officers
George Babich Jr.	120,000	—	79,230	36,920	129,830
James Lucania	—	100,000	43,372	36,000	1,843
Per Levin	5,565	—	30,522	32,310	83,134
James Wrigley	—	—	38,246	30,150	—
Directors
William S. Antle, III	—	—	8,750	—	170,581
Stephen N. David	10,000	—	8,750	—	33,812
Harold Einsmann	—	—	8,750	—	107,393
Daniel R. Maurer	10,000	—	—	—	—
Julie S. England	—	—	8,750	—	26,570
Marc T. Giles	—	—	7,000	—	18,278
Jack W. Partridge	—	—	8,750	—	82,253

(1)	The per share exercise price of in-the-money vested stock options is (i) $8.79 for Mr. Babich; (ii) $8.26 for Mr. Levin; (iii) $8.38 for Mr. David; and (iv) $5.97 for Mr. Maurer.
(2)	The per share exercise price of in-the-money unvested stock options held by Mr. Lucania is $6.38.

(3)	All Checkpoint deferred shares are 100% vested, except with respect to 203 of Mr. Lucania’s deferred shares. The number of Checkpoint deferred shares shown reflects the estimated number of shares for all contributions to the Deferred Compensation Plans through March 31, 2016. Additional Checkpoint deferred shares may accrue for contributions made to the Deferred Compensation Plans after March 31, 2016 and prior to the closing of the merger.

Executive Officer Employment Agreements and Termination Policy

Each of Checkpoint’s executive officers is party to an employment agreement with Checkpoint and/or participates in the Termination Policy, each of which provides for severance payments and benefits upon certain terminations of employment. Except with respect to Mr. Babich, the severance payments and benefits the executive officers would be entitled to under the Termination Policy generally exceed the amount of severance payments and benefits available under the applicable employment agreement. Therefore, severance would generally be payable to Mr. Babich pursuant to his individual employment agreement and to our other executive officers pursuant to the Termination Policy.

Pursuant to his employment agreement, in the event Mr. Babich is terminated without cause or resigns for good reason, in each case, within twelve (12) months following the merger, Mr. Babich would be entitled to receive the following compensation and benefits: (i) a lump sum payment equal to the sum of 2.5 times his annual base salary and two times the amount of any cash bonus awarded to Mr. Babich for the year preceding his year of termination; and (ii) reimbursement for healthcare continuation pursuant to COBRA for a period of thirty six (36) months following termination. In addition, Mr. Babich would become entitled to accelerated vesting of all restricted stock units held by him as of the date of termination. In addition, Mr. Babich would be entitled to a payment equal in value to 60,000 Checkpoint restricted stock units, which amount is otherwise scheduled to be delivered under Mr. Babich’s employment agreement on January 2, 2017.

For purposes of Mr. Babich’s employment agreement, “cause” generally means Mr. Babich’s commission of an act of “misconduct” or his willful and continuing failure to substantially perform his obligations under the employment agreement, other than as a result of his death or disability, following receipt of written notice. “Misconduct” generally means Mr. Babich’s (i) embezzlement, fraud or breach of fiduciary duty with respect to the company, (ii) personal dishonesty that is materially injurious to the company, (iii) unauthorized and intentional disclosure of any proprietary information of the company in breach of his duty of loyalty, (iv) conviction of, or entering a plea of nolo contendere or guilty to, a felony criminal offense, or (v) a violation of his non-competition covenant. For purposes of Mr. Babich’s employment agreement, “good reason” generally means (i) a material reduction in his titles, duties, position, authority or responsibilities, (ii) a reduction in his base salary or bonus opportunity or a material reduction in his compensation arrangements or benefits, (iii) the company’s substantial failure to perform any material provision of the employment agreement, or (iv) a relocation of the company’s executive offices by more than 50 miles, unless such relocation results in the company’s executive offices being closer to Mr. Babich’s primary residence or does not substantially increase his average commuting time.

Pursuant to the Termination Policy, in the event either of Mr. Levin or Mr. Wrigley is terminated without cause or the executive terminates employment for one of the enumerated reasons set forth in the Termination Policy (which we refer to in this proxy statement as “good reason”), in each case, at any time following the merger, the executive would be entitled to receive thirty six (36) months base salary continuation. In the event Mr. Lucania is terminated without cause or resigns for good reason, in each case, following the merger, he would be entitled to receive the following compensation and benefits: (i) twenty seven (27) months base salary continuation, (ii) 75% of the amount of any cash bonus awarded to Mr. Lucania for the year preceding his year of termination and (iii) reimbursement for healthcare continuation pursuant to COBRA for a period of twenty seven (27) months. In addition, each of Messrs. Levin, Wrigley and Lucania would be entitled to accelerated vesting of all equity awards held by the executive as of the date of termination.

For purposes of the Termination Policy, “cause” generally means the executive’s (i) willful and continued insubordination or failure or refusal to perform the executive’s duties after notice by the company, (ii) dishonesty in the performance of the executive’s duties, (iii) subjection to a judgment, decree or final order of a judicial or administrative body effectively preventing the executive from the substantial performance of the executive’s duties or causing substantial damage to the company or to its business reputation, (iv) conviction of a felony or a crime involving moral turpitude which renders the executive unfit to continue the executive’s office or causes substantial damage to the company or its business reputation, or (v) serious violations of company policies. For purposes of the Termination Policy, “good reason” generally means, following the occurrence of a change in control and subject to the company’s receipt of notice and an opportunity to cure, (i) the executive’s assignment to duties substantially inconsistent with the executive’s position, duties, responsibilities or status, or a substantial reduction in the executive’s duties, (ii) relocation of the executive’s principal office by more than thirty (30) miles, or (iii) a material reduction in executive’s base salary. Any termination for “good reason” must occur within two years following the initial existence of the event giving rise to good reason.

Employee Stock Purchase Plan

Each outstanding purchase right under the ESPP shall be exercised on the last payroll pay date occurring prior to March 31, 2016, for the purchase of Checkpoint common stock in accordance with the terms of the ESPP, which will be the final exercise date under the ESPP. The ESPP will terminate and no further shares will be issued under the ESPP after March 31, 2016. Shares of Checkpoint common stock issued pursuant to the exercise of purchase rights under the ESPP on or before March 31, 2016, shall be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement on the same basis as all other shares of Checkpoint common stock that are issued and outstanding immediately prior to the effective time of the merger.

Employee Benefits

The merger agreement requires CCL to provide through December 31, 2016, each employee of Checkpoint who continues to be employed by CCL following the closing of the merger (as we may sometimes refer to in this proxy statement as a “continuing Checkpoint employee”), total compensation, including base salary rate, commission, target bonus and benefits, in amounts, in the aggregate, no less favorable than the total compensation provided to each Checkpoint employee immediately prior to the closing of the merger. For a detailed description of these requirements, please see the section entitled “Terms of the Merger Agreement—Employee Benefits Matters” beginning on page 71 of this proxy statement.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, our directors and executive officers may be entitled to certain indemnification and an extension of coverage under directors’ and officers’ liability insurance policies. Such indemnification and insurance coverage is further described in the section entitled “Terms of the Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 72 of this proxy statement.

Certain Projections Prepared by the Management of Checkpoint

Other than quarterly and annual financial guidance provided to investors, which it may update from time to time, Checkpoint does not as a matter of course make public long-term projections as to future revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, Checkpoint is including internal financial projections that were made available to our Board in connection with the evaluation of the merger. This information also was provided to Checkpoint’s financial advisors and certain of the projections were shared with the CCL board of directors and CCL’s financial advisors. The inclusion of this information should not be regarded as an indication that any of Checkpoint, CCL, their respective financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

The internal financial projections were, in general, prepared by Checkpoint’s management solely for internal use and are subjective in many respects. As a result, the prospective results may not be realized and the actual results may be significantly higher or lower than estimated. Since the internal financial projections cover multiple years, that information by its nature becomes less predictive with each successive year. Checkpoint shareholders are urged to review Checkpoint’s SEC filings for a description of risk factors with respect to Checkpoint’s business. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 23 and “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement. The internal financial projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. Generally Accepted Accounting Principles, which we refer to as “GAAP” in this proxy statement, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the internal financial projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in Checkpoint’s historical GAAP financial statements.

In the view of Checkpoint’s management, the prospective financial information was prepared on a reasonable basis, reflected the best then currently available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best knowledge and belief of Checkpoint’s management, reasonable projections of the future financial performance of Checkpoint. However, the projections have not been updated, are not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to rely on this forward-looking financial information.

Neither Checkpoint’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the internal financial projections contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability. The report of Checkpoint’s independent registered public accounting firm contained in Checkpoint’s Annual Report on Form 10-K for the year ended December 27, 2015 relates to Checkpoint’s historical financial information. It does not extend to the internal financial projections and should not be read to do so. Furthermore, the internal financial projections do not take into account any circumstances or events occurring after the date they were prepared.

The following tables present certain selected internal financial projections for Checkpoint prepared by Checkpoint’s management for the fiscal years ending 2016 through 2020 on a standalone basis. Such projections are not being included in this proxy statement to influence the decision of Checkpoint’s shareholders of whether to vote in favor of the merger proposal but rather because such projections represent an assessment by Checkpoint’s management of future cash flows that was used in the financial analysis of Morgan Stanley and on which our Board relied in making its recommendation to Checkpoint’s shareholders.

Financial Projections Summary - Base Case

The following table is defined and referenced in this proxy statement as the “Base Case”.

($ in millions)

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E
Revenue	$576	$584	$609	$636	$658
Gross Profit	$239	$236	$243	$252	$260
Adjusted EBITDA(1)	$57	$60	$68	$75	$81
Net Income	$19	$16	$22	$27	$30

	9 Months Ended 12/31/16E	Fiscal Year Ending December 31,
		2017E	2018E	2019E	2020E
Unlevered Free Cash Flow	$16	$26	$34	$35	$42

Financial Projections Summary - Upside Case

The following table is defined and referenced in this proxy statement as the “Upside Case”.

($ in millions)

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E
Revenue	$576	$600	$630	$651	$671
Gross Profit	$239	$243	$252	$259	$266
Adjusted EBITDA(1)	$57	$67	$77	$81	$87
Net Income	$19	$20	$27	$31	$33

	9 Months Ended 12/31/16E	Fiscal Year Ending December 31,
		2017E	2018E	2019E	2020E
Unlevered Free Cash Flow	$16	$26	$39	$41	$46

Financial Projections Summary - Downside Case

The following table is defined and referenced in this proxy statement as the “Downside Case”.

($ in millions)

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E
Revenue	$563	$559	$576	$593	$607
Gross Profit	$233	$225	$228	$233	$238
Adjusted EBITDA(1)	$52	$49	$53	$56	$59
Net Income	$16	$9	$13	$16	$17

	9 Months Ended 12/31/16E	Fiscal Year Ending December 31,
		2017E	2018E	2019E	2020E
Unlevered Free Cash Flow	$13	$22	$26	$25	$29

(1) Adjusted EBITDA, a non-GAAP financial measure, is defined as operating income (loss) plus Non-GAAP adjustments, plus other gain (loss), net excluding foreign exchange gain (loss), plus depreciation and amortization expense, plus stock compensation expense.

Adjusted EBITDA, which is a non-GAAP financial measure, is not meant to be considered in isolation or as a substitute for the comparable GAAP measure and should be read in conjunction with the consolidated financial statements of Checkpoint, which are prepared in accordance with GAAP, and the reconciliation to GAAP measures presented herein. Checkpoint uses adjusted EBITDA to evaluate and manage its operations internally and to help its investors better compare Checkpoint’s operating performance with the operating performance of its competitors. Set forth below is a reconciliation of adjusted EBITDA to the most directly comparable measures based on GAAP using the financial projections prepared by Checkpoint’s management.

EBITDA Reconciliation of the Base Case

($ in millions)

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E
GAAP operating (loss) income	$16	$21	$34	$45	$52
Restructuring expenses	10	8	5	—	—
Acquisition costs	2	2	2	2	2

Adjusted Non-GAAP operating income	28	31	41	47	54
Other (gain) loss, net	—	—	—	—	—
Depreciation and amortization expense	24	23	22	22	22
Stock compensation expense	5	5	5	5	5

Adjusted EBITDA	$57	$60	$68	$75	$81

EBITDA Reconciliation of the Upside Case

($ in millions)

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E
GAAP operating (loss) income	$16	$28	$43	$52	$58
Restructuring expenses	10	8	5	—	—
Acquisition costs	2	2	2	2	2

Adjusted Non-GAAP operating income	28	38	50	54	60
Other (gain) loss, net	—	—	—	—	—
Depreciation and amortization expense	24	23	22	22	22
Stock compensation expense	5	5	5	5	5

Adjusted EBITDA	$57	$67	$77	$81	$87

EBITDA Reconciliation of the Downside Case

($ in millions)

	Fiscal Year Ending December 31,
	2016E	2017E	2018E	2019E	2020E
GAAP operating (loss) income	$10	$10	$19	$27	$30
Restructuring expenses	10	8	5	—	—
Acquisition costs	2	2	2	2	2

Adjusted Non-GAAP operating income	22	20	26	29	32
Other (gain) loss, net	—	—	—	—	—
Depreciation and amortization expense	24	23	22	22	22
Stock compensation expense	5	5	5	5	5

Adjusted EBITDA	$52	$49	$53	$56	$59

These internal financial projections were based on numerous variables and assumptions that are inherently uncertain, and though considered reasonable by the management of Checkpoint as of the date of its preparation, are subject to a wide variety of important factors that may be beyond the control of Checkpoint’s management, including, but not limited to, risks and uncertainties relating to Checkpoint’s business (including its ability to achieve potential strategic goals, acquisitions, objectives and targets over applicable periods, the retail industry as a whole, the regulatory environment, general business and economic conditions and other risk factors described under the section entitled “Risk Factors” in Checkpoint’s Annual Report on Form 10-K for the year ended December 27, 2015, and more recent filings incorporated by reference in this proxy statement and “Cautionary Statement Concerning Forward-Looking Information” beginning on page 23 of this proxy statement). The internal financial projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the merger agreement, including the merger. The internal financial projections also reflect assumptions as to certain business decisions that are subject to change. As a result, there can be no assurance that the forward-looking results are necessarily predictive of the future financial performance of Checkpoint, or that actual results may differ materially from those contained in these internal financial projections. Accordingly, there can be no assurance that the internal financial projections will be realized or that actual results will not be significantly higher or lower than projected.

None of Checkpoint, CCL or their respective affiliates, advisors, officers, employees, directors or representatives undertakes any obligation to update or otherwise revise or reconcile these internal financial projections to reflect circumstances existing after the date the internal financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Except as may be required by applicable securities laws, Checkpoint does not intend to make publicly available any update or other revision to these internal financial projections even in the event that any or all of the assumptions are shown to be in error. None of Checkpoint or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any Checkpoint shareholder or other person regarding Checkpoint’s ultimate performance compared to the information contained in these internal financial projections or that projected results will be achieved. Checkpoint has made no representation to CCL, in the merger agreement or otherwise, concerning these internal financial projections.

Since the date of the projections, Checkpoint has made publicly available its actual results of operations for the fiscal year ended December 27, 2015. You should review Checkpoint’s Annual Report on Form 10-K for the year ended December 27, 2015, filed on March 3, 2016, and Current Report on Form 8-K, filed March 3, 2016, to obtain this information.

See the section entitled “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement.

Regulatory Matters

Antitrust Filings

The merger is subject to the mandatory notification and waiting period requirements in the United States, Austria and Germany. In the United States, the HSR Act requires that Checkpoint and CCL furnish certain information and materials relating to the merger to the Antitrust Division and the FTC. Under the HSR Act, the merger may not be consummated until the applicable waiting period has expired or been terminated by the Antitrust Division and the FTC. Similar notification requirements apply in Austria and Germany, and the merger may not be consummated until the notification and review period procedures in these jurisdictions have been followed.

Litigation Relating to the Merger

Since the announcement of the proposed merger, Checkpoint and its directors have been named as defendants in two complaints, filed on March 8, 2016, by plaintiffs Louis Levine and Shiva Stein, in the Court of Common Pleas for the Philadelphia County, First Judicial District of Pennsylvania, Civil Division. A third complaint was filed on March 14, 2016 by plaintiff Feivel Gottleib Defined Benefit Pension Plan in the Superior Court of New Jersey, Gloucester County Chancery Division also naming Checkpoint and its directors as defendants. The complaints allege that our Board breached its fiduciary duties in connection with the merger agreement and seek an injunction preventing the consummation of the merger, compensatory damages and attorneys’ fees and costs. Additionally, our Board received three shareholder demands, one on March 8, 2016, one on March 9, 2016 and one on March 14, 2016, to investigate and take any necessary action to remedy alleged harms to Checkpoint caused by alleged breaches of fiduciary duty by the directors in connection with the merger agreement. The demands seek to cause Checkpoint to investigate the alleged breaches, commence litigation against the directors, and abandon the merger agreement or renegotiate its terms. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future. There can be no assurance that Checkpoint or any of the other defendants will be successful in the outcome of the pending or any potential future lawsuits. An adverse judgment for monetary damages could have a material adverse effect on the operations and liquidity of Checkpoint. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin the completion of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to the holders of our common stock whose shares of common stock are converted into the right to receive cash in the merger. This discussion is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code” in this proxy statement, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, which is referred to in this proxy statement as the “IRS”, all as in effect as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the merger or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who hold our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder in light of a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including without limitation, expatriates and certain former citizens or long-term residents of the United States, partnerships and other pass-through entities, “controlled foreign corporations”, “passive foreign investment companies”, corporations that accumulate earnings to avoid U.S. federal income tax, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, U.S. or foreign retirement plans, persons subject to the alternative minimum tax and persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a hedging or conversion transaction or other integrated investment. This discussion also does not address the U.S. federal income tax consequences to holders of our common stock who acquired their equity interests through stock option or stock purchase plan programs or in other compensatory arrangements or holders who hold an equity interest, actually or constructively, in CCL or the surviving corporation after the merger.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER IN RESPECT OF YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

As used in this discussion, a U.S. holder is any beneficial owner of our common stock who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control or (ii) that has validly elected to be treated as a United States person for U.S. federal income tax purposes.

A non-U.S. holder is any beneficial owner of our common stock who is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. holder.

If a partnership (or other entity or arrangement taxed as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them.

U.S. Holders

Effect of the Merger. The receipt of cash in exchange for our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for our common stock in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in our common stock surrendered. Any such gain or loss would be a long-term capital gain or loss if the holding period for our common stock exceeded one (1) year. Long-term capital gains of non-corporate taxpayers are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of our common stock (i.e., common stock acquired at the same cost in a single transaction) exchanged for cash in the merger.

Information Reporting and Backup Withholding. Payments made to U.S. holders in the merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent to be engaged by CCL in connection with the merger a Form W-9, which will be included in the letter of transmittal delivered by such paying agent, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Non-U.S. Holders

Effect of the Merger. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash for our common stock in the merger unless:

•	the holder is an individual who was present in the United States for one hundred eighty-three (183) days or more during the taxable year of the disposition and certain other conditions are met;

•	the gain is effectively connected with the holder’s conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

•	we are or have been a U.S. real property holding corporation (which we refer to as “USRPHC” in this proxy statement) for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the merger or the period that the non-U.S. holder held our common stock and the non-U.S. holder owned, actually or constructively, more than 5% of our common stock at any time during the shorter of such periods.

Gains described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by U.S. source capital losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Non-U.S. holders described in the second bullet point that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate) on such effectively connected gain. Non-U.S. holders are urged to consult any applicable tax treaties that may provide for different rules.

With respect to the third bullet point, in general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, we do not believe we are, or have been during the five (5) years preceding the merger, a USRPHC for U.S. federal income tax purposes. However, since our common stock is regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), in the event we are or have been a USRPHC during the five (5) year period preceding the date of the merger, our common stock will be treated as U.S. real property interests only with respect to a non-U.S. holder that owned (actually or constructively) more than 5% of our common stock during the shorter of (i) the five (5) year period preceding the date of the merger and (ii) the period that the non-U.S. holder held the common stock. Non-U.S. holders who have owned (actually or constructively) more than 5% of our common stock during the period described in the preceding sentence should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger.

Information Reporting and Backup Withholding. Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding (currently at a rate of 28%). Non-U.S. holders can avoid backup withholding by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding is not an additional tax. Non-U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult the holder’s tax advisors regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the merger in light of such holder’s particular circumstances and the application of other federal tax laws and of state, local and foreign tax laws.

Absence of Dissenters’ Rights

Under Section 1571 of the PBCL, the holders of any class or series of shares of a corporation are not entitled to exercise dissenters’ rights if the shares of the corporation are listed on a national securities exchange. Since our common stock is currently listed on the NYSE, which is a national securities exchange, the holders of our common stock will not have the right to exercise dissenters’ rights in connection with the merger.

If the merger agreement is adopted and the merger is completed, holders of our common stock who voted against the adoption of the merger agreement will be treated the same as holders who voted for the adoption of the merger agreement and their shares will automatically be converted into the right to receive the merger consideration.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement; Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about Checkpoint, CCL, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that we or CCL make with the SEC, as described in the section entitled “Where Shareholders Can Find More Information” beginning on page 86 of this proxy statement. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement, as of specific dates and solely for the benefit of the parties to the merger agreement, and:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties to the merger agreement in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made between the parties to the merger agreement in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other shareholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect, as defined below).

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Checkpoint, CCL, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Checkpoint’s or CCL’s public disclosures. Accordingly, the representations, warranties, covenants and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled “Where Shareholders Can Find More Information” beginning on page  86 of this proxy statement.

Terms of the Merger; Merger Consideration

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the PBCL, at the effective time of the merger, Merger Sub will be merged with and into Checkpoint, whereupon the separate existence of Merger Sub will cease, and Checkpoint will continue as the surviving corporation and a wholly owned indirect subsidiary of CCL.

At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement:

•	each share of Checkpoint common stock issued and outstanding immediately prior to such time, other than shares held by Checkpoint as treasury stock (which will be canceled at the consummation of the merger and no payment will be made with respect to such shares), will be cancelled and converted into the right to receive the merger consideration; and

•	each share of common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger, will be cancelled and converted into one fully paid and non-assessable share of common stock of the surviving corporation.

If applicable, the merger consideration will be adjusted to reflect the effect of any stock split (including a reverse stock split), stock dividend (including any dividend or distribution of securities convertible into Checkpoint common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Checkpoint common stock, occurring or with a record date, from the date of the merger agreement and prior to the effective time of the merger, and such adjustment will provide the holders of Checkpoint common stock the same economic effect as contemplated by the merger agreement prior to such action.

Articles of Incorporation; Bylaws; Directors and Officers

At the effective time of the merger, the articles of incorporation and the bylaws of Checkpoint, as amended, will be amended and restated in their entirety to read identically to the articles of incorporation and the bylaws of Merger Sub, respectively, as in effect immediately prior to the effective time of the merger, and, as so amended, shall be the articles of incorporation and the bylaws of the surviving corporation. In addition, as of the effective time of the merger, the directors and officers of Merger Sub will become the directors and officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.

Completion of the Merger

The closing of the merger will take place at 10:00 a.m., Eastern time, no later than the second (2nd) business day after all conditions to the completion of the merger have been satisfied or waived, or at such other place, time or date as the parties to the merger agreement may otherwise agree.

Effective Time

The effective time of the merger will be when the statement of merger or other appropriate document is duly filed with the Department of State of the Commonwealth of Pennsylvania, or at such later date and time as the parties to the merger agreement agree and specify in the statement of merger or appropriate document.

Treatment of Stock Options and Other Stock-Based Compensation

Stock Options

At the effective time of the merger, each outstanding option to purchase Checkpoint common stock (whether vested or unvested) will be canceled and converted, as soon as practicable after such time but no later than the next regularly scheduled payroll pay date following such time, into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Checkpoint common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration over the per share exercise price under such option, subject to all applicable withholding taxes. If the amount that could have been obtained upon the exercise of the option pursuant to the foregoing is equal to or less than zero, then the option will be terminated without payment.

Restricted Stock Units

At the effective time of the merger, each outstanding Checkpoint restricted stock unit (whether vested or unvested) will be canceled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the number of shares covered by such Checkpoint restricted stock unit, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

Performance Share Awards

At the effective time of the merger, each outstanding Checkpoint performance share (whether vested or unvested) will be deemed earned at the target level and will be cancelled in exchange for a cash amount equal to the product of (x) the merger consideration and (y) the target number of shares of common stock subject to the applicable award of Checkpoint performance shares, subject to all applicable withholding taxes. Such cash payment shall be made as soon as practicable after the effective time of the merger but no later than the next regularly scheduled payroll pay date following such time.

Deferred Shares

At the effective time of the merger, each Checkpoint deferred share shall be converted into a cash balance amount determined by multiplying the number of Checkpoint deferred shares outstanding immediately prior to the effective time of the merger by the merger consideration, rounded up to the nearest whole cent. Such cash amounts will be paid subject to all applicable withholding taxes as soon as practicable after the effective time of the merger and in no event later than the next regularly scheduled payroll pay date following the effective time of the merger.

Employee Stock Purchase Plan

Each outstanding purchase right under the ESPP shall be exercised on the last payroll pay date occurring prior to March 31, 2016, for the purchase of Checkpoint common stock in accordance with the terms of the ESPP, which will be the final exercise date under the ESPP. The ESPP will terminate and no further shares will be issued under the ESPP after March 31, 2016. Shares of Checkpoint common stock issued pursuant to the exercise of purchase rights under the ESPP on or before March 31, 2016, shall be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement on the same basis as all other shares of Checkpoint common stock that are outstanding immediately prior to the effective time of the merger.

Obligations under Stock Plans and Deferred Compensation Plans

At the effective time of the merger, CCL will assume all of the obligations of Checkpoint under all Checkpoint employee and director stock plans or arrangements and the Deferred Compensation Plans. Such plans shall be terminated as of the effective time of the merger.

Exchange of Shares in the Merger

At the closing of the merger, CCL shall cause to be deposited with the paying agent, cash in an amount sufficient to pay the aggregate amount of the merger consideration payable in exchange for outstanding shares of Checkpoint common stock.

Promptly following the effective time of the merger, but in no event later than five (5) business days after the effective time of the merger, CCL shall cause the paying agent to mail to each holder of record of Checkpoint common stock certificates that represented outstanding shares of common stock that were converted into the right to receive the merger consideration, (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title to such certificates will pass, only upon delivery of such certificates to the paying agent, and (ii) instructions for effecting the surrender of such certificates in exchange for the merger consideration.

Checkpoint shareholders should not return stock certificates with the enclosed white proxy card, and Checkpoint shareholders should not forward stock certificates to the paying agent without a letter of transmittal.

Upon surrender of a Checkpoint common stock certificate for cancellation to the paying agent together with a properly completed and duly executed letter of transmittal and such other customary documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such certificate shall be entitled to receive the merger consideration which such holder has the right to receive in respect of the shares of Checkpoint common stock formerly represented by such certificate, and the surrendered certificate will be cancelled. No interest will be paid or accrued on any merger consideration payable to holders of such certificates. In the event of a transfer of ownership of shares of Checkpoint common stock which is not registered in Checkpoint’s transfer records, the merger consideration may be issued to a transferee if the certificate representing such shares is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any stock transfer taxes applicable to such transfer have been paid. After the effective time of the merger and until surrendered as contemplated by the merger agreement, each certificate will only represent the right to receive merger consideration, without interest thereon.

Following the date that is twelve (12) months after the effective time of the merger, any portion of the funds held by the paying agent that remain undistributed to the holders of Checkpoint common stock will be delivered to CCL. Thereafter, any holders of Checkpoint common stock may look only to CCL for the merger consideration, without interest thereon.

At the effective time of the merger, our stock transfer books will be closed and there will be no further registration of transfers of our common stock. From and after the effective time of the merger, the holders of certificates of shares of our common stock will not have any rights with respect to such shares except to receive the merger consideration therefor and as otherwise provided in the merger agreement or by law.

Lost, Stolen or Destroyed Certificates

If any Checkpoint common stock certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by CCL, the posting by such person of a bond in such reasonable and customary amount as CCL may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate the merger consideration, without interest thereon.

Representations and Warranties

The merger agreement contains customary representations and warranties made by Checkpoint to CCL and Merger Sub and customary representations and warranties made by CCL and Merger Sub to Checkpoint. These representations and warranties are subject to important limitations and qualifications agreed to by the parties to the merger agreement in connection with negotiating the terms of the merger agreement. In particular, certain of the representations and warranties that Checkpoint made in the merger agreement are qualified by certain confidential disclosures that Checkpoint delivered to CCL concurrently with the execution of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to shareholders, may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect, as defined below), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Investors are not third-party beneficiaries under the merger agreement and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any description thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Checkpoint, CCL or Merger Sub, or any of their respective subsidiaries or affiliates. For the foregoing reasons, the representations and warranties given by the parties in the merger agreement or any description thereof should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Checkpoint publicly files with the SEC.

Checkpoint’s representations and warranties under the merger agreement relate to, among other things:

•	its organization and qualification;

•	its corporate authority and the approvals required to enter into the merger agreement and consummate the transactions contemplated by the merger agreement;

•	the absence of: (i) conflicts with certain organizational documents or laws and orders applicable to Checkpoint or its subsidiaries; (ii) any contractual breaches, required consents or other contractual issues resulting from entering the merger agreement; (iii) certain required governmental filings and approvals; and (iv) certain anti-takeover provisions;

•	its capitalization;

•	its SEC filings, financial statements, internal controls over financial reporting, disclosure controls and procedures, Sarbanes-Oxley compliance and off-balance sheet arrangements;

•	its compliance with law and permits;

•	the absence of certain changes or events, including an event that could reasonably be expected to have a material adverse effect (as defined below), and the conduct of the Checkpoint’s business in the ordinary course since January 1, 2015;

•	the absence of undisclosed liabilities;

•	the information included in, and omitted from, the proxy statement and compliance of the proxy statement with applicable SEC rules;

•	its material contracts;

•	the absence of litigation;

•	its employee benefit plans, employees and employment practices;

•	labor and employment matters;

•	its intellectual property;

•	tax matters;

•	environmental matters;

•	real property (leased and owned);

•	insurance;

•	the absence of transactions with affiliates;

•	broker fees; and

•	the absence of unlawful use of funds, including kickbacks and bribes.

The merger agreement also contains customary representations and warranties made by CCL and Merger Sub that are subject to specified exceptions and qualifications contained in the merger agreement and certain confidential disclosures that CCL delivered to Checkpoint concurrently with the execution of the merger agreement. The representations and warranties of CCL and Merger Sub under the merger agreement relate to, among other things:

•	their organization and qualification;

•	their corporate authority and the approvals required to enter into the merger agreement and consummate the transactions contemplated by the merger agreement;

•	the absence of: (i) conflicts with certain organizational documents or laws and orders applicable to CCL or Merger Sub; (ii) any contractual breaches, required consents or other contractual issues resulting from entering the merger agreement; and (iii) certain required governmental filings and approvals;

•	the ownership of Merger Sub and restrictions on Merger Sub’s activities prior to the effective time of the merger;

•	the scope of CCL’s business activities as it relates to the lack of current or proposed activities that could be deemed competitive by a regulatory agency;

•	the absence of litigation and governmental investigations;

•	the information supplied by CCL, Merger Sub or their respective affiliates for use in this proxy statement;

•	the sufficiency of funds to consummate the merger;

•	the absence of beneficial ownership of Checkpoint’s securities by CCL, its subsidiaries or their affiliates or associates;

•	the absence of agreements with Checkpoint’s management or directors or affiliates relating to the transactions contemplated by the merger agreement or Checkpoint’s operations after the effective time of the merger; and

•	broker fees.

None of the representations and warranties of Checkpoint in the merger agreement survive the effective time of the merger.

Many of the representations and warranties in the merger agreement are qualified by materiality or a material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect).

For purposes of the merger agreement, a “material adverse effect” means any fact, change, event, circumstance or occurrence, which, for the purposes of this definition, we refer to as “events”, that, individually or taken together with other events: (A) prohibits or materially impairs or would be reasonably likely to materially impair the ability of Checkpoint to consummate the merger; or (B) has a material adverse effect on the assets, business, liabilities, results of operations or condition of Checkpoint and its subsidiaries, taken as a whole. However, the following will not be taken into account in determining the existence of a material adverse effect:

•	events affecting the economy or financial or capital markets in the United States or elsewhere in the world;

•	changes in GAAP or in any law applicable to Checkpoint or any of its subsidiaries after the date of the merger agreement;

•	events relating to acts of God, calamities, terrorism, national political or social conditions including the engagement by any country in hostilities;

•	events affecting the principal industry in which Checkpoint and its subsidiaries conduct their businesses;

•	any failure, in and of itself, by Checkpoint to meet any internal or third party financial estimates, projections or forecasts for any period ending on or after the date of the merger agreement;

•	any change, in and of itself, in the trading price or trading volume of Checkpoint common stock on the NYSE;

•	any events primarily attributable to the announcement or consummation of the merger or primarily resulting from compliance with the terms of the merger agreement;

•	events related to the intercompany loan restructuring contemplated under the merger agreement; or

•	any action commenced against CCL, Merger Sub and Checkpoint or any of their subsidiaries in connection with the merger.

Covenants Regarding Conduct of Business by Checkpoint Pending the Merger

Checkpoint has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the earlier to occur of the termination of the merger agreement pursuant to its terms the effective time of the merger. In general, Checkpoint and its subsidiaries have agreed that, except as (i) set forth in Checkpoint’s confidential disclosure letter delivered to CCL concurrently with the execution of the merger agreement, (ii) otherwise permitted or contemplated by the merger agreement, (iii) required by applicable law or (iv) consented to by CCL in writing, from the date of the merger agreement until the earlier of termination of the merger agreement and the effective time of the merger, Checkpoint and its subsidiaries will conduct their business in the ordinary course consistent with past practice and (A) will use reasonable best efforts to (x) preserve substantially intact their business organizations, (y) maintain existing business relationships with customers, suppliers, creditors and business partners and (z) keep the services of their current officers and employees available, and (B) will not:

•	amend their organizational documents;

•	subject to certain exceptions, issue or encumber any shares of their capital stock or other equity interests;

•	declare any dividend, other than between Checkpoint and its subsidiaries;

•	reclassify, combine, split, redeem or otherwise acquire any of its capital stock or other equity interests;

•	other than between Checkpoint and its subsidiaries, acquire any business or assets thereof, or make any loan or investment in, any business, except as consistent with past practice and for consideration not in excess of $1,000,000 individually, or $2,500,000 for all such transactions by Checkpoint and its subsidiaries in the aggregate;

•	other than borrowings under, or repayments of, Checkpoint’s existing revolving credit facility in the ordinary course of business, incur, modify or cancel the terms of any indebtedness for borrowed money, or issue any debt securities, or assume or otherwise become responsible for, the obligations of any person for borrowed money in excess of $3,000,000 in the aggregate;

•	grant any lien on their assets, other than permitted encumbrances and liens securing indebtedness permitted by the merger agreement;

•	enter into or materially amend (other than extensions of one year or less at the end of a term in the ordinary course of business) any material contract or material real property lease that, if in effect on the date of the merger agreement, would have been a material contract, or terminate any such contract, or waive, release or assign any rights or claims under any material contract or material real property lease;

•	sell, lease, license, pledge, abandon or otherwise dispose of owned real property, material intellectual property (other than licenses of material intellectual property in the ordinary course of business), or other assets having a current value in excess of $1,000,000 other than inventory or surplus equipment in the ordinary course of business;

•	make single capital expenditure in excess of $1,000,000 or capital expenditures in excess of $3,000,000 in the aggregate, except for capital expenditures that are contemplated by Checkpoint’s existing plan for annual capital expenditures for 2016;

•	enter into any new line of business outside of their existing business segments;

•	subject to certain exceptions, grant or announce any equity or incentive awards or any material increase in the salaries, bonuses or other compensation and benefits payable to executive officers, directors, employees, consultants or independent contractors other than in the ordinary course of business consistent with past practice;

•	hire new executive officers or promote any person to an executive officer position, except in the ordinary course of business consistent with past practice to replace an executive officer whose employment has terminated;

•	hire or promote any employee, consultant or independent contractor other than in the ordinary course of business consistent with past practice;

•	terminate the employment of any executive officer other than for cause (as reasonably determined by our Board);

•	subject to certain exceptions, pay any pension, retirement allowance, termination or severance pay not required by any existing Checkpoint benefits plan or other contract in effect on the date of the merger agreement to any officer, director or employee of Checkpoint or any of its subsidiaries;

•	subject to certain exceptions, pay any material bonus not required by any existing Checkpoint benefits plan or other contract in effect on the date of the merger agreement to any officer, director or employee of Checkpoint or any of its subsidiaries whose current base salary exceeds $160,000, except for agreements with newly hired employees in the ordinary course of business consistent with past practice;

•	subject to certain exceptions, enter into or amend any contract of employment or any consulting, bonus, severance, retention, retirement or similar contract for the benefit of any officer, director or employee, except for agreements for newly hired employees (except any executive officer) in the ordinary course of business consistent with past practice;

•	subject to certain exceptions, enter into or adopt any new, or materially increase benefits under any existing Checkpoint benefits plan;

•	subject to certain exceptions, make any material change in accounting principles, policies, practices, procedures or methods;

•	change any material method of tax accounting, tax election, or annual tax accounting period, settle any material tax action, amend any material tax returns or file claims for material tax refunds, enter into any material closing agreement, or surrender any right to claim a material tax refund, offset or other reduction or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•	adopt a plan of complete or partial liquidation or dissolution;

•	institute, settle or compromise any pending or threatened actions involving the admission of liability or payment of monetary damages of any amount exceeding $500,000 in the aggregate, other than (i) any action brought against CCL or Merger Sub arising out of a breach by CCL or Merger Sub of the merger agreement, and (ii) subject to certain exceptions, the settlement of claims or obligations reserved against on the most recent balance sheet of Checkpoint included in Checkpoint’s SEC filings; or

•	enter into any intercompany loan, advance or capital contribution involving Checkpoint or its subsidiaries organized in the United States or the Netherlands (other than transactions solely among United States entities or transactions solely among non-United States entities).

No Solicitation of Acquisition Proposals; Changes in Board Recommendation

Checkpoint has, and has caused its subsidiaries and has directed its representatives to, cease all discussions and negotiations with any person with respect to any acquisition proposal, as defined below, has requested to have returned or destroyed any confidential information provided by Checkpoint and has terminated all physical and electronic data room access previously granted to any such persons or their representatives. From the date of the merger agreement until the receipt of the Checkpoint shareholder approval, or, if earlier, the termination of the merger agreement in accordance with its terms, the merger agreement obligates Checkpoint not to, and to cause its subsidiaries and direct its representatives not to:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data concerning Checkpoint or any of its subsidiaries to any person relating to any acquisition proposal; or

•	approve, endorse, recommend or enter into any letter of intent, agreement in principle, merger agreement or other similar agreement (other than an acceptable confidentiality agreement as contemplated by the merger agreement) relating to an acquisition proposal.

However, at any time prior to receipt of the Checkpoint shareholder approval, Checkpoint and its representatives may furnish any information or data to, or engage in discussions or negotiations with, any person who has made a bona fide written acquisition proposal that did not result from Checkpoint’s material breach of its non-solicit obligations under the merger agreement, so long as our Board has determined in good faith, based on information then available and after consultation with its outside financial and legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal, as defined below. Prior to providing such information, Checkpoint must receive an executed acceptable confidentiality agreement with such person that is no less restrictive of such third party than the confidentiality agreement entered into by and between Checkpoint and CCL. Checkpoint must also make available, as promptly as practicable, to CCL any such information if not previously given to CCL or its representatives.

In addition to the foregoing, the merger agreement requires that our Board will not (A) withdraw, withhold, qualify or modify, or publicly propose to do so, in any manner adverse to CCL or Merger Sub, our Board’s recommendation with respect to the merger, (B) fail to include our Board’s recommendation in this proxy statement, (C) fail to publicly recommend a rejection of any tender offer or exchange offer within ten (10) business days after the commencement of such offer, (D) fail to recommend against any acquisition proposal within ten (10) business days of CCL’s request to do so (and in any event, at least two (2) business days before the date of the special meeting or as promptly as reasonably practicable in the case of any acquisition proposal received within three (3) business days of the date of the special meeting) or (E) adopt, approve or recommend, or publicly propose to do so, an acquisition proposal, each of the actions in this paragraph constituting a change in recommendation. In addition, the merger agreement requires that our Board will not cause or permit Checkpoint or any of its subsidiaries to enter into any acquisition agreement, merger agreement or similar definitive contract with respect to an acquisition proposal (other than any acceptable confidentiality agreement entered into in accordance with the terms of the merger agreement).

However, at any time prior to receipt of the Checkpoint shareholder approval, if Checkpoint has received a bona fide written acquisition proposal (which did not arise out of any material breach of its non-solicit obligations under the merger agreement) from any person that has not been withdrawn and our Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal, (x) our Board may effect a change in recommendation with respect to such superior proposal and (y) Checkpoint may terminate the merger agreement so as to enter into an alternative acquisition agreement with respect to such superior proposal, if:

•	Checkpoint provides prior written notice to CCL of at least four (4) business days with respect to such superior proposal and, absent any revision to the merger agreement, our Board has determined to effect a change in recommendation and/or to terminate the merger agreement pursuant to its terms and conditions;

•	prior to effecting such change in recommendation or termination, Checkpoint shall, during such notice period, negotiate with CCL and its representatives in good faith (to the extent CCL desires to negotiate) to make such adjustments in the merger agreement, so that such acquisition proposal would cease to constitute a superior proposal;

•	at or following the end of such notice period, our Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account in good faith any revisions to the merger agreement made or irrevocably committed to by CCL, that such acquisition proposal continues to constitute a superior proposal if such revisions were to be given effect;

•	in the event of any material revisions to an acquisition proposal that could have an effect on our Board’s decision or discussion with respect to whether such proposal is a superior proposal, Checkpoint shall deliver a new written notice to CCL pursuant to the foregoing requirements and again comply with the requirements of the merger agreement with respect to such new written notice (but only on three (3) additional occasions and with a notice period of two (2) business days, rather than four (4)); and

•	if Checkpoint terminates the merger agreement so as to enter into an alternative acquisition agreement with respect to a superior proposal, Checkpoint must simultaneously pay to CCL the Checkpoint termination fee.

Additionally, at any time prior to receipt of the Checkpoint shareholder approval, other than in response to an acquisition proposal, our Board may effect a change in recommendation in response to an intervening event if it has determined in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, if:

•	Checkpoint shall have provided prior written notice to CCL of at least four (4) business days prior to such determination;

•	prior to effecting such change in recommendation, Checkpoint shall, during such notice period, negotiate with CCL in good faith (to the extent CCL desires to negotiate) to make such adjustments in the merger agreement in such a manner that obviates the need for our Board to effect such change in recommendation; and

•	at or following the end of such notice period, our Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a change in recommendation would be inconsistent with the directors’ fiduciary duties under applicable law (after taking into account any revisions to the merger agreement made or irrevocably committed to by CCL during such notice period if such revisions were to be given effect).

For the purposes of the merger agreement and this proxy statement, the term “acquisition proposal” means any indication of interest, proposal or offer from any third party relating to, in a single transaction or series of related transactions, (i) the direct or indirect acquisition by any third party of equity interests representing fifteen percent (15%) or more of the voting power of Checkpoint, (ii) any merger, consolidation, business combination, share exchange, recapitalization or similar transaction involving Checkpoint or any of its subsidiaries and a third party, (iii) any acquisition or sale of assets, exclusive license, liquidation, dissolution, disposition or other transaction which would result in any third party acquiring, or exclusively licensing, assets representing, directly or indirectly, fifteen percent (15%) or more of the revenues or fair market value of the assets of Checkpoint and its subsidiaries, taken as a whole, or (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, or other transaction that, if consummated, would result in any third party beneficially owning equity interests representing fifteen percent (15%) or more of the voting power of Checkpoint.

For the purposes of the merger agreement, the term “superior proposal” means a bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal deemed to be references to more than fifty percent (50%), and, with respect to clause (ii) in the definition of acquisition proposal, the Checkpoint shareholders owning less than a majority of the equity of Checkpoint, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of Checkpoint or such surviving entity following the consummation of any such transaction) not arising out of or relating to any material breach of the non-solicit obligations of the merger agreement which our Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms and conditions, including the financial and regulatory aspects of such acquisition proposal and the merger agreement and the likelihood of consummation of such acquisition proposal, would result in a transaction that is more favorable to Checkpoint than the transactions provided for in the merger agreement (in each case taking into account in good faith any revisions to the merger agreement made or irrevocably committed to by CCL).

Required Shareholder Vote

As promptly as reasonably practicable, and within five (5) business days following the first date on which the SEC has confirmed that it has no further comments on this proxy statement or does not intend to review this proxy statement, or, if the SEC confirms such intent not to review not less than ten (10) days following the date on which this proxy statement was initially filed with the SEC, Checkpoint will establish a record date for and give notice of the special meeting for the purpose of voting upon the adoption of the merger agreement, and cause the proxy statement to be disseminated to the Checkpoint shareholders, which date of dissemination we refer to as the “proxy date”. Checkpoint will call, convene and hold the special meeting as promptly as reasonably practicable following the proxy date. However, Checkpoint may postpone or adjourn the special meeting (A) with the consent of CCL, (B) for the absence of a quorum, (C) to solicit additional proxies for the purpose of obtaining the Checkpoint shareholder approval or (D) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which our Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable law and for such supplemental or amended disclosure to be disseminated to and reviewed by the Checkpoint shareholders prior to the special meeting. Unless our Board has effected a change in recommendation, Checkpoint will use reasonable best efforts to solicit from the Checkpoint shareholders proxies in favor of the adoption of the merger agreement and approval of the merger in accordance with the PBCL and secure the vote or consent of the holders of Checkpoint common stock required by applicable law to obtain such approval.

Consents, Approvals and Filings

CCL and Checkpoint will cooperate with each other and use, and shall cause their respective subsidiaries to use, their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable on its part under the merger agreement and applicable law to cause the conditions to closing the merger to be satisfied and to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all material consents, approvals, registrations, authorizations, waivers, permits and orders necessary, proper or advisable to be obtained from any third party or any governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement. In furtherance of the foregoing, Checkpoint, CCL and Merger Sub will:

•	make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable following the date of the merger agreement, but in no event later than fifteen (15) business days from the date of the merger agreement;

•	make all necessary notifications, filings or registrations necessary to obtain any other material required antitrust approvals as promptly as practicable following the date of the merger agreement;

•	subject to the merger agreement and applicable law, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and equityholders and such other matters as may be reasonably necessary, proper or advisable in connection with any statement, filing, notice or application required to be made by or on behalf of CCL, Checkpoint or any of their respective subsidiaries to any third party or any governmental entity in connection with the merger and any of the other transactions contemplated by the merger agreement, including any additional information and documentary material that may be requested on a voluntary or compulsory basis pursuant to the HSR Act or any other antitrust laws;

•	use their reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable, consistent with the merger agreement, to cause the expiration or termination of the applicable waiting periods or receipt of required authorizations, as applicable, under the HSR Act or other antitrust laws as promptly as reasonably practicable (including requesting early termination of the applicable waiting periods under the HSR Act); and

•	not to take any action with the intention to or that could reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval under the HSR Act or any other antitrust laws or the expiration of the required waiting period under the HSR Act or any other antitrust laws.

Checkpoint and CCL shall use reasonable best efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or consents, permits, authorizations, advance ruling certificates, no-action letters, waivers or approvals are required or advisable to be obtained from, any third parties or governmental entities under any other applicable laws in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated hereby, including the merger, and (ii) timely making all such required filings and timely seeking all such required consents, permits, authorizations, advance ruling certificates, no-action letters or approvals.

Checkpoint and CCL each shall keep the other promptly apprised of the status of matters relating to the obtaining of any consents, approvals, registrations, authorizations, waivers, permits and orders contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other communications received by CCL, Merger Sub or any representative of CCL, or Checkpoint, any Checkpoint subsidiary or any Checkpoint representative, as the case may be, from any third party or any governmental entity with respect to its right to approve or otherwise consent to the merger and any of the other transactions contemplated by the merger agreement. In addition, each party to the merger agreement shall give the other parties to the merger agreement reasonable advance notice of, and an opportunity to participate in, all substantive in-person and telephonic meetings with a governmental entity regarding the merger or any of the other transactions contemplated by the merger agreement. Checkpoint and CCL will consult and reasonably cooperate with each other and in good faith consider the other’s reasonable comments in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and proposals made or submitted to any governmental entity regarding the merger or any of the other transactions contemplated by the merger agreement by or on behalf of any party to the merger agreement. Absent mutual consent, neither CCL nor Checkpoint shall have the right to determine whether to enter into any agreement with any applicable governmental entity extending additional time for the review of the transactions contemplated by the merger agreement under the HSR Act or any other antitrust law.

CCL and Checkpoint shall use their reasonable best efforts and cooperate with each other to ensure the satisfaction of the conditions to closing the merger as promptly as practicable, and in the event that any administrative or judicial action or proceeding is instituted or threatened by a governmental entity or private party challenging the merger or any other transaction contemplated by the merger agreement, which we refer to as an “antitrust proceeding” for the purposes of this proxy statement, each party to the merger agreement shall use its reasonable best efforts to contest, resist, prevent, oppose or remove any such antitrust proceeding, including by extending additional time for the review of the transactions contemplated by the merger agreement under the HSR Act or any other antitrust law, and to have vacated, lifted, reversed or overturned any order that prevents, restrains, restricts or otherwise prohibits consummation of the transactions contemplated by the merger agreement, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement. CCL’s obligation to use reasonable best efforts under the merger agreement includes proposing, negotiating, committing to and effecting by consent decree, settlement agreement, hold separate order or otherwise, (i) restrictions or conditions on the conduct of business and (ii) the sale, divestiture, license or disposition of businesses, product lines or assets of Checkpoint’s or any of its subsidiaries’ businesses or CCL’s affiliate radio frequency identification business. CCL shall not be required to take any action, including divestiture, that is not conditioned on the consummation of the merger or that would, or would reasonably be expected to have, a material adverse effect. Furthermore, CCL shall not be required to take any action described in clause (i) above that is not related to Checkpoint’s or any of its subsidiaries’ businesses or CCL’s affiliate radio frequency identification business or in clause (ii) above, including to offer or agree to any divestiture, that is not limited in scope to Checkpoint’s or any of its subsidiaries’ businesses or CCL’s affiliate radio frequency identification business.

Employee Benefits Matters

CCL has agreed that through December 31, 2016 (or if earlier, the date of the employee’s termination of employment), each continuing Checkpoint employee, will be provided with total compensation, including base salary rate, commission, target bonus and benefits, in amounts in the aggregate no less favorable than the total compensation opportunities and benefits provided to the continuing Checkpoint employee by Checkpoint immediately prior to the merger. In addition, CCL shall, and shall cause its affiliates to, honor, in accordance with its terms, each Checkpoint benefit plan, which we refer to as “Checkpoint plans” in this proxy statement, and all obligations thereunder including the rights or benefits arising as a result of the transactions contemplated under the merger agreement, with CCL acknowledging that the consummation of the transactions contemplated by the merger constitutes a change in control for all purposes under each Checkpoint plan.

With respect to any employee benefit plan maintained by CCL or any of its subsidiaries, excluding both any retiree healthcare plans or programs maintained by CCL or any of its Subsidiaries and any equity compensation arrangements maintained by CCL or any of its subsidiaries in which any continuing Checkpoint employees will participate effective as of the effective time of the merger, CCL shall, or shall cause the surviving corporation to, recognize all service of the continuing Checkpoint employees with Checkpoint or any of its subsidiaries, as the case may be as if such service were with CCL, for vesting and eligibility purposes (but not for benefit accrual purposes, except for vacation, if applicable) in any CCL employee benefit plan in which such continuing Checkpoint employees may be eligible to participate after the effective time of the merger; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or such service was not recognized under the corresponding Checkpoint plan. For purposes of determining the number of vacation days and other paid time off to which each continuing Checkpoint employee is entitled during the calendar year in which the effective time of the merger occurs, CCL will assume and honor all vacation and other paid time off days accrued or earned but not yet taken by such continuing Checkpoint employee as of the effective time of the merger.

Directors’ and Officers’ Indemnification and Insurance

After the effective time of the merger, CCL and Merger Sub agree that all rights of indemnification, advancement of expenses, exculpation and limitation of liabilities existing in favor of the current or former directors, officers and employees of Checkpoint and its subsidiaries and each such person who served at the request of Checkpoint or any of its subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, each of which we refer to as an “indemnitee” in this proxy statement, as provided in the articles of incorporation and bylaws of Checkpoint, as amended, or similar organizational documents of any Checkpoint subsidiary or under any indemnification, employment or other similar agreements between any indemnitee and Checkpoint or any of its subsidiaries, in each case as may be amended and in effect on the date of the merger agreement with respect to matters occurring prior to the effective time of the merger, shall survive the merger and continue in full force and effect in accordance with their respective terms. After the effective time of the merger, CCL and the surviving corporation shall be jointly and severally liable to pay and perform in a timely manner such obligations. In the event that CCL or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, or if CCL dissolves the surviving corporation, then, and in each such case, CCL shall cause proper provision to be made so that the successors and assigns of CCL or the surviving corporation assume the indemnification obligations set forth in the merger agreement.

The surviving corporation must maintain directors’ and officers’ liability insurance coverage of Checkpoint’s existing directors’ and officers’ insurance policies and Checkpoint’s existing fiduciary liability insurance policies, in each case, for a claims reporting or discovery period of at least six (6) years after the date on which the merger becomes effective with respect to any claim related to any period of time at or prior to the date on which the merger becomes effective, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Checkpoint’s existing policies as in effect as of the date of the merger agreement. Checkpoint, with the consent of CCL, is allowed to purchase “tail” coverage policies to satisfy this requirement, but those “tail” coverage policies cannot require the payment of an aggregate annual premium in excess of three hundred percent (300%) of the aggregate annual premium most recently paid by Checkpoint to maintain the existing policies.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between CCL and Checkpoint in the preparation and filing of this proxy statement;

•	Checkpoint providing CCL with reasonable access to personnel, facilities, properties and information during the period between the date of the merger agreement and the effective date of the merger;

•	confidentiality obligations of and access by CCL to certain information about Checkpoint pursuant to the confidentiality agreement between CCL and Checkpoint;

•	consultation between Checkpoint and CCL prior to public announcements relating to the merger or related transactions;

•	notification by Checkpoint to CCL of any action commenced after the date of the merger agreement against Checkpoint or any of its directors by any Checkpoint shareholders relating to the merger agreement or the transactions contemplated by the merger agreement and the opportunity to consult with Checkpoint regarding the defense or settlement of such action;

•	prior to the effective time of the merger, Checkpoint taking all steps required to cause any dispositions of shares resulting from the transactions contemplated by the merger agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Checkpoint to be exempt under Rule 16b-3 of the Exchange Act;

•	prior to the closing date of the merger, cooperation between CCL and Checkpoint to cause the delisting of the Checkpoint common stock from the NYSE;

•	so long as the representations and warranties of CCL and Merger Sub relating to ownership of Checkpoint common stock remain true and correct in all respects prior to the closing of the merger, Checkpoint and its subsidiaries taking all action necessary so that no anti-takeover statute becomes applicable to the transactions contemplated by the merger agreement;

•	Checkpoint and CCL providing each other prompt notice of any material change, effect, development or circumstance that would reasonably be expected to give rise to a failure of a condition precedent for either Checkpoint or CCL; and

•	Checkpoint using its reasonable best efforts to take such actions as reasonably requested by CCL to effect the reorganization or restructuring of intercompany loans of Checkpoint and its subsidiaries, CCL and Merger Sub indemnifying, on a joint and several basis, Checkpoint, its affiliates and their representatives from all liabilities, losses, damages, costs, expenses, interest, penalties, taxes or changes in tax attributes suffered or incurred in connection with such reorganization or restructuring, and CCL reimbursing Checkpoint for any out-of-pocket expenses and costs in connection with such reorganization or restructuring, which we refer to as the “intercompany loan restructuring” in this proxy statement.

Conditions to Completion of the Merger

The obligations of each party to the merger agreement to effect the merger are subject to the satisfaction or waiver at or prior to the closing date of the merger of the following conditions:

•	the Checkpoint shareholder approval has been obtained;

•	all of the required antitrust approvals have been obtained, including the expiration or termination of all applicable waiting periods under the HSR Act; and

•	the absence of any order issued by any court of competent jurisdiction or other restraint or prohibition of any governmental entity, or law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that would enjoin the consummation of the merger.

The obligations of CCL and Merger Sub to effect the merger are further subject to the satisfaction or waiver at or prior to the closing date of the merger of the following conditions:

•	each of the representations and warranties of Checkpoint set forth in the merger agreement with respect to (i) the corporate organization and qualification of Checkpoint and its subsidiaries, (ii) Checkpoint’s authority relative to the merger agreement, (iii) the organization and capitalization of Checkpoint and its subsidiaries, (iv) the absence of a material adverse effect on Checkpoint and (v) brokers’ fees being true and correct in all material respects at and as of the date of the merger agreement and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the other representations and warranties of Checkpoint set forth in the merger agreement being true and correct as of the date of the merger agreement and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where any failures of such representations and warranties to be true and correct (in each case without giving effect to any material adverse effect or materiality qualifications or other similar qualifications contained therein), individually or in the aggregate, would not have a material adverse effect on Checkpoint;

•	Checkpoint having performed or complied in all material respects with all obligations required to be performed or complied with by it on or prior to the closing of the merger;

•	Checkpoint having delivered to CCL a certificate, signed on behalf of Checkpoint by its chief executive officer or chief financial officer, dated as of the closing date of the merger, to the effect that Checkpoint’s obligations to the closing of the merger have been satisfied; and

•	since the date of the merger agreement, there has not occurred any material adverse effect on Checkpoint or any event, change or effect that would reasonably be expected to have a material adverse effect on Checkpoint.

Checkpoint’s obligations to effect the merger are further subject to the satisfaction or waiver by Checkpoint at or prior to the closing date of the merger of the following conditions:

•	each of the representations and warranties of CCL and Merger Sub set forth in the merger agreement being true and correct (without giving effect to any materiality qualifications set forth therein) as of the closing of the merger as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where any failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on CCL’s and Merger Sub’s ability to consummate the transactions contemplated by the merger agreement;

•	CCL and Merger Sub having performed or complied in all material respects with all obligations required to be performed or complied with by them under the merger agreement at or prior to the closing of the merger; and

•	CCL and Merger Sub having delivered to Checkpoint a certificate, signed on behalf of CCL and Merger Sub by their chief executive officers or chief financial officers, dated as of the closing date of the merger, to the effect that CCL and Merger Sub’s obligations to the closing of the merger have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of CCL and Checkpoint. In addition, the board of directors of either CCL or Checkpoint may terminate the merger agreement prior to the effective time of the merger, if:

•	the closing of the merger has not occurred by the end date; however, such right to terminate is not available to any party whose breach of a covenant or obligation has been the primary cause of the failure of the closing of the merger to occur prior to the end date;

•	any final and non-appealable governmental order is entered permanently enjoining any of the parties to the merger agreement from consummating the merger; however, such right to terminate is not available to any party whose breach has been the primary cause of any such order or the failure of such order to be resisted, resolved or lifted; or

•	Checkpoint shareholder approval has not been obtained at the special meeting or at any adjournment or postponement thereof.

The merger agreement may also be terminated by Checkpoint, if:

•	CCL or Merger Sub have breached their covenants, representations and warranties or agreements contained in the merger agreement and the breach is not cured within thirty (30) business days or their closing obligations cannot be satisfied by the end date; however, such right to terminate is not available to Checkpoint if it is in breach of any covenants, representations and warranties or agreements that would result in the failure of the closing obligations of CCL or Merger Sub under the merger agreement;

•	in order to concurrently enter into a superior proposal prior to the Checkpoint shareholder approval, subject to certain procedural requirements and so long as concurrently with such termination, Checkpoint pays, or causes to be paid, to CCL the Checkpoint termination fee; or

•	all of Checkpoint’s closing obligations have been satisfied or waived, and CCL and Merger Sub have failed to consummate the merger by the time the closing of the merger should have occurred.

The merger agreement may also be terminated by CCL if:

•	Checkpoint has breached its covenants, representations and warranties or agreements contained in the merger agreement and the breach is not cured within thirty (30) business days or its and Merger Sub’s closing obligations are not capable of being satisfied by the end date; however, such right to terminate is not available to CCL if it is in breach of any covenants, representations and warranties or agreements that would result in the failure of the closing obligations of Checkpoint under the merger agreement; or

•	prior to the Checkpoint shareholder approval, (i) our Board has effected a change in recommendation or failed to recommend against any tender offer or alternative acquisition proposal, (ii) Checkpoint has entered into an alternative acquisition agreement or (iii) Checkpoint or its board of directors has publicly announced its intention to do any of the foregoing.

Termination Fee; Effect of Termination

If the merger agreement is terminated, Checkpoint will be required to pay the Checkpoint termination fee, if:

•	Checkpoint has terminated the merger agreement prior to receipt of the Checkpoint shareholder approval in order to concurrently enter into a superior proposal;

•	CCL has terminated the merger agreement prior to the receipt of the Checkpoint shareholder approval due to (i) our Board having effected a change in recommendation or failed to recommend against any tender offer or alternative acquisition proposal, (ii) Checkpoint having entered into an alternative acquisition agreement or (iii) Checkpoint or its board of directors having publicly announced its intention to do any of the foregoing;

•	CCL or Checkpoint has terminated the merger agreement due to the closing of the merger not having occurred before the end date and prior to the time of termination, either (i) an acquisition proposal has been made and not withdrawn by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with any third party within twelve (12) months after termination, which is later consummated, or (ii) an acquisition proposal has been made (whether or not subsequently withdrawn) by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with that same third party within twelve (12) months after termination, which is later consummated;

•	CCL or Checkpoint has terminated the merger agreement because the Checkpoint shareholder approval has not been obtained at the special meeting and prior to the special meeting, either (i) an acquisition proposal has been made and not withdrawn by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with any third party within twelve (12) months after termination or (ii) an acquisition proposal has been made (whether or not subsequently withdrawn) by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with that same third party within twelve (12) months after termination; or

•	CCL has terminated the merger agreement due to Checkpoint having materially breached any of its covenants, agreements, representations or warranties and prior to the time of termination, either (i) an acquisition proposal has been made and not withdrawn by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with any third party within twelve (12) months after termination, which is later consummated, or (ii) an acquisition proposal has been made (whether or not subsequently withdrawn) by a third party and Checkpoint or any of its subsidiaries has entered into a definitive agreement with that same third party within twelve (12) months after termination, which is later consummated.

For the purposes of the previous three bullet points, all of the percentages included in the definition of acquisition proposal will be deemed to be references to more than fifty percent (50%), and, with respect to clause (ii) in the definition of acquisition proposal, the Checkpoint shareholders owning less than a majority of the equity of Checkpoint, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of Checkpoint or such surviving entity following the consummation of any such transaction.

Under the merger agreement, CCL may be required to pay Checkpoint the CCL termination fee if (i) CCL or Checkpoint has terminated the merger agreement due to (x) the closing of the merger not having occurred before the end date or (y) any final and non-appealable order prohibiting the consummation of the merger and (ii) at the time of such termination, (x) the HSR Act waiting period has not expired or any required antitrust approval has not been obtained or (y) any order prohibits or makes illegal the consummation of the merger.

Checkpoint may elect to either receive the CCL termination fee or pursue its remedies for CCL’s breach of the merger agreement, but not both. If a termination fee is paid to a party pursuant to the foregoing, such payment will be the sole and exclusive remedy of such party, its affiliates and representatives under the merger agreement and transactions contemplated thereby. If a party fails to pay a termination fee when due pursuant to the terms of the merger agreement, and in order to obtain such payment, the other party commences a suit that results in a judgement against that party, then the suing party will be entitled to the costs and expenses incurred by it in connection with the suit.

If the merger agreement is validly terminated, the merger agreement will become null and void without liability on the part of any party to the merger agreement, its directors, managers, officers, equityholders, employees or representatives, and there will be no liability or obligation on the part of any such persons, except for the confidentiality provisions, provisions relating to the termination fees and effect of termination, provisions relating to the intercompany loan restructuring and certain general provisions of the merger agreement, each of which will survive the termination of the merger agreement. However, the parties to the merger agreement agreed that if any termination of the merger agreement resulted from fraud, or willful or intentional breach of a party’s covenants, agreements, representations or warranties, the breaching party will not be relieved or released from any liabilities or damages resulting from such breach (except that no party will be liable for punitive damages), unless such breaching party has paid a termination fee to the other party pursuant to the terms of the merger agreement.

Fees and Expenses; Transfer Taxes

All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated. Subject to specific exceptions related to payment of the merger consideration, all costs and expenses, including those of the paying agent, and all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by the merger agreement will be paid by the surviving corporation. The filing fees for the premerger notification and report forms under the HSR Act or similar fees under other antitrust laws will be paid solely by CCL.

Specific Performance

Subject to the other provisions of the merger agreement relating to payment of a termination fee, the merger agreement generally provides that the parties will be entitled, without posting a bond, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement or to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

Third Party Beneficiaries

The merger agreement will be binding upon, inure to the benefit of and be enforceable by Checkpoint, CCL and Merger Sub and their respective successors and permitted assigns. The merger agreement is not intended to and will not confer any rights or remedies upon any person other than Checkpoint, CCL and Merger Sub and their respective successors and permitted assigns, except for certain exceptions, including: (i) the rights of shareholders and other holders of securities of Checkpoint to receive payment under the merger agreement, (ii) certain provisions with respect to indemnitees and (iii) certain provisions with respect to the intercompany loan restructuring.

Amendments; Waivers

The merger agreement may be amended by mutual agreement of the parties to the merger agreement by action taken by or on behalf of their respective boards of directors at any time before the merger becomes effective, whether before or after receipt of the Checkpoint shareholder approval. The parties may, at any time prior to closing of the merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties or (iii) waive compliance with any of the agreements or conditions. However, after the Checkpoint shareholder approval, there will not be any amendment that decreases the merger consideration or that alters the indemnification rights of certain indemnitees, or any amendment, extension or waiver that by law requires approval by shareholders, unless such amendment, extension or waiver is approved by Checkpoint shareholders.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

Merger-Related Compensation

We are required pursuant to Section 14A of the Exchange Act to include in this proxy statement a proposal with respect to a non-binding advisory vote on the compensation that may be paid or become payable to each of our “named executive officers”, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the merger pursuant to arrangements entered into with us, and we therefore are asking our shareholders to approve the following resolution:

RESOLVED, that the compensation that may be paid or become payable to Checkpoint’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K, in this merger-related named executive officer compensation proposal, is hereby APPROVED.

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer that is based on or otherwise relates to the merger.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:

•	a closing date for the merger of March 11, 2016; and

•	unless otherwise described below, with respect to each named executive officer, continued employment through the closing date and a termination of employment on the closing date of the merger by the executive for good reason or by the surviving corporation without “cause”.

Golden Parachute Compensation

Name (1)	Cash Severance (2)		Equity (3)	Perquisites/ Benefits (4)	Total
	Base Salary Severance	Bonus Payment Severance
George Babich, Jr.	$2,125,000	$170,000	$1,787,922	$30,435	$4,113,357
James Lucania	$731,250	$37,592	$1,184,686	$17,167	$1,970,695
S. James Wrigley	$1,302,000	—	$694,219	$—	$1,996,219
Per H. Levin	$1,044,000	—	$637,745	$—	$1,681,745

(1)	Jeffrey O. Richard and Farrokh K. Abadi were named executive officers of Checkpoint for fiscal year 2015. Mr. Richard served as Executive Vice President and Chief Financial Officer and resigned from Checkpoint effective March 23, 2015. Mr. Abadi served as Chief Strategy and Business Development Officer until January 1, 2016. Neither Mr. Richard nor Mr. Abadi will receive any compensation in connection with the merger.
(2)	Amounts reported consist of (i) for Mr. Babich, 2.5 times his annual base salary and two times his 2015 bonus amount, (ii) for Mr. Lucania, twenty seven (27) months of his base salary and 75% of his 2015 bonus amount and (iii) for Messrs. Wrigley and Levin, thirty six (36) months of base salary. These double trigger cash severance amounts are payable in the event the named executive officer is terminated without cause or resigns for good reason, in each case, within twelve (12) months following the merger for Mr. Babich and at any time following the merger for Messrs. Lucania, Wrigley and Levin. See the section above titled “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger—Executive Officer Employment Agreements and Termination Policy” beginning on page 49 of this proxy statement for more information.

(3)	Amounts reported reflect the value of unvested stock options, restricted stock units and performance shares (and for Mr. Lucania, unvested deferred shares) that will be canceled and converted at the effective time of the merger into the right to receive the merger consideration, assuming a price per share of Checkpoint common stock equal to the merger consideration of $10.15. See the sections above titled “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger—Treatment of Outstanding Equity Awards” beginning on page 47 of this proxy statement for more information. For Mr. Babich, the amount shown also includes an amount equal in value to 60,000 Checkpoint restricted stock units, which amount is otherwise scheduled to be delivered under Mr. Babich’s employment agreement on January 2, 2017 and which amount would also be paid to Mr. Babich if he is terminated without cause or resigns for good reason prior to such date. See the sections above titled “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger—Executive Officer Employment Agreements and Termination Policy” beginning on page 49 of this proxy statement for more information.
(4)	Amounts reported include the estimated value of company-paid continued healthcare coverage for thirty six (36) months for Mr. Babich and twenty seven (27) months for Mr. Lucania. Pursuant to Mr. Babich’s employment agreement and the terms of Mr. Lucania’s participation in the Termination Policy, these double trigger benefits are payable in the event the named executive officer is terminated without cause or resigns for good reason, in each case, within twelve (12) months following the merger for Mr. Babich and at any time following the merger for Mr. Lucania. Mr. Wrigley and Mr. Levin are employed outside the U.S. and are not entitled to these benefits.

Narrative Disclosure to Merger-Related Compensation Table

For additional information relating to the named executive officers’ employment agreements, the Termination Policy and the treatment of our equity awards and other stock-based compensation held by the named executive officers, see the section entitled “Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 47 of this proxy statement.

Completion of the merger is not conditioned on approval of the merger-related named executive officer compensation proposal.

Vote Required and Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, you may vote not to approve the merger-related named executive officer compensation proposal and vote to approve the merger proposal or vice versa. The vote to approve the merger-related named executive officer compensation proposal is advisory in nature and, therefore, is not binding on us or our Board or its compensation committee, regardless of whether the merger proposal is approved. Approval of the merger-related named executive officer compensation proposal is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger proposal. The merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, and accordingly the outcome of this advisory vote will not affect the obligation to make these payments.

The affirmative vote of the holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on the merger-related named executive officer compensation proposal is required to approve the merger-related named executive officer compensation proposal. If present in person or by proxy, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the approval of the merger-related named executive officer compensation proposal and shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Our Board unanimously recommends that Checkpoint shareholders vote “FOR” the merger-related named executive officer compensation proposal.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

Checkpoint shareholders are being asked to approve the adjournment proposal, providing for the adjournment of the special meeting if necessary or appropriate in the view of our Board to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the Checkpoint shareholders prior to the special meeting with the consent of CCL or for any other reason.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the special meeting (and any later adjournments) to another time and place. If the Checkpoint shareholders approve the adjournment proposal, we could adjourn the special meeting in any of the circumstances described above, and any adjourned session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Checkpoint common stock that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the merger agreement.

Our Board believes that if the number of shares of Checkpoint common stock present in person or represented at the special meeting and voting in favor of the merger proposal is not sufficient to approve the merger agreement, it is in the best interests of the holders of Checkpoint common stock to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the merger agreement.

The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the adjournment proposal, or vice versa. The adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Checkpoint common stock that are present in person or by proxy and entitled to vote on the proposal. If present in person or by proxy, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the approval of the adjournment proposal and shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

If the special meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Our Board unanimously recommends that Checkpoint shareholders vote “FOR” the adjournment proposal.

MARKET PRICE OF CHECKPOINT COMMON STOCK AND DIVIDEND INFORMATION

Our common stock is listed on the NYSE under the trading symbol “CKP”. As of March 11, 2016, there were 41,623,595 shares of our common stock outstanding, held by approximately 437 shareholders of record.

The following table sets forth the high and low reported sale prices for our common stock for the periods shown as reported on the NYSE and the dividends declared per share in the periods shown.

	Common Stock		Dividends Declared
	High	Low	Regular Dividends	Special Dividends
First Quarter (as of March 11, 2016)	$10.38	$10.16
Fiscal Year Ended December 27, 2015
First Quarter	$14.23	$10.37	—	$0.50
Second Quarter	11.57	9.62	—	—
Third Quarter	10.51	7.08	—	—
Fourth Quarter	8.02	5.07	—	—
Fiscal Year Ended December 28, 2014
First Quarter	$15.88	$12.07	—	—
Second Quarter	14.48	11.94	—	—
Third Quarter	14.35	11.93	—	—
Fourth Quarter	14.12	11.55	—	—
Fiscal Year Ended December 29, 2013
First Quarter	$13.95	$10.27	—	—
Second Quarter	14.91	10.50	—	—
Third Quarter	17.78	14.04	—	—
Fourth Quarter	18.25	12.81	—	—

On March 1, 2016, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on the NYSE were $7.89 and $7.45 per share, respectively, and the closing sale price on that date was $7.89, compared to which the merger consideration represents a premium of approximately 29%. On March 11, 2016, the most recent practicable trading day before this proxy statement was mailed to our shareholders, the high and low sale prices for our common stock as reported on the NYSE were $10.38 and $10.16 per share, respectively, and the closing price on that date was $10.19. As of the record date, there were [        ] shares of Checkpoint common stock issued and outstanding and approximately [    ] holders of record.

A special cash dividend in the amount of $0.50 per share was declared on March 5, 2015. No cash dividends were paid on our common stock during fiscal year 2014 or 2013. Our ability to pay future cash dividends will depend upon, among other things, our earnings, anticipated expansions, capital requirements, compliance with limitations under our revolving credit facility and our financial condition. Furthermore, under the terms of the merger agreement, we may not declare, set aside, establish a record date for, make or pay any dividend or other distribution, other than between us and our subsidiaries. We do not expect to pay cash dividends in the foreseeable future.

SHAREHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 11, 2016, concerning “beneficial” ownership of our common stock, as that term is defined in the rules and regulations of the SEC, by: (i) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director; (iii) each “named executive officer”, as that term is defined in Item 402(a)(3) of SEC Regulation S-K; and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, including shares of our common stock issuable upon the exercise of vested options that are immediately exercisable or exercisable within sixty (60) days, shares underlying unvested Checkpoint restricted stock units and shares of Checkpoint restricted stock (including Checkpoint deferred shares). Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 41,623,595 shares outstanding as of March 11, 2016.

Named Executive Officer, Director, Beneficial Holder or Identity of Group (1)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Shares Beneficially Owned (2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,085,406	(3)	9.82%
Earnest Partners LLC 1180 Peachtree Street, NE, Suite 2300 Atlanta, GA 30309	2,421,300	(4)	5.82%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,546,227	(5)	6.12%
Dimensional Fund Advisors, LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,679,942	(6)	6.44%

William S. Antle, III.	207,653	(7)	*
Stephen N. David	72,562	(8)	*
Harald Einsmann	161,143	(9)	*
Julie S. England	55,820	(10)	*
Marc T. Giles	43,778	(11)	*
Daniel R. Maurer	10,000	(12)	*
Jack W. Partridge	103,003	(13)	*
George Babich, Jr.	645,161	(14)	1.55%
Per H. Levin	228,410	(15)	*
Jeffrey O. Richard	0		*
S. James Wrigley	145,983	(16)	*
James M. Lucania	60,650	(17)
Farrokh K. Abadi	125,383	(18)

All executive officers and directors as a group (13 persons)	1,859,546		4.47%

*	Less than 1%
(1)	Unissued shares subject to options exercisable by a particular beneficial owner within 60 days of March 11, 2016, are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned by such beneficial owner.
(2)	Deferred shares are convertible into Checkpoint common stock pursuant to the deferral provisions of the Deferred Compensation Plan. The units do not have voting rights and are convertible into Checkpoint common stock upon termination of service.

(3)	This information is based on a Schedule 13G filed with the SEC on January 26, 2016 filed by BlackRock, Inc. In the Schedule 13G it is reporting sole voting power over 3,985,314 shares, and sole dispositive power over 4,085,406 shares.
(4)	This information is based on a Schedule 13G filed with the SEC on February 12, 2016 filed by Earnest Partners, LLC. In the Schedule 13G it is reporting sole voting power over 651,157 shares, shared voting power over 248,939 shares and sole dispositive power over 2,421,300 shares.
(5)	This information is based on a Schedule 13G filed with the SEC on February 11, 2016 filed by The Vanguard Group. In the Schedule 13G it is reporting sole voting power over 56,420 shares, shared dispositive power over 10,900 shares and sole dispositive power over 2,484,207 shares.
(6)	This information is based on a Schedule 13G filed with the SEC on February 9, 2016 filed by Dimensional Fund Advisors LP. In the Schedule 13G it is reporting sole voting power over 2,532,402 shares, shared dispositive power over 0 shares and sole dispositive power over 2,679,942 shares.
(7)	Includes 8,750 Checkpoint restricted stock units and 170,581 Checkpoint deferred shares.
(8)	Includes options to purchase 10,000 shares of Checkpoint common stock, 8,750 Checkpoint restricted stock units and 33,812 Checkpoint deferred shares.
(9)	Includes 8,750 Checkpoint restricted stock units and 33,812 Checkpoint deferred shares.
(10)	Includes options to purchase 10,000 shares of Checkpoint common stock, 8,750 Checkpoint restricted stock units and 26,570 Checkpoint deferred shares.
(11)	Includes options to purchase 10,000 shares of Checkpoint common stock, 7,000 Checkpoint restricted stock units and 18,278 Checkpoint deferred shares.
(12)	Includes options to purchase 10,000 shares of Checkpoint common stock.
(13)	Includes 8,750 Checkpoint restricted stock units and 82,253 Checkpoint deferred shares.
(14)	Includes options to purchase 171,027 shares of Checkpoint common stock, 79,230 Checkpoint restricted stock units and 121,778 Checkpoint deferred shares. Does not include 36,920 Checkpoint performance shares that will vest contingent upon the closing of the merger.
(15)	Includes options to purchase 67,568 shares of Checkpoint common stock, 30,522 Checkpoint restricted stock units and 83,134 Checkpoint deferred shares. Does not include 32,310 Checkpoint performance shares that will vest contingent upon the closing of the merger.
(16)	Includes options to purchase 84,130 shares of Checkpoint common stock and 38,246 Checkpoint restricted stock units. Does not include 30,150 Checkpoint performance shares that will vest contingent upon the closing of the merger.
(17)	Includes options to purchase 6,921 shares of Checkpoint common stock, 43,372 Checkpoint restricted stock units and 1,843 Checkpoint deferred shares. Does not include 36,000 Checkpoint performance shares that will vest contingent upon the closing of the merger.
(18)	Includes options to purchase 53,971 shares of Checkpoint common stock and 53,736 Checkpoint deferred shares.

OTHER MATTERS

As of the date of this proxy statement, our Board has not received notice of any shareholder proposals and does not intend to propose any other matters for shareholder action at the special meeting other than as described in this proxy statement. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and there will be no public participation in any of our future shareholder meetings. However, if the merger is not completed, or if Checkpoint is otherwise required to do so under applicable law, we will hold a 2016 annual meeting of shareholders, which we refer to as our “2016 annual meeting” in this proxy statement. Any shareholder nominations or proposals for other business intended to be presented at our 2016 annual meeting must be submitted to Checkpoint as set forth below.

The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for our 2016 annual meeting was December 29, 2015. Shareholder proposals that are intended to be presented at our 2016 annual meeting, but that are not intended to be considered for inclusion in our proxy statement and proxy related to our 2016 annual meeting, or nominations of a candidate for election as a director, must be delivered to us in accordance with our bylaws not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of our 2016 annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by a shareholder must be received not later than the ninetieth (90th) day prior to our 2016 annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of our 2016 annual meeting was first made. All notices must be delivered to the Secretary of the Company at Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086. Provided we do not change our 2016 annual meeting date, the submission period for notices of shareholder proposals (other than shareholder proposals submitted pursuant to Rule 14a-8) and director nominations was from February 4, 2016, to March 5, 2016. On March 1, 2016, North Star Partners, LP, a Checkpoint shareholder, submitted to Checkpoint (i) a notice of its intent to nominate three individuals for election to our Board and (ii) a proposal seeking shareholder approval to recommend that our Board take all necessary actions to eliminate the classification of our Board contained in the articles of incorporation and bylaws of Checkpoint, as amended. As of the date of this proxy statement, our Board has not received notice of any other shareholder proposals for the 2016 annual meeting.

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any shareholder or a representative of a shareholder as so designated in writing.

Shareholders may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Checkpoint through the Investor Relations section of our website, and the “Financial Information” tab therein. The website address is www.checkpointsystems.com. The information on our website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Corporate Secretary at Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086, Attn: Corporate Secretary, or by calling the Corporate Secretary at (856) 848-1800.

A list of shareholders will be available for inspection by shareholders of record at our executive offices at 101 Wolf Drive, Thorofare, New Jersey 08086 during ordinary business hours for ten (10) days prior to the date of the special meeting and will be available for review at the special meeting or any adjournment or postponement thereof.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, filed with the SEC on March 3, 2016; and

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2016, January 7, 2016 and March 2, 2016.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one (1) business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Checkpoint Systems, Inc.

Attention: Corporate Secretary

101 Wolf Drive

Thorofare, New Jersey 08086

Telephone number: (856) 848-1800

You may also obtain documents incorporated by reference by requesting them by telephone from Innisfree, our proxy solicitation firm, by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone. Shareholders may call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5833. Documents should be requested by [            ], 2016 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Checkpoint since the date of this proxy statement or that the information herein is correct as of any later date.

CCL and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning CCL and Merger Sub.

Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [            ], 2016. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CCL Industries Inc.,

CCL Industries USA Corp.,

AND

Checkpoint Systems, Inc.

Dated as of March 1, 2016

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of March 1, 2016, by and among CCL Industries Inc., a corporation organized under the Laws of Canada (“Parent”), CCL Industries USA Corp., a Pennsylvania corporation and a wholly owned indirect Subsidiary of Parent (“Merger Sub”), and Checkpoint Systems, Inc., a Pennsylvania corporation (the “Company”). Each of Parent, Merger Sub and the Company are referred to herein as a “Party” and together as the “Parties”. All capitalized terms used in this Agreement shall have the meanings assigned to them in Article VIII or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

WHEREAS, the respective boards of directors of Parent and Merger Sub have each unanimously (i) determined that it is in the best interests of their respective shareholders for Parent to acquire the Company and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that each of this Agreement and the transactions contemplated hereby, including the Merger, is fair to, and in the best interests of, the Company and the shareholders of the Company, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, in accordance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, and the Pennsylvania Entity Transactions Law (collectively, the “PBCL”) and (iii) resolved to recommend that the holders of Shares (collectively, the “Company Shareholders”) adopt this Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the PBCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”) and, as a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company shall continue unaffected by the Merger, except as set forth in Section 1.5.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place on a day that is a Business Day (a) at the office of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m., Eastern time, no later than the second (2nd) Business Day following the satisfaction of the conditions set forth in Article VI (other than those conditions that are waived in accordance with the terms of this Agreement) or (b) at such other place, time and/or date as the Parties may otherwise agree. The date upon which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 1.3 Effective Time. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in Article VI, and in accordance with the terms of this Agreement, at the Closing, the Parties shall cause a statement of merger or other appropriate document (the “Statement of Merger”) with respect to the Merger to be executed, acknowledged and filed with the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) in accordance with the relevant provisions of the PBCL and shall make all other filings or recordings as may be necessary or required under the PBCL. The Merger shall become effective on the Closing Date at the time the Statement of Merger shall have been duly filed with the Department of State (or such other date and time as is agreed upon by the Parties and specified in the Statement of Merger), such date and time are referred to herein as the “Effective Time”.

Section 1.4 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of Section 336 of the PBCL.

Section 1.5 Articles of Incorporation; Bylaws. At the Effective Time and without any further action on the part of the Company or Merger Sub, (a) the Company Articles of Incorporation as in effect immediately prior to the Effective Time shall be amended and restated in their entirety by virtue of the Merger to read identically to the articles of incorporation of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be “Checkpoint Systems, Inc.”), and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law and (b) the Company Bylaws as in effect immediately prior to the Effective Time shall be amended and restated in their entirety by virtue of the Merger to read identically to the bylaws of Merger Sub immediately prior to the Effective Time (except that the bylaws shall be amended to reflect that the name of the Surviving Corporation is “Checkpoint Systems, Inc.”), and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided by the articles of incorporation of the Surviving Corporation or by applicable Law.

Section 1.6 Directors and Officers. The Parties shall take all actions necessary so that (a) the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and (b) the officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or their respective shareholders:

(i) Conversion Generally. Each share of common stock of the Company, par value $0.10 per share (“Company Common Stock”) (which shares of Company Common Stock are referred to herein as the “Shares”), issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(a)(ii)) shall be converted, subject to Section 2.1(b), into the right to receive an amount in cash equal to $10.15 (the “Merger Consideration”), payable to the holder thereof, without interest, upon surrender of the Certificates in accordance with Section 2.2(b). At the Effective Time, all such Shares shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate which immediately prior to the Effective Time represented any such Shares shall thereafter represent only the right to receive the Merger Consideration therefor.

(ii) Cancellation of Certain Shares. Each Share held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(iii) Merger Sub. Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into one (1) newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Change in Shares. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock, occurring or with a record date, on or after the date hereof and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. At the Closing, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Paying Agent”), for the benefit of the holders of Shares, for exchange in accordance with this Article II, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration payable in connection with the Merger (such cash, the “Exchange Fund”) pursuant to Section 2.1 in exchange for outstanding Shares. The Paying Agent shall, and Parent shall cause the Paying Agent to, deliver the Merger Consideration contemplated to be paid pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that: (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares; and (ii) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent, and any amounts in excess of the amounts payable pursuant to Section 2.1 shall be promptly returned to Parent. In the event that the Exchange Fund shall be insufficient to pay the aggregate Merger Consideration payable in connection with the Merger, Parent shall promptly deposit or cause to be deposited additional funds in the amount of such insufficiency. The Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. Promptly following the Effective Time (but in no event later than five (5) Business Days following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates,” it being understood that any references herein to “Certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Shares) and whose Shares have been converted into the right to receive Merger Consideration pursuant to Section 2.1 (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall include customary provisions with respect to delivery of an “agent’s message” with respect to Shares held in book-entry form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the Shares formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any stock transfer Taxes applicable to such transfer have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in cash as contemplated by this Agreement, without interest thereon.

(c) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Paying Agent will, and Parent shall cause the Paying Agent to, issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest thereon.

(d) Further Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

(e) No Further Dividends. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration without any interest thereon.

(g) No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of Shares for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to, or become property of, any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims of interest or any Person previously entitled thereto.

Section 2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed (after giving effect to the items contemplated by this Article II) and thereafter there shall be no further registration of transfers of Shares outstanding immediately prior to the Effective Time on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except to receive the Merger Consideration therefor and as otherwise provided herein or by Law.

Section 2.4 Treatment of Equity Awards; Company Stock Plans; Company Deferred Compensation Plans.

(a) Company Options. At the Effective Time, each outstanding Company Option, whether vested or unvested, shall be, by virtue of the Merger and without any action on the part of Parent, the Company, the holder of that Company Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as soon as practicable after the Effective Time but no later than the next regularly scheduled payroll pay date following the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Option, multiplied by (y) the excess, if any, of the per share Merger Consideration over the per share exercise price under such Company Option; provided, however, that if the amount that could have been obtained upon the exercise of the Company Option is equal to or less than zero, then the Company Option will be terminated without payment.

(b) Company Restricted Stock Units. At the Effective Time, each outstanding Company Restricted Stock Unit shall be cancelled and, in exchange therefor, Parent shall cause the Surviving Corporation or its subsidiaries, as applicable, to pay to each former holder of any such cancelled Company Restricted Stock Unit (whether or not such Company Restricted Stock Unit was vested or unvested at the time of cancellation) a cash amount determined by multiplying (i) the per share Merger Consideration by (ii) the number of Shares covered by such Company Restricted Stock Unit. Such cash payment shall be subject to all applicable Tax withholdings and will be paid as soon practicable after the Effective Time and in no event later than the next regularly scheduled payroll pay date following the Effective Time.

(c) Company Performance Shares. At the Effective Time, each outstanding Company Performance Share shall, in accordance with the terms thereof, be deemed earned at the target level and shall be cancelled and, in exchange therefor, Parent shall cause the Surviving Corporation or its subsidiaries, as applicable, to pay to each former holder of any such cancelled Company Performance Share (whether or not such Company Performance Share was vested or unvested at the time of cancellation) a cash amount determined by multiplying (i) the per share Merger Consideration by (ii) the target number of Shares subject to the applicable award of Company Performance Shares. Such cash payment shall be subject to all applicable Tax withholdings and will be paid as soon practicable after the Effective Time and in no event later than the next regularly scheduled payroll pay date following the Effective Time.

(d) Company Deferred Shares. The Company shall take such action as may be necessary to provide that (i) the final contributions to and investment under the Company Deferred Compensation Plans will be made using the deferrals, if any, for the portion of the calendar quarter in which the Closing occurs through the Closing Date (which deferrals (and any corresponding matching contributions) shall be credited to participant accounts prior to the Effective Time), and (ii) the Company Deferred Compensation Plans will be terminated as of the Effective Time and no additional contributions will be made following the Effective Time. At the Effective Time, the outstanding Company Deferred Shares shall be converted into a cash balance amount (the “Deferred Share Cash Balance”), determined by multiplying the number of Shares subject to the outstanding Company Deferred Shares immediately prior to the Effective Time by the per share Merger Consideration, rounded up to the nearest whole cent, and such cash amounts will be paid as soon as practicable after the Effective Time and in no event later than the next regularly scheduled payroll pay date following the Effective Time, subject to all applicable Tax withholdings, pursuant to Treas. Reg. § 1.409A-3(j)(4)(ix)(B).

(e) Assumption of Obligations. As of the Effective Time, Parent shall assume all of the obligations of the Company under the Company Stock Plans and Company Deferred Compensation Plans.

Section 2.5 Treatment of Employee Stock Purchase Plan. The Company shall take such action as may be necessary to (i) establish a New Exercise Date (as defined under the Employee Stock Purchase Plan) on the last day of the payroll period ending immediately prior to the Purchase Date (as defined under the Employee Stock Purchase Plan) with respect to the Offering Period (as defined in the Employee Stock Purchase Plan) ending March 31, 2016 (the “Final Exercise Date”); (ii) provide that no further Offering Periods shall commence under the Employee Stock Purchase Plan on or following the Final Exercise Date; and (iii) terminate the Employee Stock Purchase Plan as of the Final Exercise Date. Each outstanding purchase right under the Employee Stock Purchase Plan on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the Employee Stock Purchase Plan and any remaining amounts in the Purchase Accounts (as defined under the Employee Stock Purchase Plan) will be distributed to the participants as soon as administratively practicable after the Final Exercise Date.

Section 2.6 Withholding. Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any consideration otherwise payable pursuant to this Agreement, including pursuant to the Merger, such amounts as Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent is required to deduct and withhold under the Code, or any provision of state, local or non-United States Tax Law, with respect to the making of such payment. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Entity in accordance with applicable law, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2.7 Further Actions. After the date of this Agreement, but prior to the Effective Time, the Company shall use reasonable best efforts to (i) give effect to the transactions contemplated by Section 2.4 and Section 2.5 and (ii) to ensure that no Person shall have any right under any Company Option, Company Restricted Stock Unit, Company Performance Shares, Company Deferred Shares or any other equity award to acquire or otherwise receive any equity security (or any derivative security relating to any security) of the Company or any of its Subsidiaries (each, a “Company Subsidiary”) following the Effective Time. All payments provided pursuant to Section 2.4 shall be made through the Surviving Corporation’s or the Company’s payroll systems. The Company shall take such actions as are necessary to terminate the Company Stock Plans, Company Deferred Compensation Plans and the Employee Stock Purchase Plan effective no later than the Effective Time. The Company shall provide for the cancellation of the Company Restricted Stock Units that previously became vested but which have been deferred by the holder in accordance with the requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(B).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to, with respect to any Section of this Article III, (a) any information contained, or incorporated by reference, in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by the Company on or after (i) January 1, 2015 with respect to Section 3.1, Section 3.2, Section 3.3 and Section 3.4 and (ii) January 1, 2014 with respect to any other Section of this Article III, and in each case publicly available prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors”, any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature that are contained therein) and (b) such exceptions as are disclosed in the Company Disclosure Letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows (and Parent and Merger Sub are relying on such representations and warranties):

Section 3.1 Organization and Qualification.

(a) The Company is a corporation duly organized and validly existing under the Laws of the Commonwealth of Pennsylvania. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, or reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and, where such concept is recognized, is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(b) Each Company Subsidiary is duly organized, is validly existing and, where such concept is recognized, in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, except to the extent the failure of any such Company Subsidiary to be in good standing would not have, or reasonably be expected to have, a Company Material Adverse Effect. Each Company Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, or reasonably be expected to have, a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business and, where such concept is recognized, is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(c) The Company has made available to Parent complete and correct copies of (i) the Company Articles of Incorporation and Company Bylaws, each as amended to date, and each as so delivered is in full force and effect, and (ii) the certificate of incorporation and bylaws (or similar organizational documents) of each Company Subsidiary, each as amended to date, and each as so delivered is in full force and effect.

(d) The Company has made available to Parent true and correct copies (subject to redactions for strategic matters relating to a change of control of the Company and for matters subject to the attorney-client privilege) of the minutes (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of the Company Board since January 1, 2013.

Section 3.2 Corporate Authority and Approval.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary Company Shareholder Approval, if applicable, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the Merger, (i) the Company Shareholder Approval and (ii) the filing of the Statement of Merger with the Department of State. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exception.

(b) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.8, the affirmative vote of at least a majority of the outstanding Shares entitled to vote thereon on the record date of the Company Shareholders’ Meeting, voting together as a single class (the “Company Shareholder Approval”), is the only vote of the holders of any class or series of the Company’s Equity Interests necessary to adopt this Agreement.

(c) The Company Board has, on the terms and subject to the conditions set forth herein, unanimously: (i) resolved that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company Shareholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, in accordance with the requirements of the PBCL; and (iii) resolved to recommend that the Company Shareholders adopt this Agreement (the “Company Board Recommendation”); provided, however, that such recommendation was made subject to the understanding that it may be withheld, withdrawn, qualified or modified in compliance with the terms of Section 5.2.

(d) The Company Board has received the opinion of Morgan Stanley & Co. LLC (the “Company Financial Advisor”), financial advisor to the Company, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the Company Shareholders pursuant to this Agreement is fair from a financial point of view to the Company Shareholders, and as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, (i) assuming the Company Shareholder Approval is obtained or not required, conflict with or violate any provision of the Company Articles of Incorporation or the Company Bylaws, (ii) assuming that all consents, approvals and authorizations described in Section 3.3(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 3.3(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any material Law or Order applicable to the Company or any Company Subsidiary or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Encumbrance) on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party except, with respect to clause (iii), for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, require any consent, approval or authorization of, or filing with or notification to, any Governmental Entity by the Company, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, any applicable Blue Sky Laws or the rules and regulations of the NYSE, (ii) for the Required Antitrust Approvals, (iii) for the filing of the Statement of Merger and any other filings as required by the PBCL or (iv) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications, would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(c) Assuming the truth and accuracy of the representations and warranties made by Parent and Merger Sub in Section 4.8 below, the Company has taken any and all action necessary to render the provisions of Subchapter D (specifically Section 2538), Subchapter E, Subchapter F, Subchapter G, Subchapter H, Subchapter I and Subchapter J of Chapter 25 of the PBCL (each, an “Anti-Takeover Statute”) inapplicable to Parent, Merger Sub and their respective Affiliates with respect to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger. The Company is not a party to a rights agreement, poison pill or similar agreement or plan.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, no par value (“Company Preferred Stock”). As of February 29, 2016, there were (i) 41,494,015 shares of Company Common Stock issued and outstanding, (ii) 4,924,847 shares of Company Common Stock held in the treasury of the Company, (iii) 2,141,306 shares of Company Common Stock subject to outstanding Company Options, (iv) 766,546 shares of Company Common Stock subject to Company Restricted Stock Units, (v) 257,340 shares of Company Common Stock subject to Company Performance Shares at target level, (vi) 3,249,310 additional shares of Company Common Stock reserved for future issuance pursuant to the Company Stock Plans, (vii) 746,221 shares of Company Common Stock subject to Company Deferred Shares, (viii) 520,204 shares of Company Common Stock reserved for future issuance pursuant to the Employee Stock Purchase Plan, (ix) no shares of Company Common Stock owned by any Company Subsidiary and (x) no shares of Company Preferred Stock issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any pre-emptive rights. All shares of Company Common Stock reserved for issuance pursuant to the exercise or settlement of Company Options, Company Restricted Stock Units, Company Performance Shares and Company Deferred Shares have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the applicable Company Stock Plan and Company Deferred Compensation Plan will be duly authorized, validly issued and fully paid and nonassessable and not subject to any pre-emptive rights.

(b) Except as set forth in Section 3.4(a) or to the extent held by the Company or a Company Subsidiary insofar as it relates to a Company Subsidiary, there are no options, warrants, calls, convertible securities or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell or cause to be issued or sold any Equity Interests in the Company or any Company Subsidiary.

(c) There have been no re-pricings of any Company Options through amendments, cancellations and reissuance or other means during the current or prior two calendar years. None of the Company Options was granted with an exercise price below the fair market value of the Shares on the date of the grant. All grants of Company Options, Company Restricted Stock Units and Company Performance Shares were validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the consolidated financial statements of the Company in accordance with GAAP, and no such grants of Company Stock Options involved any “back dating,” or similar practices.

(d) Except as set forth in Section 3.4(a) or to the extent held by the Company or a Company Subsidiary insofar as it relates to a Company Subsidiary, there are no outstanding contractual obligations of the Company or any Company Subsidiary affecting the voting rights of, or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company or any Company Subsidiary. Except as set forth in Section 3.4(d) of the Company Disclosure Letter, since February 29, 2016, through the date hereof, the Company has not issued any Equity Interests in the Company, except for issuances pursuant to exercise or settlement of Company Options, Company Restricted Stock Units Company Performance Shares, in each case outstanding as of the close of business on February 29, 2016, or pursuant to the Employee Stock Purchase Plan or the Company Deferred Compensation Plan. As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company Shareholders may vote.

(e) Each outstanding share of capital stock or other Equity Interest of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is held, directly or indirectly, by the Company or another Company Subsidiary free and clear of all Liens other than Permitted Encumbrances. Except as set forth in Section 3.4(e) of the Company Disclosure Letter, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any Equity Interest or other ownership interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

(f) Section 3.4(f) of the Company Disclosure Letter sets forth the name, jurisdiction of organization and the Company’s (or the Company Subsidiary’s) percentage ownership of Persons (other than the Company Subsidiaries) in which the Company or any Company Subsidiary owns, or has the right or obligation to acquire any Equity Interest (collectively, the “Investments”). All of the Investments are owned by the Company or by a Company Subsidiary free and clear of all Liens other than Permitted Encumbrances. Except for the capital stock and other ownership interests of the Company Subsidiaries and the Investments, the Company does not own, directly or indirectly, any Equity Interest in any Person that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

(g) Neither the Company nor any Company Subsidiary has entered into any Contract requiring it to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person. There are no shareholder agreements, voting trusts, proxies or other Contracts to which the Company or any Company Subsidiary is a party or by which it is bound relating to the voting or registration of any Equity Interests of the Company or preemptive rights with respect thereto.

Section 3.5 SEC Filings; Financial Statements; Off-Balance Sheet Arrangements.

(a) Company SEC Filings. The Company has timely (except to the extent any matter that has been restated is deemed not timely) filed with or furnished, as applicable, all forms, reports and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2015 (collectively, the “Company SEC Filings”). Except as otherwise amended, each Company SEC Filing (i) as of its date, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, as in effect on the date so filed, and the applicable rules and regulations promulgated thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Filings. To the Knowledge of the Company, none of the Company SEC Filings is subject to unresolved written comments provided by the staff of the SEC to the Company.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto, and after giving effect to any amendments thereof) of the Company contained in or incorporated by reference into the Company SEC Filings (collectively, the “Company Financial Statements”) (i) was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis during the periods indicated (except as may be indicated in the notes thereto) and (ii) presents fairly, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company for the respective periods indicated therein (subject, in the case of unaudited statements, to normal adjustments).

(c) Internal Controls.

(i) The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Since January 1, 2015, the Company’s principal executive officer and its principal financial officer have disclosed, based on their then most recent quarterly evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings given to them in Rule 12b-2 under the Exchange Act.

(ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act.

(iii) Since January 1, 2015, (i) neither the Company nor any Company Subsidiary or any of their respective Representatives has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices, in each case which set forth allegations of circumstances that if determined to be true, would be material to the Company and the Company Subsidiaries, taken as a whole, and (ii) no attorney representing the Company or any of the Company Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to the period after January 1, 2015, by the Company or any of its Representatives to the Company Board or any committee thereof or to any non-employee director or the chief legal counsel or chief executive officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002.

(d) Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by the Sarbanes-Oxley Act with respect to the Company SEC Filings, and the statements contained in such certifications are true and accurate in all material respects. Neither the Company nor any of the Company Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extension of credit” in the form of a “personal loan” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to or for any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NYSE, except for any non- compliance that would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(e) Off-Balance Sheet Arrangements. Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in paragraph(a)(4)(ii) of Item 303 of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s or such Company Subsidiary’s published financial statements or other Company SEC Filings.

Section 3.6 Compliance with Laws; Permits. Except (a) with respect to benefits and employee practices matters (which are addressed exclusively in Section 3.12), labor matters (which are addressed exclusively in Section 3.13), intellectual property matters (which are addressed exclusively in Section 3.14), Tax matters (which are addressed exclusively in Section 3.15) and environmental matters (which are addressed exclusively in Section 3.16) and (b) for matters which would not have, or reasonably be expected to have, a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is conducting, and since January 1, 2013 has conducted, its respective business in compliance with all Laws applicable to the Company or such Company Subsidiary, (ii) each of the Company and the Company Subsidiaries holds all Permits necessary for the ownership, lease and operation of its respective properties and assets, and such Permits are in full force and effect, and (iii) from January 1, 2013 through the date of this Agreement, neither the Company nor any Company Subsidiary has received any written communication from any Governmental Entity that alleges that (x) the Company or any Company Subsidiary is not in compliance with any Permit, Law or Order applicable to the Company and any Company Subsidiary or (y) any investigation or review by any Governmental Entity is pending with respect to the Company, any Company Subsidiary or any of their respective properties or assets or that any such investigation or review is currently contemplated.

Section 3.7 Absence of Certain Changes or Events. From January 1, 2015, to the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice in all material respects, (b) there has not been any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have a Company Material Adverse Effect, and (c) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would require Parent’s consent under Section 5.1(a)(i), (iii), (iv), (v), (ix), (xi), (xiii), (xiv), (xv) or (xvi). From January 1, 2016, to the date of this Agreement, neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would require Parent’s consent under Section 5.1(a)(x).

Section 3.8 No Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a type that would be required to be reflected on a consolidated balance sheet of the Company prepared in accordance with GAAP, except for liabilities or obligations (a) that were incurred after September 27, 2015 in the ordinary course of business consistent with past practice, (b) that were set forth on the Company’s consolidated balance sheet for the quarter ended September 27, 2015 included in the Company Financial Statements in the Company SEC Filings prior to the date hereof, (c) that were incurred under this Agreement or in connection with the transactions contemplated hereby or (d) that would not have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 3.9 Proxy Statement. The Proxy Statement will not, on the date of filing with the SEC, at the time the Proxy Statement is first mailed and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any Affiliate of Parent or Merger Sub expressly for inclusion therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 3.10 Contracts.

(a) Section 3.10(a) of the Company Disclosure Letter lists as of the date hereof, and the Company has made available to Parent and Merger Sub true, correct and complete copies of, each Contract to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company;

(ii) required in the past fiscal year or is reasonably likely to require in the current fiscal year either (A) annual payments from Third Parties to the Company or any Company Subsidiary of at least $1,500,000 in the aggregate or (B) annual payments from the Company or any Company Subsidiary to Third Parties of at least $1,500,000 in the aggregate;

(iii) restricts the ability of the Company or any Company Subsidiary in any material respect to compete with any Person in any territory or in any line of business;

(iv) is a Contract with respect to a joint venture, partnership or similar arrangement;

(v) is a Contract pursuant to which the Company or any Company Subsidiary disposed of or acquired, or agreed to dispose of or acquire, a material business or, any amount of material assets by the Company or any Company Subsidiary outside the ordinary course of business, with material obligations remaining to be performed or material liabilities continuing after the date of this Agreement, including, without limitation, any “earn-out” or other contingent payment obligations, or any indemnification obligations;

(vi) is a material hedge, collar, option, forward purchasing, swap, derivative or similar Contract;

(vii) is a Contract that contains any provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(viii) is a Contract that obligates the Company or any Company Subsidiary to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(ix) is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $500,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;

(x) any employee collective bargaining agreement or other Contract with any labor union;

(xi) is a material Company IP Agreement, excluding confidentiality and non-disclosure agreements, employee confidentiality and invention assignment agreements, commercial off-the-shelf software licenses;

(xii) is a Contract with any director, officer, employee (excluding employee confidentiality and invention assignment agreements), consultant or Affiliate of the Company or any Company Subsidiary (other than any Company Plan);

(xiii) is a Contract for capital expenditures or the acquisition or construction of fixed assets which requires future payments in excess of $500,000; and

(xiv) is a Contract under which the Company or a Subsidiary of the Company is a lessee of, or holds or uses, any equipment, machinery, vehicle or other tangible personal property owned by a Person which requires aggregate future payments equal to or in excess of $500,000.

Each Contract of the type described in Section 3.10(a)(i) through Section 3.10(a)(xiv) and each Contract that is listed as an exhibit to a Company SEC Filing is referred to herein as a “Company Material Contract”.

(b)(i) To the Knowledge of the Company, each Company Material Contract is a valid and binding obligation of the Company or the applicable Company Subsidiary, enforceable against the Company or the applicable Company Subsidiary in accordance with its terms, subject to (x) bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and (y) the effect of rules of law and general principles of equity, including rules of law and general principles of equity governing specific performance, injunctive relief, other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which a proceeding is brought (clause (x) and (y) collectively, the “Enforceability Exception”), (ii) to the Knowledge of the Company, each Company Material Contract is a valid and binding obligation of the counterparty thereto, enforceable against such counterparty in accordance with its terms, subject to the Enforceability Exception, (iii) neither the Company nor any Company Subsidiary is and, to the Company’s Knowledge, no counterparty is, in breach or violation of, or default under, any Company Material Contract, (iv) neither the Company nor any Company Subsidiary has received any written claim of breach or default under any Company Material Contract, and (v) neither the Company nor any Company Subsidiary has received any written notice from any Third Party to any Company Material Contract that such Third Party intends to terminate, or not renew, any Company Material Contract.

Section 3.11 Litigation. Except for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect, (a) there is no legal, administrative, arbitral or other suit, formal claim or charge, enforcement action, grievance, mediation, proceeding or formal investigation of any nature before any Governmental Entity (each, an “Action”) pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or their respective assets or properties, and (b) none of the Company, the Company Subsidiaries or any of their respective assets or properties, is subject to or bound by any outstanding Order. As of the date hereof, to the Knowledge of the Company, there are no SEC inquiries or investigations or other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting or financial statement reporting practices of the Company or any of its Subsidiaries or any malfeasance of any executive officer of the Company.

Section 3.12 Company Plans; Employees and Employment Practices.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a complete and correct list of all material “employee benefit plans” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all other material medical, dental, life insurance, equity, bonus or other cash or equity-related incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and any other material plans, agreements, policies, trust funds or arrangements (i) established, maintained, sponsored or contributed to by the Company or any Company Subsidiary or (ii) with respect to which the Company, any Company Subsidiary or any Person that, at any relevant time, could be treated as a single employer with the Company or any Company Subsidiary under Section 414(b),

(c), (m) or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) has any material liability (each, a “Company Plan,” and, collectively, the “Company Plans”).

(b) Each Company Plan is in compliance with all applicable requirements of ERISA, the Code and all other applicable Laws and has been administered in accordance with its terms and such Laws, except for such noncompliance that has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

(c) With respect to each Company Plan intended to qualify under Section 401(a) of the Code, except as would not have, or reasonably be expected to have, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have received and may rely on a favorable determination or opinion letter from the IRS regarding its qualified status under the Code for all statutory and regulatory changes with respect to plan qualification requirements for which the IRS will issue such a letter and, (ii) to the Knowledge of the Company, nothing has occurred that caused or could cause the loss of such qualification or the imposition of any material penalty or Tax liability.

(d) All contributions, payments or premiums required to be made with respect to any Company Plan by the Company on or before the date of this Agreement have been timely made, and all benefits accrued under any unfunded Company Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and each of the Company and the Company Subsidiaries have performed all material obligations required to be performed under all Company Plans with respect to which the Company or any ERISA Affiliate of the Company has an obligation to contribute, in each case except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

(e) Neither the Company nor any ERISA Affiliate of the Company (or, to the Company’s Knowledge, their respective predecessors) participates in nor, in the last six years, has ever participated in any multiemployer plan (as defined in ERISA or the Code), and neither the Company nor any ERISA Affiliate of the Company (or, to the Company’s Knowledge, their respective predecessors) maintains or contributes to, or is party to, and, at no time maintained, contributed to, or was a party to, any plan, program, agreement or policy in the United States that (i) is a “defined benefit plan” within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA, (ii) is a “multiple employer plan” as defined in ERISA or the Code (whether or not subject thereto), (iii) is described in Section 401(a)(1) of ERISA (whether or not subject thereto), (iv) is a multiple employer welfare arrangement within the meaning of Section 3(40)(A) of ERISA, or (v) is a voluntary employees beneficiary association within the meaning of Code Section 501(c)(9). No liability under Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiary with respect to any applicable Company Plan. Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived in relation to any applicable Company Plan.

(f) Except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any state Laws requiring continuation of benefits coverage following termination of employment, neither the Company nor any Company Subsidiary provides health or welfare benefits for any retired or former employee in the United States following such employee’s retirement or other termination of service.

(g) The execution, delivery of, and performance by the Company of its obligations under the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event) will not (i) result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employees, officers, consultants, individual independent contractors, agents or directors of the Company or any of the Company Subsidiaries; or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of the Company Subsidiaries to amend or terminate any Company Plan.

(h) The Company and the Company Subsidiaries may, subject to the limitations imposed by applicable Law and the terms of the applicable Company Plan, without the consent of any employee, beneficiary, or other Person, prospectively terminate, modify, or amend any material Company Plan in the United States effective as of any date on or after the date of this Agreement.

(i) With respect to each Company Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code), (i) such plan has been operated and administered in compliance with Section 409A of the Code or (ii) any payments under such plan have been earned and vested on or prior to December 31, 2004, and such plans have not been materially modified other than modifications to comply with Code Section 409A and the regulations promulgated thereunder, in each case except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement to, and do not otherwise have any obligation to, indemnify or hold harmless any Person for any liability that results from the failure to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder.

(j) There is no pending or, to the Knowledge of the Company, threatened Action with respect to any Company Plans, other than ordinary and usual claims for benefits by participants and beneficiaries, in each case except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

(k) Since January 1, 2016, neither the Company nor any of the Company Subsidiaries have agreed or otherwise committed to, whether in writing or otherwise, adopt any new plan, program, agreement or policy that would constitute a Company Plan or result in participation in a multiemployer plan or increase or improve the compensation, benefits, or terms and conditions of employment or service of any director, officer, employee, or consultant, except (i) in the ordinary course of business consistent with past practice or (ii) as required by applicable Law or any applicable Company Plan. Each of the Company Plans which is an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA is in compliance with the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable, except for such noncompliance that has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Additionally, the Company and the Company Subsidiaries operate such Company Plans to avoid assessable payments under Code Sections 4980H(a) and (b), in each case except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.13 Labor and Employment Matters. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other relationship with any labor union or similar representative of employees located in the United States. As of the date hereof, with respect to employees of the Company or any Company Subsidiary located in the United States: (a) there is no ongoing, or, to the Knowledge of the Company, threatened, strike, slowdown, work stoppage, or other material labor dispute and no such events have occurred in the last two years; and (b) there are no union organization or decertification activities pending or, to the Knowledge of the Company, threatened. As of the date hereof, with respect to employees of the Company located outside of the United States, except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect: (i) there is no ongoing, or, to the Knowledge of the Company, threatened, strike, slowdown, work stoppage, or other material labor dispute and no such events have occurred in the last two years; and (ii) there are no union organization or decertification activities pending or, to the Knowledge of the Company, threatened. Except as would not have, or reasonably be expected to have, a Company Material Adverse Effect, (A) neither the Company nor any Company Subsidiary has engaged in any unfair labor practices within the meaning of the United States National Labor Relations Act, as amended, (B) the Company and each Company Subsidiary is in compliance with all applicable Laws relating to hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes and immigration with respect to Company employees, and (C) the Company and each Company Subsidiary is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company employees.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications for registration thereof, (iii) copyright registrations and applications for registration thereof, and (iv) internet domain name registrations, in each case, that are owned by the Company or any Company Subsidiary (collectively, “Company Registered Intellectual Property”). All material Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.

(b) Except as set forth on Section 3.14(b) of the Company Disclosure Letter, (i) the Company and the Company Subsidiaries exclusively own free and clear of all Liens (other than non-exclusive licenses and Permitted Encumbrances) all Company Intellectual Property, (ii) to the Knowledge of the Company, the Company and the Company Subsidiaries possess valid and enforceable rights to use all material Intellectual Property owned by Third Parties that is used to conduct the business of the Company and the Company Subsidiaries as it is currently conducted, (iii) during the three (3) years immediately preceding the date of this Agreement, neither the Company nor any Company Subsidiary has received written notice from a Third Party alleging that the Company or any Company Subsidiary is infringing or misappropriating such Third Party’s rights in Intellectual Property, (iv) neither the Company nor any Company Subsidiary has received written notice of any claim during the three (3) years immediately preceding the date of this Agreement challenging the validity, registrability or enforceability of any Company Intellectual Property, and no such claim has been threatened in writing during such three (3) year period, and (v) during the three (3) years immediately preceding the date of this Agreement, neither the Company nor any Company Subsidiary has sent a written notice to any Third Party alleging that such Third Party is infringing or misappropriating any Company Intellectual Property. No material Company Intellectual Property is subject to any outstanding Order restricting the use thereof. The consummation of the transactions contemplated under this Agreement will not result in the loss or impairment of any rights of the Company or any Company Subsidiary under any Company IP Agreements, except as would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(c) To the Knowledge of the Company, the conduct of the business of the Company and the Companies Subsidiaries as currently conducted does not infringe the Intellectual Property right of any Third Party, except as would not have, or reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, no Third Person is infringing upon, violating or misappropriating any Company Intellectual Property, except as would not have, or reasonably be expected to have, a Company Material Adverse Effect.

(d) The Company and each Company Subsidiary has taken actions reasonably necessary to maintain the confidentiality of each item of material Company Intellectual Property that consists of a trade secret.

(e) As of the date of this Agreement, the computer systems, including the software, hardware, networks and related systems, used by the Company and the Company Subsidiaries in the conduct of their respective businesses, to the Knowledge of the Company, are generally sufficient for the current needs of the businesses of the Company and the Company Subsidiaries, except as would not have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 3.15 Taxes.

(a) All material Tax Returns required by Law to be filed by the Company or any Company Subsidiary have been timely filed. All such Tax Returns are true, correct and complete in all material respects. Subject to exceptions as would not be material, no claim has ever been made in writing by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is subject to Taxes in such jurisdiction, which claim is still pending.

(b) All material Taxes of the Company and each Company Subsidiary due and payable (whether or not shown or required to be shown on any Tax Return) have been timely paid except for those Taxes that are being contested in good faith by appropriate proceedings. The Company’s most recent financial statements reflect an adequate reserve in accordance with GAAP for all material Taxes payable by the Company and the Company Subsidiaries through the date of such financial statements. Neither the Company nor any Company Subsidiary has incurred any material liability for Taxes since the date of the Company’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(c) (i) No material deficiencies for Taxes have been proposed or assessed in writing against the Company or any Company Subsidiary by any Governmental Entity which deficiencies remain unpaid or unresolved, except for deficiencies being contested in good faith by appropriate proceedings, (ii) there are no material pending audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings with respect to a Tax Return of the Company or any Company Subsidiary, (iii) neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes which waiver remains in effect or agreed to any extension of time with respect to the assessment or collection of any Taxes or the filing of any Tax Return (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business) which Taxes or Tax Returns have not been paid or filed, as applicable, (iv) there are no Liens for material Taxes on the assets of the Company or on the assets of any Company Subsidiary, other than Permitted Encumbrances, and (v) neither the Company nor any Company Subsidiary has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(d) Subject to exceptions as would not be material, the Company and each Company Subsidiary has duly and timely withheld and, to the extent required by applicable Law, paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, director, manager, independent contractor, creditor, equityholder or other Person.

(e) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code during the immediately preceding two (2) years.

(f) Neither the Company nor any Company Subsidiary (i) is or has been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated U.S. federal income Tax Return, (ii) has any material liability for Taxes of any Person (other than the Company or any Company Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6, or any analogous provision of state, local or foreign Law as a transferee or successor, or (iii) is a party to or bound by or has any material liability under any material Contract the primary purpose of which is the sharing or allocation of Tax liabilities (for the avoidance of doubt, excluding indemnification provisions for Taxes contained in credit agreements, leases or other commercial agreements the primary purposes of which do not relate to Taxes).

(g) Neither the Company nor any Company Subsidiary has agreed to make, nor is required to make, any material adjustment under Sections 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws after the Closing Date by reason of a change in accounting method or otherwise.

(h) The Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i) Neither the Company nor any Company Subsidiary has been a party to, or a promoter of, a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.16 Environmental Matters.

(a) Except for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect, since January 1, 2013: (a) the Company and each Company Subsidiary is and has been in compliance with all applicable Environmental Laws; (b) the Company and each Company Subsidiary has obtained, maintains, and is in compliance with all Permits required pursuant to Environmental Laws for the conduct of its business and operations; (c) as of the date hereof, neither the Company nor any Company Subsidiary has received any written notice, claim, report, or other information from any Governmental Entity alleging that the Company or any Company Subsidiary is in violation of any Environmental Laws, or that the Company or any Company Subsidiary has any liabilities or potential liabilities arising under Environmental Laws; (d) as of the date hereof, neither the Company or any Company Subsidiary is subject to any Action or Order relating to any Environmental Laws or any Hazardous Material; and (e) no Hazardous Material is present in soil, groundwater, surface water, or indoor air above a legally applicable criterion or action level at any property currently or formerly owned, leased, or used by the Company or any Company Subsidiary. The Company has provided complete copies of all material environmental assessments, investigations, compliance audits, orders, consent orders, settlements, agency correspondence, and other documentation in its possession or under its control regarding or referring to the environmental condition or compliance status of any property currently or formerly owned, leased, or used by the Company or any Company Subsidiary.

(b) Neither the Company nor any Company Subsidiary owns or operates any “industrial establishment” within the meaning of the New Jersey Industrial Site Recovery Act.

Section 3.17 Real Property.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a list of all real property owned by the Company or a Company Subsidiary (the “Owned Real Property”) as of the date hereof. Except for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable fee simple title to the Owned Real Property and to all of the buildings, structures and other improvements thereon, free and clear of all Liens. None of the Company, any Company Subsidiary or any Owned Real Property is in material default under any agreement evidencing any Lien or other agreement affecting the Owned Real Property. As of the date hereof, neither the Company nor any Company Subsidiary (i) currently leases all or any part of the Owned Real Property or (ii) has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Property.

(b) Section 3.17(b) of the Company Disclosure Letter sets forth a complete and correct list of each Leased Real Property. With respect to each Leased Real Property that is material to the Company (the “Material Leased Real Properties”), the Company has provided copies of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) (the “Material Real Property Leases”). Except for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect, with respect to each of the Material Real Property Leases: (i) such Material Real Property Lease is valid and binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms, subject to the Enforceability Exceptions, (ii) the Company’s or a Company Subsidiary’s possession and quiet enjoyment of the Material Leased Real Property under such Material Real Property Lease has not been disturbed and there are no written disputes with respect to such Material Real Property Lease, (iii) neither the Company or any Company Subsidiary, as applicable, nor, to the Knowledge of the Company, any other party to the Lease is in breach or default under such Material Real Property Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, and (iv) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Material Leased Real Property or any portion thereof.

Section 3.18 Insurance. The Company has insurance policies in full force and effect with financially responsible insurance companies with respect to its assets, properties and business in such amounts, with such deductibles and against such risks and losses, as are customarily obtained by Persons engaged in the same or similar businesses and similarly situated. The Company has made available to Parent true and complete copies of all material insurance policies maintained by the Company and the Company Subsidiaries. Except for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect, (b) neither the Company nor any Company Subsidiary is in breach or default of any of the insurance policies (including any breach or default with respect to the payment of premiums), and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default of the insurance policies, and (c) such policies provide coverage in such amounts and against such risks as is sufficient to comply with applicable Law. Except for matters that would not have, or reasonably be expected to have, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any notice of termination or cancellation or denial of coverage with respect to any insurance policy.

Section 3.19 Affiliate Transactions. Between January 1, 2015 and the date of this Agreement, there have been no transactions, or series of related transactions, agreements, arrangements or understandings that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Filings filed prior to the date hereof.

Section 3.20 Brokers. Other than fees payable to the Company Financial Advisor pursuant to an engagement letter listed in Section 3.20 of the Company Disclosure Letter, a correct and complete copy of which has been provided to Parent, the fees and expenses of which will be paid by the Company, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 3.21 Prohibited Payments. To the Knowledge of the Company, neither the Company nor any Company subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary has (a) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee or to foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other federal, foreign or state anti-corruption, anti-bribery Law or requirement applicable to the Company or any Company Subsidiary, or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee in violation of applicable Law. During the last three years, none of the Company or any Company Subsidiary has received any written communication that alleges that the Company or any Company Subsidiary, or any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, is in violation of, or has any material liability under, the FCPA.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except, with respect to any Section of this Article IV, as set forth in the Parent Disclosure Letter, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization and Qualification. Parent is a corporation, duly organized, validly existing and in good standing under the Laws of Canada. Merger Sub is a corporation, duly organized and validly existing under the Laws of the Commonwealth of Pennsylvania. Each of Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and, where such concept is recognized, is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair or delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement. Parent has made available to the Company correct and complete copies of the certificate of incorporation and bylaws of Parent and Merger Sub.

Section 4.2 Corporate Authority and Approval. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the Merger, (i) the approval of the Merger by the Board of Directors of Merger Sub in accordance with the PBCL, if applicable, and (ii) the filing of the Statement of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with the PBCL. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exception. This Agreement has been duly adopted by Parent as the sole shareholder of Merger Sub in accordance with the PBCL.

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub, will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, (ii) assuming that all consents, approvals and authorizations described in Section 4.3(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 4.3(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) require any consent or approval under, result in any breach of, or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for matters that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair or delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub will not, require any consent, approval or authorization of, or filing with or notification to, any Governmental Entity by Parent or Merger Sub, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, any applicable Blue Sky Laws, and the rules and regulations of the NYSE, (ii) for filings or notifications with any securities regulatory authorities (or any similar Governmental Entity) in Canada or any province of Canada and such filings or notifications as may be required under the rules and regulations of the Toronto Stock Exchange, (iii) for the Required Antitrust Approvals, (iv) for the filing of the Statement of Merger as required by the PBCL and (v) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to prevent or materially impair or delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

Section 4.4 Ownership of Merger Sub; No Prior Activities. Parent indirectly owns one hundred percent (100%) of the issued and outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not, prior to the Effective Time, have incurred, directly or indirectly, through any Subsidiary or Affiliate or otherwise, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.5 Litigation. As of the date hereof, there is no Action pending, or to the Knowledge of Parent, threatened against Parent or Merger Sub which seeks to, or would reasonably be expected to, prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein. As of the date hereof, neither Parent nor Merger Sub, nor any of their respective assets or properties, are subject to any Order which would, or would reasonably be expected to, prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein.

Section 4.6 Proxy Statement. None of the information supplied by Parent, Merger Sub or any Affiliate or agent of Parent or Merger Sub in writing, for inclusion in the Proxy Statement will, at the date of filing with the SEC, at the time the Proxy Statement is mailed and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by any other Person that is included in the Proxy Statement.

Section 4.7 Sufficiency of Funds. Parent has sufficient funds to consummate the Merger on the terms contemplated by this Agreement, and, at the Effective Time, Parent will have available, and will make available to Merger Sub, all of the funds necessary to pay the Merger Consideration.

Section 4.8 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries nor any of their “affiliates” or “associates” (as defined in Section 2552 of the PBCL) is, nor at any time during the past five (5) years was the “beneficial owner” (as defined in Section 2552 of the PBCL), directly or indirectly, of any Shares or other Equity Interests in the Company or any Company Subsidiary or any options, warrants or other rights to acquire Company Common Stock or other or other Equity Interests in the Company or any Company Subsidiary (or any other economic interest through derivative securities or otherwise in the Company or any Company Subsidiary).

Section 4.9 Management Agreements. As of the date hereof, other than this Agreement, there are no Contracts, undertakings, commitments, or obligations or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board or any of the Affiliates of the Company, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

Section 4.10 Brokers. Except for the Bank of Montreal, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company would have any liability.

Section 4.11 Activities of Parent.

(a) Neither Parent nor any of its Affiliates (i) currently markets or sells, (ii) has funded any research or development for, (iii) has a written business plan for, or (iv) is producing, supplying or purchasing for resale, any product or service that has, or could have, the same or similar application or usage as, is a reasonable substitute for, or is competitive with, any current product or service of the Company Business (A) in excess of 0.5% of Parent’s and its Affiliates’ revenues in the jurisdictions in which the Parties make filings pursuant to the HSR Act and any other Antitrust Law in connection with the Merger or (B) with revenue in excess of $5 million in the aggregate.

(b) Neither Parent nor any of its Affiliates, in the last three (3) years, has been involved as a subject of any Action, including any formal or informal investigation, or any inquiry or request for information, by a Governmental Entity related to any Antitrust Laws, and no such Action, investigation or, inquiry or request for information is currently pending or, to Parent’s Knowledge, threatened against Parent or any of its Affiliates.

(c) Neither Parent nor any of its Affiliates control, or own in excess of five percent (5%) of the outstanding equity interests in, any entity or person engaged in any business involving any product or service that has, or could have, the same or similar application or usage as, is a reasonable substitute for, or is competitive with, any current or planned product or service of the Company or its Affiliates.

Section 4.12 Disclaimer of Other Representations and Warranties. Parent and Merger Sub acknowledge that they and the Parent Representatives have received access to such books and records, facilities, equipment, Contracts, information, data and other assets of the Company and the Company Subsidiaries which they and their Representatives have requested to review, and have had full opportunity to meet with the management of the Company and the Company Subsidiaries and to discuss the business and assets of the Company. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III of this Agreement (a) neither the Company nor any Company Subsidiary, Company Representative or Affiliate of the Company or any Company Subsidiary makes, or has made, any representation or warranty relating to the Company or any Company Subsidiary or the business of the Company and the Company Subsidiaries or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article III of this Agreement, and (b) no Person has been authorized by the Company or any Company Subsidiary to make any representation or warranty relating to the Company or the Company Subsidiaries or the business of the Company and the Company Subsidiaries or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such Person. Neither the Company nor any Company Subsidiary, Company Representative or Affiliate of the Company shall be held liable for any actual or alleged damage, liability or loss resulting from the distribution to Parent, Merger Sub or any Parent Representative, or any of their respective use of or reliance upon, any estimate, projection, prediction, data, financial information, memorandum, document, Contract, presentation or any other materials or information made available to Parent, Merger Sub or any Parent Representative, whether in certain “data rooms” or management presentations or otherwise, in connection with or in anticipation of the transactions contemplated by this Agreement, unless any such information is expressly addressed in a representation or warranty contained in Article III and then only to the extent provided in this Agreement. Nothing in this Section 4.12, however, shall limit or reduce in any manner the scope of any of the express representations and warranties of the Company set forth in this Agreement or the right of Parent and Merger Sub to rely on the representations and warranties of the Company set forth in this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business by the Company Pending the Closing.

(a) The Company agrees that, between the date of this Agreement and the earlier to occur of the termination of this Agreement pursuant to Section 7.1 and the Effective Time, except as expressly set forth in Section 5.1(a) of the Company Disclosure Letter, as otherwise permitted or contemplated by this Agreement (including pursuant to Section 5.14), as required by applicable Law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to, conduct its business in the ordinary course consistent with past practice and the Company and the Company Subsidiaries will use their reasonable best efforts to (x) preserve substantially intact the Company’s and the Company Subsidiaries’ business organization, (y) maintain existing relations with customers, suppliers, creditors and business partners and (z) keep available the services of its and the Company

Subsidiaries’ current officers and employees. Without limiting the foregoing, except as set forth in Section 5.1(a) of the Company Disclosure Letter, as otherwise permitted or contemplated by this Agreement (including pursuant to Section 5.14), as required by applicable Law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, take any of the following actions:

(i) amend or otherwise change or propose to amend or change the Company Articles of Incorporation or the Company Bylaws or equivalent organizational documents of the Company Subsidiaries;

(ii) issue, deliver, sell, pledge or otherwise encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge, or encumbrance of, any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or other Equity Interests (other than as permitted pursuant to Section 5.1(a)(xii) below or pursuant to (A) the Employee Stock Purchase Plan or the Company Deferred Compensation Plans (subject to the requirements of Section 2.4 and Section 2.5), or (B) the exercise, conversion or settlement of Company Options, Company Restricted Stock Units or Company Performance Shares in accordance with their terms in the ordinary course of business consistent with past practice);

(iii) declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, Equity Interests, property or a combination thereof) with respect to any of its Equity Interests, other than between the Company and the Company Subsidiaries;

(iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock or other Equity Interests, or securities convertible or exchangeable into or exercisable for any of its capital stock or other Equity Interests, except as permitted pursuant to clause (xii) below, or pursuant to the “net exercise” of Company Options or to satisfy applicable tax withholding amounts upon the exercise or settlement of Company Options, Company Restricted Stock Units, Company Performance Shares or rights under the Company Deferred Compensation Plans;

(v) other than transactions solely among any of the Company and the Company Subsidiaries, acquire (including by merger, consolidation or acquisition of Equity Interests or assets) any business or Person or any division or assets thereof, or make any loan, advance or capital contribution to, or investment in, any business or Person or any division thereof, except any such acquisitions, loans, advances, contributions or investments that are consistent with past practice and are for consideration not in excess of $1,000,000 individually, or $2,500,000 for all such transactions by the Company and the Company Subsidiaries in the aggregate, or investments of cash on hand in freely tradeable securities in the ordinary course of business consistent with past practices;

(vi) other than borrowings under, or repayments of principal and interest on, the Company’s existing revolving credit facility in the ordinary course of business, redeem, repurchase, or prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any indebtedness for borrowed money or issue any debt securities or options, warrants, calls or other rights to acquire any debt securities, or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for borrowed money in excess of $3,000,000 in the aggregate;

(vii) grant or authorize any Lien on any of its assets other than Permitted Encumbrances and Liens securing indebtedness permitted by Section 5.1(a)(vi);

(viii) enter into or materially amend or modify (other than extensions of one year or less at the end of a term in the ordinary course of business) any Company Material Contract or Material Real Property Lease or Contract that, if in effect on the date hereof, would have been a Company Material Contract, or terminate any such Contract, or waive, release or assign any rights or claims under any Company Material Contract or Material Real Property Lease;

(ix) without limitation of Section 5.2, sell, transfer, lease, sublease, license, assign, pledge, abandon or otherwise dispose of any: (A) owned Real Property, (B) material Company Intellectual Property, other than licenses of material Company Intellectual Property in the ordinary course of business, or (C) other assets, rights or properties of the Company or any Company Subsidiary having a current value in excess of $1,000,000, other than, in the case of Subsection (C), sales of inventory or surplus equipment in the ordinary course of business;

(x) authorize, or make any commitment with respect to, any single capital expenditure in excess of $1,000,000 or capital expenditures for the Company and the Company Subsidiaries in excess of $3,000,000 in the aggregate, except for capital expenditures that are contemplated by the Company’s existing plan for annual capital expenditures for 2016 previously made available to Parent;

(xi) enter into any new line of business outside of its existing business segments;

(xii)(A) except to the extent required by applicable Law or any existing Company Plan or by written agreements existing on the date of this Agreement, grant or announce any stock option, equity or incentive awards or any material increase in the salaries, bonuses or other compensation and benefits payable by the Company or any Company Subsidiary to any executive officers, directors, employees, consultants or independent contractors of the Company or any Company Subsidiary, other than, in any case, in the ordinary course of business consistent with past practice, (B) hire any new executive officer or promote any person to an executive officer position, except in the ordinary course of business consistent with past practice to replace an executive officer whose employment has terminated, (C) hire or promote any employee, consultant or independent contractor other than in the ordinary course of business consistent with past practice, (D) terminate the employment of any executive officer other than for cause (as reasonably determined by the Company Board), (E) except to the extent required by applicable Law or any existing Company Plan or by written agreements existing on the date of this Agreement, pay or agree to pay any pension, retirement allowance, termination or severance pay not required by any existing Company Plan or other Contract in effect on the date of this Agreement to any officer, director or employee of the Company or any Company Subsidiary, (F) except to the extent required by applicable Law or any existing Company Plan or by written agreements existing on the date of this Agreement, pay or agree to pay any material bonus not required by any existing Company Plan or other Contract in effect on the date of this Agreement to any officer, director or employee of the Company or any Company Subsidiary whose current base salary exceeds $160,000, except for agreements with newly hired employees in the ordinary course of business consistent with past practice, (G) except to the extent required by applicable Law or any existing Company Plan or by written agreements existing on the date of this Agreement, enter into or amend any Contracts of employment or any consulting, bonus, severance, retention, retirement or similar Contract for the benefit of any officer, director or employee of the Company or any Company Subsidiary, except for agreements for newly hired employees (except any executive officer) in the ordinary course of business consistent with past practice, or (H) except as required to ensure that any Company Plan is not then out of compliance with applicable Law, enter into or adopt any new, or materially increase benefits under any existing, Company Plan;

(xiii) except as may be required by GAAP or as a result of a change in Law, make any material change in accounting principles, policies, practices, procedures or methods;

(xiv) change any material method of Tax accounting, make or change any material Tax election, change any annual Tax accounting period, settle any material Tax Action, amend any material Tax Returns or file claims for material Tax refunds, enter into any material closing agreement, or surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or a Company Subsidiary (provided that Parent’s consent shall be deemed given with respect to any such extension or waiver to the extent Parent fails to respond to a request for consent from the Company within twenty-four (24) hours of such request);

(xv) adopt or enter into a plan of complete or partial liquidation or dissolution of the Company or any Company Subsidiary;

(xvi) other than with respect to any Action contemplated by Section 5.7 (subject to compliance with Section 5.7), institute, settle or compromise any Actions pending or threatened before any arbitrator, court or other Governmental Entity involving the admission of liability or payment of monetary damages by the Company or any Company Subsidiary of any amount exceeding $500,000 in the aggregate, other than (A) any Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (B) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Filings, provided that neither the Company nor any Company Subsidiary shall settle or agree to settle any Action which settlement involves a conduct remedy or injunctive or similar relief or has a materially restrictive impact on the Company’s or any Company Subsidiary’s business;

(xvii) enter into any intercompany loan, advance or capital contribution involving the Company or any Company Subsidiary organized in the United States or the Netherlands (other than transactions solely among United States entities or transactions solely among non-United States entities); or

(xviii) enter into any agreement, commitment or arrangement to take any of the foregoing actions.

(b) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective businesses and operations.

Section 5.2 No Solicitation.

(a) Except as expressly provided by Section 5.2(b), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 7.1 and receipt of the Company Shareholder Approval, the Company shall not (and shall cause the Company Subsidiaries not to), and shall direct the Company Representatives not to:

(i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data concerning the Company or any Company Subsidiary to any Person relating to, any Acquisition Proposal; or

(iii) approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement as contemplated by Section 5.2(b)) relating to an Acquisition Proposal.

The Company shall (and shall cause the Company Subsidiaries to), and shall direct the Company Representatives to, (A) immediately cease all discussions and negotiations with any Person that may be ongoing with respect to any Acquisition Proposal, (B) to the extent permitted by applicable confidentiality agreements, shall request to be returned or destroyed all confidential information provided by or on behalf of the Company to such Person, to the extent provided in connection with a possible Acquisition Proposal, and (C) immediately upon execution of this Agreement, terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

(b) Notwithstanding anything to the contrary contained in Section 5.2(a) but subject to the last sentence of this Section 5.2(b), at any time prior to receipt of the Company Shareholder Approval, the Company and the Company Representatives may, subject to compliance with this Section 5.2(b):

(i) provide information or data in response to a request therefor to a Person who has made a bona fide written Acquisition Proposal after the date of this Agreement (which Acquisition Proposal does not arise out of any material breach of this Section 5.2) if and only if, prior to providing such information and data, the Company has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement, provided that the Company shall promptly make available to Parent any information and data concerning the Company or any Company Subsidiary that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent or its Representatives; and

(ii) engage or participate in discussions or negotiations with any Person who has made such a written Acquisition Proposal;

provided that, prior to taking any action described in Section 5.2(b)(i) or Section 5.2(b)(ii) above, the Company Board shall have determined in good faith, based on the information then available and after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal.

(c) Except as expressly provided by Section 5.2(d), at any time after the date hereof, the Company Board shall not:

(i)(A) withdraw, withhold, qualify or modify (or publicly propose to withdraw, withhold, qualify or modify) in any manner adverse to Parent or Merger Sub, the Company Board Recommendation with respect to the Merger, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) fail to publicly recommend a rejection of any tender offer or exchange offer within ten (10) Business Days after the commencement of such offer, or (D) fail to recommend against any Acquisition Proposal within ten (10) Business Days of Parent’s request to do so (and in any event, at least two (2) Business Days before the date of the Company Shareholders’ Meeting or as promptly as reasonably practicable in the case of any Acquisition Proposal received within three (3) Business Days of the date of the Company Shareholders’ Meeting), or (E) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, an Acquisition Proposal (each of the actions described in this clause (i), a “Company Adverse Recommendation Change”), provided that for the avoidance of doubt, neither the approval or delivery of a Determination Notice or public disclosure thereof (to the extent required by Law or regulations applicable to the Company) shall be deemed a Company Adverse Recommendation Change; or

(ii) cause or permit the Company or any Company Subsidiary to enter into any acquisition agreement, merger agreement or similar definitive Contract with respect to an Acquisition Proposal (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 5.2(b)) (an “Alternative Acquisition Agreement”).

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to receipt of the Company Shareholder Approval:

(i) if the Company has received a bona fide written Acquisition Proposal (which Acquisition Proposal did not arise out of any material breach of this Section 5.2) from any Person after the date of this Agreement (or that was made prior to the date of this Agreement and remade after the date of this Agreement) and that has not been withdrawn and that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, (x) the Company Board may effect a Company Adverse Recommendation Change with respect to such

Superior Proposal, and (y) the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, if and only if:

(A) the Company shall have provided prior written notice (a “Determination Notice”) to Parent of at least four (4) Business Days with respect to such Superior Proposal (such period, the “Notice Period”), to the effect that the Company Board has received a bona fide written Acquisition Proposal (which Acquisition Proposal did not arise out of any material breach of this Section 5.2) that the Company Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board has determined to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to this Section 5.2(d), which Determination Notice shall specify the identity of the Person or group of Persons making the Superior Proposal and the material terms and conditions thereof, and shall have contemporaneously provided to Parent a copy of the proposed agreement governing such Superior Proposal (which shall be updated on a prompt basis);

(B) prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall direct its financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal;

(C) at or following the end of the Notice Period, the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account in good faith any revisions to this Agreement made or irrevocably committed to in writing by Parent, that such Acquisition Proposal continues to constitute a Superior Proposal if such revisions were to be given effect;

(D) in the event of any material revisions to an Acquisition Proposal that could have an impact, influence, or other effect on the Company Board’s decision or discussion with respect to whether such proposal is a Superior Proposal, the Company shall deliver a new written notice to Parent pursuant to the foregoing clause (A) and again comply with the requirements of this Section 5.2(d) with respect to such new written notice (but only on three (3) additional occasions); provided that the Notice Period shall be deemed to be a two (2) Business Day period; and

(E) in the case of any action contemplated by clause (y) of this Section 5.2(d), the Company shall have terminated this Agreement in accordance with Section 7.1(e)(ii), including the payment of the Company Termination Fee in accordance with Section 7.3(a)(i); or

(ii) other than in response to an Acquisition Proposal, the Company Board may effect a Company Adverse Recommendation Change in response to an Intervening Event if the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Laws, if and only if:

(A) the Company shall have provided a Determination Notice to Parent for at least the Notice Period to the effect that the Company Board has determined to effect a Company Adverse Recommendation Change, which notice shall specify the Intervening Event, that the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to effect a Company Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Laws, and the basis for such determinations in reasonable detail;

(B) prior to effecting such Company Adverse Recommendation Change, the Company shall, and shall direct its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement in such a manner that obviates the need for the Company Board to effect such Company Adverse Recommendation Change; and

(C) at or following the end of such Notice Period, the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Company Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Laws (after taking into account any revisions to this Agreement made or irrevocably committed to in writing by Parent during such Notice Period if such revisions were to be given effect).

(e) Nothing contained in this Section 5.2 shall be deemed to prohibit the Company or the Company Board or any committee thereof from complying with its disclosure obligations under applicable U.S. federal or state Law, including making any disclosure to the Company Shareholders if the Company Board has determined in good faith after consultation with its outside legal counsel that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law; provided that the taking of any action pursuant to this Section 5.2(e) shall in no way limit or modify the rights of Parent under Article VII.

(f) From the date of this Agreement until the earlier to occur of the receipt of the Company Shareholder Approval and the termination of this Agreement in accordance with Section 7.1, the Company agrees that it shall promptly (and, in any event, within two (2) Business Days of the Company’s Knowledge of any such event) notify Parent if (i) any proposals or offers with respect to an Acquisition Proposal are received by, (ii) in connection with any Acquisition Proposal, any non-public information is requested from or (iii) in connection with the submission of an Acquisition Proposal, any discussions or negotiations are sought to be initiated or continued with, the Company, any Company Subsidiary or any Company Representative indicating, in connection with such notice, the material terms and conditions of any proposals or offers and the nature of any non-public information so requested and thereafter shall keep Parent reasonably informed, on a prompt basis, of any material developments or modifications to the terms of any such proposals or offers and the status of any such material discussions or negotiations; provided that, subject to Section 5.2(d)(i)(A), the Company shall not be required to disclose the name or other identifying information of the Person or group of Persons making the Acquisition Proposal. Without limiting the generality of the foregoing, the Company shall provide to Parent, as soon as practicable and in any event within two (2) Business Days after receipt or delivery thereof, copies of all draft agreements (and any other written material relating to any Acquisition Proposal) sent by or provided to the Company, any Company Subsidiary or any Company Representative in connection with any Acquisition Proposal; provided that, subject to Section 5.2(d)(i)(A), the Company may redact the name and other identifying information of the Person or group of Persons making the Acquisition Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality or other agreement with any Person subsequent to the date of this Agreement which would prohibit the Company from providing any information to Parent in accordance with this Section 5.2.

Section 5.3 Company Shareholders’ Meeting; Proxy Statement.

(a) As promptly as reasonably practicable (and in any event within five (5) Business Days following the Proxy Statement Clearance Date), the Company shall (i) acting through the Company Board, in accordance with applicable Law and the Company Articles of Incorporation and the Company Bylaws, establish a record date for and give notice of a meeting of the Company Shareholders for the purpose of voting upon the adoption of this Agreement in accordance with the PBCL (the “Company Shareholders’ Meeting”), and (ii) in accordance with applicable Law, cause the Proxy Statement to be disseminated to the Company Shareholders (the date of such dissemination, the “Proxy Date”). The Company shall duly call, convene and hold the Company Shareholders’ Meeting as promptly as reasonably practicable following the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Shareholders’ Meeting (A) with the consent of Parent, (B) for the absence of a quorum, (C) to solicit additional proxies for the purpose of obtaining the Company Shareholder Approval or (D) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company Shareholders prior to the Company Shareholders’ Meeting; provided, further, that any such postponement or adjournment by the Company shall be for at least three (3) Business Days (but in any event no later than the End Date and no longer than ten (10) Business Days unless otherwise agreed to in writing by Parent). Unless the Company Board shall have effected a Company Adverse Recommendation Change, the Company shall use reasonable best efforts to (i) solicit from the Company Shareholders proxies in favor of the adoption of this Agreement and approval of the Merger in accordance with the PBCL and (ii) secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub.

(b) In connection with the Company Shareholders’ Meeting, as soon as reasonably practicable following the date of this Agreement, but in no event later than twenty (20) days following the date hereof, prepare and file with the SEC a proxy statement, letter to shareholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Shareholders in connection with the solicitation of proxies for use at the Company Shareholders’ Meeting, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Proxy Statement”). The Company, Parent and Merger Sub, as the case may be, shall furnish all information concerning the Company or Parent and Merger Sub as the other Party or Parties hereto, as the case may be, may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. The Company shall provide Parent, Merger Sub and their counsel reasonable opportunity to review and comment on the Proxy Statement and all other materials used in connection with the Company Shareholders’ Meeting that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 promulgated under the Exchange Act or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 promulgated under the Exchange Act, in each case prior to the filing thereof with the SEC or the dissemination thereof to Company Shareholders (which comments shall be reasonably considered by the Company). The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC or its staff for an amendment or revisions to the Proxy Statement, or comments thereon and responses thereto, or requests by the SEC or its staff for additional information in connection therewith. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the Proxy Statement. The Company shall use its reasonable best efforts to resolve, and each Party agrees to consult and cooperate with the other Party in resolving, all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company Shareholders as promptly as practicable following filing with the SEC. If at any time prior to the Company Shareholders’ Meeting, any information relating to the Company or Parent or Merger Sub, or any of their respective directors, officers or Affiliates, should be discovered by the Company or Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party or Parties, as the case may be, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Shareholders. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the NYSE.

(c) Unless this Agreement is earlier terminated pursuant to Section 7.1 and to the extent that the Company Board Recommendation has not been withheld, withdrawn, qualified or modified in accordance with Section 5.2, the Company shall include in the Proxy Statement the Company Board Recommendation.

Section 5.4 Access to Information; Confidentiality.

(a) Access to Information. Subject to Section 5.4(b), and subject to applicable Law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 7.1 and the Effective Time, the Company shall, and shall instruct each of its Representatives (collectively, “Company Representatives”) to: (i) provide to Parent and Merger Sub and each of their respective Representatives (collectively, “Parent Representatives”) reasonable access, during normal business hours and upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and (ii) furnish or cause to be furnished such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company as Parent, Merger Sub or any Parent Representative may reasonably request within a reasonable time following such request; provided, however, until the Effective Time, the Company shall not be required to (A) furnish, or provide any access to, any information to any Person not a party to, or otherwise covered by, the Confidentiality Agreement or a similar agreement with the Company with respect to such information or (B) provide access to or furnish any information if doing so would violate any applicable Law or Contract, or where such access to information would involve the waiver or loss of an attorney-client or work product privilege so long as the Company has reasonably cooperated with Parent to permit such inspection of, or to disclose such, information on a basis that does not compromise or waive such privilege with respect thereto; provided, however, that such access and information shall be disclosed or granted, as applicable, to external counsel for Parent to the extent reasonably required for the purpose of complying with applicable Antitrust Laws subject to prior execution of a common interest or joint defense agreement in customary form.

(b) Confidentiality and Restrictions. With respect to any information disclosed pursuant to Section 5.4(a), Parent and Merger Sub shall comply with, and shall cause the Parent Representatives to comply with, all of their respective obligations under the Confidentiality Agreement or any similar agreement entered into between the Company and any Person to whom the Company or any Company Representative provides information pursuant to this Section 5.4, and all information disclosed to Parent, Merger Sub or any Parent Representative pursuant to Section 5.4(a) shall be subject to the terms of the Confidentiality Agreement. The Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier of the Effective Time or the expiration of the Confidentiality Agreement according to its terms.

Section 5.5 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, including Section 5.2, Parent and the Company shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to cause the conditions set forth in Article VI to be satisfied and to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all material consents, approvals, registrations, authorizations, waivers, Permits and Orders necessary, proper or advisable to be obtained from any Third Party or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party hereby agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement, but in no event later than fifteen (15) Business Days from the date of this Agreement, (ii) to make all necessary notifications, filings or registrations necessary to obtain any other material Required Antitrust Approvals as promptly as practicable following the date of this Agreement, (iii) subject to Section 5.4 and applicable Law, upon request by the other, to furnish the other with all information concerning itself, its Subsidiaries, directors, officers and equityholders and such other matters as may be reasonably necessary, proper or advisable in connection with any statement, filing, notice or application required to be made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Third Party or any Governmental Entity in connection with the Merger and any of the other transactions contemplated by this Agreement, including any additional information and documentary material that may be requested on a voluntary or compulsory basis pursuant to the HSR Act (including under a Second Request issued to any Party by the Federal Trade Commission or the Antitrust Division of the Department of Justice) or any other Antitrust Laws, (iv) to use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 5.5 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act or other Antitrust Laws as promptly as reasonably practicable (including requesting early termination of the applicable waiting periods under the HSR Act), and (v) not to take any action with the intention to or that could reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval under the HSR Act or any other Antitrust Laws or the expiration of the required waiting period under the HSR Act or any other Antitrust Laws.

(b) Each of Parent and the Company shall use reasonable best efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or consents, Permits, authorizations, advance ruling certificates, no-action letters, waivers or approvals are required or advisable to be obtained from, any Third Parties or Governmental Entities under any other applicable Laws in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (ii) timely making all such required filings and timely seeking all such required consents, Permits, authorizations, advance ruling certificates, no-action letters or approvals.

(c) Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other promptly apprised of the status of matters relating to the obtaining of any consents, approvals, registrations, authorizations, waivers, Permits and Orders contemplated by this Section 5.5, including promptly furnishing the other with copies of notices or other communications received by Parent, Merger Sub or any Parent Representative, or the Company, any Company Subsidiary or any Company Representative, as the case may be, from any Third Party or any Governmental Entity with respect to its right to approve or otherwise consent to the Merger and any of the other transactions contemplated by this Agreement. In addition, if acceptable to the Governmental Entity, each Party shall give the other Party reasonable advance notice of, and an opportunity to participate in, all substantive in-person and telephonic meetings with a Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable Law, the Company and Parent will consult and reasonably cooperate with each other and in good faith consider the other Party’s reasonable comments in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and proposals made or submitted to any Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement by or on behalf of any Party. Without limiting the Parties’ obligations to use reasonable best efforts pursuant to this Section 5.5, absent mutual consent, neither Parent nor the Company shall have the right to determine whether to enter into any agreement with any applicable Governmental Entity extending additional time for the review of the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law.

(d) Parent and the Company shall use their reasonable best efforts and cooperate with each other to ensure the satisfaction of the conditions in Section 6.1(b), Section 6.1(c) and Section 6.1(d) as promptly as practicable, and in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement (an “Antitrust Proceeding”), each Party shall use its reasonable best efforts (which efforts may, at Parent’s option and with its reasonable cooperation with the Company, be deferred to the Company to lead (at the Company’s sole option), with each Party paying its own expenses, in its discretion (but with the Company, if it opts to lead such efforts, entitled to choose lead counsel and obligated to pay such lead counsel’s expenses), and if Parent defers its efforts, Parent’s sole obligation pursuant to this Section 5.5(d) with respect to any Antitrust Proceeding or Antitrust Order will be to reasonably cooperate with the Company if the Company opts to lead such efforts and Parent shall have no obligation with respect to any Antitrust Proceeding or Antitrust Order if the Company opts not to lead such efforts) to contest, resist, prevent, oppose or remove any such Antitrust Proceeding, including by extending additional time for the review of the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, and to have vacated, lifted, reversed or overturned any Order that prevents, restrains, restricts or otherwise prohibits consummation of the transactions contemplated by this Agreement, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement (“Antitrust Order”). In furtherance of the foregoing, Parent’s obligation to use reasonable best efforts under this Section 5.5 includes proposing, negotiating, committing to and effecting by consent decree, settlement agreement, hold separate order or otherwise, (i) restrictions or conditions on the conduct of business, and (ii) the sale, divestiture, license or disposition of businesses, product lines or assets of the Relevant Business. Parent shall not be required to take any action pursuant to this Section 5.5(d), including divestiture, that is not conditioned on the consummation of the Merger or that would, or would reasonably be expected to have, a Company Material Adverse Effect. Furthermore, notwithstanding anything to the contrary in this Agreement, Parent shall not be required to take any action described in subsection (i) above that is not related to the Relevant Business or in subsection (ii) above, including to offer or agree to any divestiture, that is not limited in scope to the Relevant Business.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.5 shall limit a Party’s right to terminate this Agreement pursuant to Section 7.1(b) so long as such Party has, prior to such termination, complied with its obligations under this Section 5.5.

Section 5.6 Publicity. The Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements (including conference calls with investors and analysts) with respect to the Merger or any other transaction contemplated by this Agreement. No Party shall issue any such press release or make any such public announcements prior to such consultation, except to the extent the disclosing Party determines, based on advice of outside legal counsel, that it is required to do so by applicable Law or any listing agreement with a securities exchange, in which case such Party shall use reasonable best efforts to consult with the other Party before issuing or making any such press release or public announcement. Notwithstanding the foregoing, in connection with any action by the Company or the Company Board permitted by Section 5.2, no Party shall be required to consult with any other Party prior to issuing any press release or otherwise making public announcements with respect to such actions, the reasons for such actions or any additional information reasonably related to such actions. Nothing in this Section 5.6 shall be deemed to expand or modify the Company’s rights and obligations under Section 5.2.

Section 5.7 Transaction Litigation. The Company shall promptly advise Parent of any Action commenced after the date hereof against the Company or any of its directors (in their capacity as such) by any Company Shareholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such Action. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such Action and shall consider Parent’s views with respect to such Action or settlement and the Company will not agree to any settlement without Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

Section 5.8 Employee Matters.

(a) Through December 31, 2016 (or if earlier, the date of the employee’s termination of employment with Parent, the Surviving Corporation or any of their Affiliates), Parent shall, or shall cause the Surviving Corporation to, provide each Continuing Employee with total compensation, including base salary rate, commission, target bonus, and benefits, in amounts in the aggregate no less favorable than the total compensation opportunities and benefits provided to the Continuing Employee by the Company immediately prior to the Effective Time.

(b) Without limiting paragraph (a) of this Section 5.8, Parent shall, and shall cause its Affiliates to, honor, in accordance with its terms, each Company Plan and all obligations thereunder including any rights or benefits arising as a result of the transactions contemplated under this Agreement (either alone or in combination with any other event, including termination of employment), and Parent hereby agrees and acknowledges that the consummation of the transactions contemplated by this Agreement constitutes a “change of control” or a “change in control” or similar term, as the case may be, for all purposes under each Company Plan.

(c) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding both any retiree healthcare plans or programs maintained by Parent or any of its Subsidiaries and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not for benefit accrual purposes, except for vacation, if applicable) in any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Effective Time; provided that such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding Company Plan.

(d) For purposes of determining the number of vacation days and other paid time off to which each Continuing Employee is entitled during the calendar year in which the Effective Time occurs, Parent will assume and honor all vacation and other paid time off days accrued or earned but not yet taken by such Continuing Employee as of the Effective Time.

(e) Notwithstanding anything in this Section 5.8 to the contrary but consistent with this Section 5.8, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan of Parent or the Surviving Corporation or any of their respective Subsidiaries or Affiliates, or shall limit the right of Parent or the Surviving Corporation or any of their respective Subsidiaries or Affiliates to amend, terminate or otherwise modify any employee benefit plan of Parent or the Surviving Corporation or any of their respective Subsidiaries or Affiliates following the Effective Time.

(f) The Parties hereto acknowledge and agree that all provisions contained in this Section 5.8 are included for the sole benefit of the Parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third-party beneficiary or other rights (i) in any other Person, including any employees or former employees of the Company or any Affiliate of the Company, any Continuing Employee, or any dependent or beneficiary thereof or (ii) to continued employment with Parent or any of its Affiliates. With respect to matters described in this Section 5.8, the Company will not send any written notices or other written communication materials to Company employees without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), provided that nothing in this Section 5.8(f) shall limit the Company’s right to accurately communicate the terms and conditions of this Agreement (including this Section 5.8) to Company employees.

Section 5.9 Indemnification of Directors and Officers.

(a) Parent and Merger Sub agree that all rights of indemnification, advancement of expenses, exculpation and limitation of liabilities existing in favor of the current or former directors, officers and employees of the Company and the Company Subsidiaries and each such Person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (the “Indemnified Parties”) as provided in the Company Articles of Incorporation and the Company Bylaws or similar organizational documents of any Company Subsidiary or under any indemnification, employment or other similar agreements between any Indemnified Party and the Company or any Company Subsidiary, in each case as in effect on the date of this Agreement with respect to matters occurring prior to the Effective Time, shall survive the Merger and continue in full force and effect in accordance with their respective terms. From and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally liable to pay and perform in a timely manner such obligations. For the avoidance of doubt, no amendment or change to the articles of incorporation or bylaws of the Surviving Corporation or any similar organizational documents of any Company Subsidiary following the Effective Time shall in any way limit or modify Parent’s and Merger Sub’s obligations under this Section 5.9(a).

(b) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 5.9.

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for a non-cancellable extension (or “tail”) of the directors’ and officers’ liability insurance coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of six (6) years from and after the Effective Time (such period, the “Tail Period”) with respect to any claim related to any period or time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies and covering each Person currently covered by the Company’s existing policies; provided that (i) such “tail” insurance policies shall not require the payment of an aggregate annual premiums in excess of three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date hereof (the “Maximum Amount”) to maintain the D&O Insurance (and if the annual premium of such insurance coverage exceeds such amount, the Company or the Surviving Corporation shall be obligated to (and as of the Effective Time Parent shall cause the Surviving Corporation to) obtain a policy with the greatest coverage available for a cost not exceeding such amount) and (ii) prior to the Closing, the Company shall not enter into any Contract for a “tail” policy without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall, and shall cause the Surviving Corporation to, maintain such “tail” policies in full force and effect through such six (6) year period. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, then from the Effective Time through the end of the Tail Period, Parent shall, or shall cause the Surviving Corporation to, maintain in effect the Company’s current D&O Insurance covering each Person currently covered by the Company’s D&O Insurance for acts or omissions occurring prior to the Effective Time with respect to any matter claimed against such Person by reason of him or her serving in the applicable capacity on terms with respect to such coverage and amounts no less favorable than those of such D&O Insurance policies in effect on the date of this Agreement; provided that in no event shall the aggregate costs of such D&O Insurance policies exceed the Maximum Amount, it being understood that Parent or the Surviving Corporation shall nevertheless be obligated to provide such coverage during the Tail Period as may be obtained for the Maximum Amount; provided, further, that Parent or the Surviving Corporation may substitute therefor D&O Insurance policies of any nationally recognized reputable insurance company with a same or better credit rating than the Company’s current insurance carrier with respect to D&O Insurance.

(d) The provisions of this Section 5.9 shall (i) survive the consummation of the Merger, (ii) are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and Representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. From and after the Effective Time, the provisions of this Section 5.9 may not be amended in any manner adverse to any Indemnified Party without his or her consent.

Section 5.10 Section 16 Matters. Prior to the Effective Time, the Company shall take such steps as may be required (to the extent permitted under applicable Laws) to cause any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11 Stock Exchange De-listing. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws (including the rules and regulations of the NYSE) to cause the delisting of the Company Common Stock from the NYSE and the deregistration of the

Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days thereafter.

Section 5.12 Anti-Takeover Statutes. So long as (and only so long as) the representations and warranties made by Parent and Merger Sub in Section 4.8 are true and correct in all respects and continue to be true and correct in all respects at all times prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, to the extent permitted by applicable Law, take all actions necessary so that no Anti-Takeover Statute becomes applicable to the transactions contemplated by this Agreement. If any Anti-Takeover Statute is or may become applicable to any transaction contemplated by this Agreement, then each Party shall take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Anti-Takeover Statute inapplicable to the transactions contemplated by this Agreement, except that the Company shall not be required to take any such actions if the representations and warranties made by Parent and Merger Sub in Section 4.8 are not true and correct in all respects as of the date hereof and at all times prior to the Closing. Without limiting the foregoing, Parent shall not, and shall cause each of its Subsidiaries and “affiliates” and “associates” (as defined in Section 2552 of the PBCL) to not, become the “beneficial owner” (as defined in Section 2552 of the PBCL), directly or indirectly, of any Shares or other Equity Interests in the Company or any Company Subsidiary or any options, warrants or other rights to acquire Company Common Stock or other or other Equity Interests in the Company or any Company Subsidiary (or any other economic interest through derivative securities or otherwise in the Company or any Company Subsidiary) prior to the Effective Time.

Section 5.13 Notification of Certain Matters. Unless prohibited by applicable Law, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon receiving Knowledge of any material change, effect, development or circumstance that would reasonably be expected to give rise to a failure of a condition precedent in Section 6.2 (in the case of the Company) and Section 6.3 (in the case of Parent); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties hereunder and any failure to make such notification (in and of itself) shall not be taken into account in determining whether the conditions set forth in Section 6.2 (in the case of the Company) and Section 6.3 (in the case of Parent) have been satisfied or give rise to any right of termination to any party hereto under Article VII.

Section 5.14 Intercompany Loan Restructuring.

(a) Subject to the other provisions of this Section 5.14, the Company shall use reasonable best efforts to take, or cause to be taken, such actions as reasonably requested in writing by Parent to effect the reorganization or restructuring of intercompany loans among the Company and the Company Subsidiaries (all matters contemplated by this Section 5.14(a) together with those matters set forth on Section 5.14(a) of the of the Company Disclosure Letter, the “Loan Restructuring”).

(b) Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not have any responsibility for (other than the obligation to comply with the terms of Section 5.14(a)), or incur any liability to any Person in connection with, any Loan Restructuring and that Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives (the “Loan Restructuring Indemnitees”) from and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments, penalties, taxes or changes in tax attributes suffered or incurred, directly or indirectly, by the Loan Restructuring Indemnitees in connection with the Loan Restructuring. Parent shall promptly reimburse the Company for any out-of-pocket expenses and costs (including reasonable attorneys’ fees) incurred by any Loan Restructuring Indemnitee in connection with any Loan Restructuring. This Section 5.14(b) shall survive the consummation of the Merger and the Effective Time and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Loan Restructuring Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Parent and Merger Sub.

(c) Each of Parent and Merger Sub acknowledges and agrees that the completion or consummation of any Loan Restructuring is not a condition to the Closing.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.1 Conditions to the Obligations of Each Party. The respective obligations of each Party to effect the Merger shall be subject only to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) HSR. All applicable waiting periods under the HSR Act applicable to the Merger or any of the other transactions contemplated by this Agreement shall have expired or been terminated.

(c) Required Antitrust Approvals. All Required Antitrust Approvals shall have been obtained.

(d) No Injunctions or Restraints. No Order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity and remain in effect, that, in any such case, prohibits or makes illegal the consummation of the Merger.

Section 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall further be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Section 3.1(a), Section 3.1(b), Section 3.2(a), Section 3.4(a), Section 3.4(b), Section 3.7(b) and Section 3.20) shall be true and correct as of the Closing as though made on and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except where any failures of any such representations and warranties to be so true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein), individually or in the aggregate, would not have a Company Material Adverse Effect; and (ii) the representations and warranties set forth in Section 3.1(a), Section 3.1(b), Section 3.2(a), Section 3.4(a), Section 3.4(b), Section 3.7(b) and Section 3.20 shall be true and correct in all material respects as of the Closing as though made on and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date).

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have delivered to Parent a certificate, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) shall have been satisfied.

(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any event, change or effect that would reasonably be expected to have a Company Material Adverse Effect.

Section 6.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any materiality qualifications set forth therein) as of the Closing as though made on and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except where any failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have delivered to the Company a certificate, signed on behalf of Parent and Merger Sub by their respective Chief Executive Officers or Chief Financial Officers, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall have been satisfied.

Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition precedent set forth in this Article VI to be satisfied if such failure was caused by such Party’s failure to comply with its obligations set forth in this Agreement to consummate and make effective the transactions provided for herein.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating Party or Parties, as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Effective Time shall not have occurred on or before December 1, 2016, (the “End Date”); provided, however, that if any condition set forth in Section 6.1(b), Section 6.1(c) or Section 6.1(d) shall not have been satisfied or duly waived by all Parties entitled to the benefit of such condition by the fifth (5th) Business Day prior to the End Date, either Parent or the Company may, by written notice delivered to such other Party, extend the End Date by three (3) additional months until March 1, 2017, which date shall thereafter be considered the End Date; provided, further, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose breach of any covenant or obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur prior to such End Date;

(c) by either Parent or the Company if any Order of any Governmental Entity having competent jurisdiction is entered permanently enjoining the Company, Parent or Merger Sub from consummating the Merger and such Order has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose breach of any provision of this Agreement was the primary cause of the imposition of any such Order or the failure of such Order to be resisted, resolved or lifted, as applicable; or

(d) by either Parent or the Company if the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof.

(e) by the Company:

(i)(A) if Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub, as applicable, such that the condition set forth in Section 6.3(b) is not capable of being satisfied by the End Date, or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the condition set forth in Section 6.3(a) is not capable of being satisfied by the End Date, and, in the case of either clause (A) or (B), such breach is incapable of being cured in a manner to satisfy the applicable condition by the End Date or is not cured by Parent or Merger Sub, as applicable, in a manner to satisfy the applicable condition within thirty (30) Business Days after Parent or Merger Sub receives written notice of such breach from the Company (which notice shall specify in reasonable detail the nature of such breach and the Company’s intention to terminate this Agreement if such breach is not cured); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e)(i) if, at the time of such termination, the Company is in breach of any representation, warranty, covenant or agreement that would result in a failure of a condition set forth in Section 6.1 or Section 6.2; or

(ii) prior to the receipt of the Company Shareholder Approval in order to concurrently enter into a definitive merger agreement or other definitive purchase or acquisition agreement that constitutes a Superior Proposal; provided that (A) the Company has materially complied with Section 5.2, and (B) the right of the Company to terminate this Agreement pursuant to this Section 7.1(e)(ii) is conditioned on and subject to the payment by the Company to Parent of the Company Termination Fee in accordance with Section 7.3(a)(i), and any purported termination pursuant to this Section 7.1(e)(ii) shall be void and of no force or effect if the Company shall not pay the Company Termination Fee in accordance with Section 7.3(a)(i); or

(iii) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived, and Parent and Merger Sub have failed to consummate the Merger by the time the Closing should have occurred pursuant to Section 1.2; or

(f) by Parent if:

(i)(A) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the condition set forth in Section 6.2(b) is not capable of being satisfied by the End Date or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the condition set forth in Section 6.2(a) is not capable of being satisfied by the End Date, and, in the case of either clause (A) or (B), such breach is incapable of being cured in a manner to satisfy the applicable condition by the End Date or is not cured by the Company in a manner to satisfy the applicable condition within thirty (30) Business Days after the Company receives written notice of such breach from Parent or Merger Sub; (which notice shall specify in reasonable detail the nature of such breach and the Company’s intention to terminate this Agreement if such breach is not cured); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f)(i) if, at the time of such termination, Parent is in breach of any representation, warranty, covenant or agreement that would result in a failure of a condition set forth in Section 6.1 or Section 6.3; or

(ii) prior to the receipt of the Company Shareholder Approval, (A) the Company Board shall have effected a Company Adverse Recommendation Change, (B) the Company shall have entered into an Alternative Acquisition Agreement, or (C) the Company or the Company Board shall have publicly announced its intention to do any of the foregoing.

Section 7.2 Notice of Termination. The Party desiring to terminate this Agreement pursuant to Section 7.1 (other than under Section 7.1(a)) shall give prompt written notice of such termination to the other Parties specifying the provision or provisions of Section 7.1 pursuant to which such termination is effected.

Section 7.3 Termination Fees.

(a) Company Termination Fee.

(i) In the event this Agreement is terminated by the Company pursuant to Section 7.1(e)(ii), the Company shall pay the Company Termination Fee to Parent simultaneously with such termination by wire transfer of same day funds to one or more accounts designated by Parent (or, if such account(s) have not been designated by Parent prior to such termination, promptly, but in any event within two (2) Business Days, following the designation thereof in writing to the Company by Parent).

(ii) In the event this Agreement is terminated by Parent pursuant to Section 7.1(f)(ii), the Company shall pay the Company Termination Fee to Parent promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by Parent (or, if such account(s) have not been designated by Parent, promptly, but in any event within two (2) Business Days following the designation thereof in writing to the Company by Parent).

(iii) In the event that (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) and (B) either (I)(x) prior to the time of such termination an Acquisition Proposal shall have been made and not withdrawn by any Third Party, and (y) at any time after the execution of this Agreement and prior to the date that is twelve (12) months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement providing for an Acquisition Proposal with a Third Party, which is later consummated, or (II)(x) prior to the time of such termination an Acquisition Proposal shall have been made by a Third Party (whether or not subsequently withdrawn), and (y) at any time after the execution of this Agreement and prior to the date that is twelve (12) months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal with such Third Party, which is later consummated, the Company shall promptly pay or cause to be paid the Company Termination Fee to Parent by wire transfer of same day funds to one or more accounts designated by Parent upon consummation of such Acquisition Proposal; provided that, for purposes of this Section 7.3(a)(iii), all percentages in the definition of Acquisition Proposal shall be deemed to be references to more than fifty percent (50%) and, with respect to clause (ii) in the definition of Acquisition Proposal, the Company Shareholders own less than a majority of the equity of the Company, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of the Company or such surviving entity following the consummation of any such transaction.

(iv) In the event that (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d) and (B) either (I)(x) prior to the Company Shareholders’ Meeting, an Acquisition Proposal shall have been made and not withdrawn by any Third Party, and (y) at any time after the execution of this Agreement and prior to the date that is twelve (12) months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal with a Third Party, or (II)(x) prior to the Company Shareholders’ Meeting, an Acquisition Proposal shall have been made by a Third Party (whether or not withdrawn), and (y) at any time after the execution of this Agreement and prior to the date that is twelve (12) months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal with such Third Party, the Company shall promptly pay or cause to be paid the Company Termination Fee to Parent by wire transfer of same day funds to one or more accounts designated by Parent upon entering into such agreement; provided that, for purposes of this Section 7.3(a)(iv), all percentages in the definition of

Acquisition Proposal shall be deemed to be references to more than fifty percent (50%) and, with respect to clause (ii) in the definition of Acquisition Proposal, the Company Shareholders own less than a majority of the equity of the Company, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of the Company or such surviving entity following the consummation of any such transaction.

(v) In the event that (A) this Agreement is terminated by Parent pursuant to Section 7.1(f)(i) and (B) either (I)(x) prior to the time of such termination, an Acquisition Proposal shall have been made and not withdrawn by any Third Party, and (y) at any time after the execution of this Agreement and prior to the date that is twelve (12) months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal with a Third Party, which is later consummated, (II)(x) prior to the time of such termination, an Acquisition Proposal shall have been made by a Third Party (whether or not withdrawn), and (y) at any time after the execution of this Agreement and prior to the date that is twelve (12) months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal with such Third Party, which is later consummated, the Company shall promptly pay or cause to be paid the Company Termination Fee to Parent by wire transfer of same day funds to one or more accounts designated by Parent upon consummation of such Acquisition Proposal; provided that, for purposes of this Section 7.3(a)(v), all percentages in the definition of Acquisition Proposal shall be deemed to be references to more than fifty percent (50%) and, with respect to clause (ii) in the definition of Acquisition Proposal, the Company Shareholders own less than a majority of the equity of the Company, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of the Company or such surviving entity following the consummation of any such transaction.

(vi) For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one (1) occasion.

(b) Parent Termination Fee.

(i) In the event that (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(c) and (B) at the time of such termination of this Agreement, any condition set forth in Section 6.1(b), Section 6.1(c) or Section 6.1(d) with respect to Antitrust Laws has not been satisfied, Parent shall pay to the Company $13,000,000 (the “Parent Termination Fee”), promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by the Company (or, if such account(s) have not been designated by the Company, promptly, but in any event within two (2) Business Days following the designation thereof in writing to Parent by the Company); provided that notwithstanding the foregoing, Parent shall not pay (and shall not be required to pay) the Parent Termination Fee unless (A) the Company notifies Parent within ten (10) Business Days following the later of (I) the date of such termination and (II) the date it shall be deemed to have received notice of such termination pursuant to Section 9.4, that the Company acknowledges that such termination is valid pursuant to the terms of this Agreement and the Parties shall have no further obligations hereunder except as set forth in Section 7.4, and (B) the Company requests in writing that Parent pay the Parent Termination Fee within twenty (20) Business Days following the later of (I) the date of such termination and (II) the date it shall be deemed to have received notice of such termination pursuant to Section 9.4.

(ii) For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to be paid, the Parent Termination Fee on more than one (1) occasion.

(c) Acknowledgement. Each Party acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, (ii) the amounts payable pursuant to Section 7.3(a) or Section 7.3(b) are not a penalty or liquidated damages, (iii) notwithstanding anything to the contrary in this Agreement, in the event that any Company Termination Fee is paid or payable pursuant to

Section 7.3(a), Parent’s right to receive payment of the Company Termination Fee shall be the sole and exclusive remedy of Parent and its Affiliates and Representatives against the Company and its Affiliates and Representatives under this Agreement or arising out of or relating to this Agreement or the transactions contemplated hereby, and upon payment of such amount, none of the Company or any of its Affiliates or Representatives shall have any liability or obligation arising out of or relating to this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise, (iv) notwithstanding anything to the contrary in this Agreement (other than Section 5.14(b)), in the event that any Parent Termination Fee is paid in accordance with Section 7.3(b), the Company’s right to receive payment of the Parent Termination Fee shall be the sole and exclusive remedy of the Company and its Affiliates and Representatives against Parent and its Affiliates and Representatives under this Agreement or arising out of or relating to this Agreement or the transactions contemplated hereby (other than with respect to Section 5.14(b)), and upon payment of such amount, none of Parent or any of its Affiliates or Representatives shall have any liability or obligation arising out of or relating to this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise, and (v) without the agreements contained in this Section 7.3, Parent and the Company would not have entered into this Agreement. If the Company or Parent fails to pay amounts due pursuant to this Section 7.3 and, in order to obtain such payment, the other Party commences a suit that results in a judgment against the Company or Parent for the Company Termination Fee or the Parent Termination Fee, as the case may be, then the Company or Parent, as applicable, shall pay the other Party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate published in the Wall Street Journal on the date such payment was required to be made.

Section 7.4 Effect of Termination. Except as otherwise set forth in this Section 7.4, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective directors, managers, officers, equityholders, employees and other Representatives with respect to the Agreement; provided, however, that the provisions of Section 5.14(b), Section 7.3, this Section 7.4, Article IX and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement; provided, further, that, except as provided in Section 7.3(c), no Party shall be relieved or released from any liabilities or damages (which the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include, to the extent proven, the benefit of the bargain lost by a Party’s shareholders, the loss of market value or decline in stock price of such Company Common Stock or otherwise (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such Party) arising out of fraud or its willful or intentional breach of its covenants or agreements or willful or intentional breach of any representation or warranties set forth in this Agreement made by such Party. Notwithstanding the foregoing, in no event shall any Party be liable for punitive damages.

ARTICLE VIII

DEFINED TERMS

Section 8.1 Certain Definitions. For purposes of this Agreement, the term:

(a) “Acceptable Confidentiality Agreement” shall mean a confidentiality agreement on terms that are not materially less favorable to the Company than those set forth in the Confidentiality Agreement; provided that such confidentiality agreement shall not be required to include a “standstill” or similar provision.

(b) “Acquisition Proposal” shall mean any indication of interest, proposal or offer from any Third Party relating to, in a single transaction or series of related transactions, (i) the direct or indirect acquisition by any Third Party of Equity Interests representing fifteen percent (15%) or more of the voting power of the Company, (ii) any merger, consolidation, business combination, share exchange, recapitalization, or similar transaction involving the Company or any Company Subsidiary and a Third Party, (iii) any acquisition or sale of assets, exclusive license, liquidation, dissolution, disposition or other transaction which would result in any Third Party acquiring, or exclusively licensing, assets representing, directly or indirectly, fifteen percent (15%) or more of the revenues or fair market value of the assets of the Company and the Company Subsidiaries, taken as a whole, or (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, or other transaction that, if consummated, would result in any Third Party beneficially owning Equity Interests representing fifteen percent (15%) or more of the voting power of the Company.

(c) “Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, where “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interests, by Contract or otherwise.

(d) “Antitrust Laws” shall mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

(e) “Blue Sky Laws” shall mean state securities or “blue sky” Laws.

(f) “Business Day” shall have the meaning ascribed thereto in Rule 14d-1(g)(3) under the Exchange Act.

(g) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(h) “Company Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as amended.

(i) “Company Business” means the business of the Company and its Affiliates, including the Company’s and its Affiliate’s business of manufacturing, marketing and selling custom made apparel tickets, tags, fabric and woven labels, retail merchandising solutions, electronic article surveillance (EAS) systems and tags using radio-frequency (“RF”), systems using RF and acousto-magnetic (AM) technology, inventory management solutions in the form of Radio Frequency Identification (RFID) products, integrated EAS tags and integrated RFID tags, and related services and software.

(j) “Company Bylaws” shall mean the Amended and Restated Bylaws of the Company.

(k) “Company Deferred Compensation Plan” shall mean, collectively, the Checkpoint Systems, Inc. Deferred Compensation Plan and the Checkpoint Systems, Inc. 2005 Directors’ Compensation Plan, each as may be amended from time to time.

(l) “Company Deferred Share” shall mean any notional Share credited or that may be credited to a participant account under a Company Deferred Compensation Plan.

(m) “Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement.

(n) “Company Intellectual Property” means Intellectual Property owned by the Company, including that listed on Section 3.14(a) of the Company Disclosure Letter.

(o) “Company IP Agreements” means each of the following to the extent primarily relating to Intellectual Property and expressly not including non-exclusive licenses entered into in the ordinary course of business and the Company’s and its Subsidiaries’ agreements with customers entered into in the ordinary course of business: all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, relating to Intellectual Property and to which the Company or any Company Subsidiary is a party or under which the Company or a Company Subsidiary is a licensor or licensee.

(p) “Company Material Adverse Effect” shall mean any fact, change, event, circumstance or occurrence (each an “Event”) that, individually or taken together with other Events (i) has a material adverse effect on the assets, business, liabilities, results of operations or condition of the Company and the Company Subsidiaries, taken as a whole; provided that the following shall not constitute, either individually or in combination, a “Company Material Adverse Effect,” or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur: (A) Events affecting the economy or financial or capital markets in the United States or elsewhere in the world; (B) changes in GAAP or in any Law applicable to the Company or any of its Subsidiaries, or any interpretation thereof after the date hereof; (C) Events relating to acts of God, calamities, terrorism, national political or social conditions including the engagement by any country in hostilities, or the escalation or worsening thereof; (D) Events affecting the principal industry in which the Company and the Company Subsidiaries conduct their businesses; (E) any failure, in and of itself, by the Company to meet any internal or third party estimates, projections or forecasts of revenue, earnings or other financial performance for any period ending (or for which revenues, earnings or other financial results are released) on or after the date hereof; (F) any change, in and of itself, in the trading price or trading volume of Company Common Stock on the NYSE; (G) any Events primarily attributable to the announcement, pendency or consummation of the Merger or any of the other transactions contemplated by this Agreement (including any loss of employees or any loss of, or any disruption in, supplier, licensor, licensee, partner or similar relationships) or primarily resulting from compliance with the terms of this Agreement; (H) Events related to the actions contemplated by Section 5.14; or (I) any Action commenced against a Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated hereby; provided, however, that Events set forth in clauses (A) (B), (C) and (D) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent that such Events have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the principal industry in which the Company and the Company Subsidiaries conducts their businesses, and then only to the extent of such disproportionality; provided, further, that the underlying causes of any Events set forth in clauses (E) and (F) that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur, or (ii) prohibits or materially impairs or would be reasonably likely to materially impair the ability of the Company to consummate the Merger and the related transactions contemplated by this Agreement.

(q) “Company Option” shall mean any option to acquire Company Common Stock granted pursuant to any Company Stock Plan.

(r) “Company Performance Shares” shall mean an award granted pursuant to any Company Stock Plan to deliver Shares upon the achievement of specified performance-based vesting criteria.

(s) “Company Restricted Stock Unit” shall mean an award granted pursuant to any Company Stock Plan to deliver Shares upon the achievement of specified time-based vesting criteria.

(t) “Company Stock Plans” shall mean all employee and director stock plans or arrangements of the Company, including the Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan and the Checkpoint Systems, Inc. 2015 Incentive Award Plan, each as may be amended from time to time, and all sub-plans, individual consultant, employee, director or other Contracts that provide for any right granted by the Company of any kind to receive Shares or benefits measured by the value of a number of Shares, or any other award of any kind consisting of Shares (including stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred stock units and dividend equivalents).

(u) “Company Termination Fee” shall mean an amount in cash equal to $13,000,000.

(v) “Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of October 29, 2015, between the Company and Parent, as such agreement may be amended from time to time.

(w) “Continuing Employee” shall mean any Person who is employed by the Company or any Company Subsidiary at the Effective Time.

(x) “Contract” shall mean with respect to a Person any oral or written note, bond, mortgage, indenture, Lease, sublease, license, sublicense, purchase order, contract, agreement, arrangement or other understanding or obligation that is legally binding on such Person, including any amendments, renewals or modifications thereto.

(y) “Employee Stock Purchase Plan” means the Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan.

(z) “Environmental Law” shall mean any Law relating to public health and safety, worker health and safety, pollution, contamination or cleanup, protection or restoration of the environment or natural resources, or the Release of any materials into the environment, including those related to Hazardous Materials or air emissions or wastewater discharges.

(aa) “Equity Interest” shall mean any capital stock, partnership, limited liability company, member or similar interest in any Person, and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing, in each case issued by such Person.

(bb) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc) “GAAP” shall mean generally accepted accounting principles as applied in the United States.

(dd) “Governmental Entity” shall mean any United States or foreign governmental authority, including any national, federal, territorial, state, commonwealth, province, territory, county, municipal, district, local governmental jurisdiction of any nature or any other governmental or quasi-governmental authority of any nature (including any governmental department, division, agency, bureau, office, branch, court, arbitrator, commission, tribunal or other governmental instrumentality) or any political or other subdivision or part of any of the foregoing or any self-regulatory organization, in each case of competent jurisdiction and with authority to act with respect to the matter in question.

(ee) “Hazardous Materials” shall mean any (i) petroleum products, derivatives or byproducts, radioactive or explosive materials, asbestos or asbestos-containing material, radon gas, urea formaldehyde foam insulation, toxic mold or fungi or polychlorinated biphenyls and (ii) other chemicals, substances, waste or materials that are considered or deemed to be, or regulated as, hazardous, toxic, infectious or dangerous under applicable Environmental Law or for which liability or standards of conduct may be imposed pursuant to any applicable Environmental Law.

(ff) “HSR Act” shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(gg) “Intellectual Property” shall mean all intellectual property rights of every kind and description through the world, including: (i) all inventions and all patents, patent applications, patent disclosures, together with all reissues, continuations, revisions, divisionals, extensions, and reexaminations in connection therewith; (ii) all trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, and Internet domain names; (iii) all trade secrets, confidential business information, and know-how; (iv) all copyrights, software, computer programs, source code, object code, executable code, systems, networks tools, data, databases, firmware and related documentation and technology supporting the foregoing.

(hh) “Intervening Event” shall mean an event, state of facts, change, discovery, development or circumstance relating specifically to the Company (and not of a general economic, industry or market nature, except to the extent the Company is affected in a beneficially disproportionate manner compared to other companies that operate in the Company’s industry sector and which other companies conduct substantially the same businesses as the Company and its Subsidiaries currently operate) that arises entirely after the date of this Agreement and is continuing on any date of determination of the occurrence thereof, that was not known by the Company Board as of or prior to the date of this Agreement or the material consequences of which (based on facts known to the Company Board as of the date of this Agreement) were not reasonably foreseeable, and which event, state of facts, change, discovery, development or circumstance is materially beneficial, measured on a long-term basis, to the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event will any of the following constitute an Intervening Event: (i) any Acquisition Proposal, (ii) any action taken by any Party pursuant to and in compliance with Section 5.5; or (iii) a change in the price or trading volume of the Shares or the Company’s credit rating (except that this clause (iii) will not prevent or otherwise affect a determination that any change, effect, event, circumstance, development or occurrence underlying such change has resulted in an Intervening Event).

(ii) “IRS” shall mean the United States Internal Revenue Service.

(jj) “Knowledge” shall mean (i) in the case of the Company, the actual knowledge of the Persons listed with respect to the Company on Section 8.1(jj) of the Company Disclosure Letter after reasonable inquiry of their direct reports, and (ii) in the case of Parent, Merger Sub or any other Subsidiary of Parent, the actual knowledge of the Persons listed with respect to Parent on Section 8.1(jj) of the Parent Disclosure Letter after reasonable inquiry of their direct reports.

(kk) “Law” shall mean any federal, state, local, foreign or international law, statute, treaty, convention or ordinance, common law, or any rule, regulation, code, requirement, ordinance, edict, decree, directive or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(ll) “Leased Real Property” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Company Subsidiary.

(mm) “Leases” shall mean all written leases, subleases, licenses, concessions and other agreements pursuant to which the Company or any Company Subsidiary holds any Leased Real Property.

(nn) “Lien” shall mean any mortgage, pledge, security interest, restriction, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

(oo) “made available” shall mean that the Company, any of the Company Subsidiaries or any of their respective Representatives have delivered or made available such information, documents or other materials to

Parent, Merger Sub or any of their respective Representatives, including by providing such information, documents or other materials in hard copy form, by electronic mail, in the virtual data room maintained by the Company in connection with the transactions contemplated by this Agreement or otherwise, or that such information, documents or other materials are generally publicly available as of the date of this Agreement, including on the Company’s website or in materials filed, furnished, submitted, supplied or otherwise made available by the Company with or to the SEC that are publicly available on the SEC’s EDGAR database.

(pp) “NYSE” shall mean New York Stock Exchange.

(qq) “Order” shall mean any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any Governmental Entity.

(rr) “Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement.

(ss) “Permit” shall mean any permit, license, franchise, registration, qualification, right, variance, certificate, authorization, approval, clearance, or certification of any Governmental Entity.

(tt) “Permitted Encumbrances” shall mean: (i) Liens for Taxes not yet due and payable (or for Taxes that are being contested in good faith by appropriate proceedings), (ii) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to real property incurred in the ordinary course of business for amounts which are not due and payable or are being contested in good faith, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property, (iv) easements, covenants, conditions, restrictions, encroachments and other similar matters affecting title to real property which do not materially impair the use of such real property in the operation of the business conducted thereon, (v) Liens with respect to leased equipment, (vi) Liens arising in the ordinary course of business consistent with past practice that are immaterial to the Company, (vii) Liens arising in connection with the Company’s existing credit facility, and (viii) landlord’s and other statutory Liens.

(uu) “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, Governmental Entity or other entity.

(vv) “Proxy Statement Clearance Date” shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement; provided, however, in the case of clause (b), the Proxy Statement Clearance Date shall not be earlier than the date which is ten (10) days following the date on which the Proxy Statement is initially filed with the SEC.

(ww) “Release” shall mean any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or within any building, structure, facility or fixture.

(xx) “Relevant Business” shall mean: (a) any business of the Company or any Company Subsidiary with revenues in the jurisdictions in which the Parties make filings pursuant to the HSR Act or any other Antitrust Law in connection with the Merger or (b) Parent’s or its Affiliate’s radio frequency identification (RFID) business with revenues in the jurisdictions in which the Parties make filings pursuant to the HSR Act or any other Antitrust Law in connection with the Merger, or in each case any portion thereof.

(yy) “Representatives” shall mean, with respect to any Person, such Person’s controlled Affiliates and its and their respective directors, officers, employees, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives acting on its or their behalf.

(zz) “Required Antitrust Approvals” shall mean any required filing, consent, approval or action required to be made or obtained or advance ruling certificate or no-action letter required to obtain an exemption from such filing, consent, approval or action pursuant to (i) the HSR Act and (ii) any other Antitrust Law in order to consummate the transactions contemplated by this Agreement.

(aaa) “Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(bbb) “SEC” shall mean the United States Securities and Exchange Commission.

(ccc) “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ddd) “Subsidiary” of any Person shall mean (i) any corporation of which a majority of the Equity Interests entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned, directly or indirectly, by such Person and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or the managing member.

(eee) “Superior Proposal” shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal deemed to be references to more than fifty percent (50%), and, with respect to clause (ii) in the definition of Acquisition Proposal, the Company Shareholders owning less than a majority of the equity of the Company, the entity surviving such merger, consolidation or business combination, or the ultimate parent entity of the Company or such surviving entity following the consummation of any such transaction) not arising out of or relating to any material breach of Section 5.2 which the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms and conditions, including the financial and regulatory aspects of such Acquisition Proposal and this Agreement and the likelihood of consummation of such Acquisition Proposal, would result in a transaction that is more favorable to the Company than the transactions provided for in this Agreement (in each case taking into account in good faith any revisions to this Agreement made or irrevocably committed to in writing by Parent).

(fff) “Tax” or “Taxes” shall mean any and all United States federal, state or local or non-United States taxes or other similar governmental charges in the nature of a tax, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative or add-on minimum, environmental, premium, customs, social security, unemployment, registration and other taxes, together with any additions to tax, penalties and interest imposed with respect thereto.

(ggg) “Tax Returns” shall mean any report, filing, election or return (including any information return) or statement required to be filed with any Governmental Entity with respect to Taxes, including any schedules, attachments or amendments thereto.

(hhh) “Third Party” shall mean any Person or “group” (as defined under Section 13(d) of the Exchange Act) other than the Company, the Company Subsidiaries, Parent, the Subsidiaries of Parent, including Merger Sub, and the respective controlled Affiliates of the Person or “group”.

(iii) “Treasury Regulations” shall mean regulations promulgated by the United States Department of the Treasury under the Code.

Section 8.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Action	Section 3.11
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.2(c)(ii)
Anti-Takeover Statute	Section 3.3(c)
Antitrust Order	Section 5.5(d)
Antitrust Proceeding	Section 5.5(d)
Certificates	Section 2.2(b)
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Adverse Recommendation Change	Section 5.2(c)(i)
Company Board	Recitals
Company Board Recommendation	Section 3.2(c)
Company Common Stock	Section 2.1(a)(i)
Company Financial Advisor	Section 3.2(d)
Company Financial Statements	Section 3.5(b)
Company Material Contract	Section 3.10(a)
Company Plan(s)	Section 3.12(a)
Company Preferred Stock	Section 3.4(a)
Company Registered Intellectual Property	Section 3.14(a)
Company Representatives	Section 5.4(a)
Company SEC Filings	Section 3.5(a)
Company Shareholders	Recitals
Company Shareholders’ Meeting	Section 5.3(a)
Company Shareholder Approval	Section 3.2(b)
Company Subsidiary	Section 2.7
D&O Insurance	Section 5.9(c)
Deferred Share Cash Balance	Section 2.4(d)
Department of State	Section 1.3
Determination Notice	Section 5.2(d)(i)(A)
Effective Time	Section 1.3
End Date	Section 7.1(b)
Enforceability Exception	Section 3.10(b)
ERISA	Section 3.12(a)
ERISA Affiliate	Section 3.12(a)
Event	Section 8.1(p)
Exchange Fund	Section 2.2(a)
FCPA	Section 3.21
Final Exercise Date	Section 2.5
Indemnified Parties	Section 5.9(a)
Investments	Section 3.4(f)
Material Leased Real Property	Section 3.17(b)
Material Real Property Leases	Section 3.17(b)
Maximum Amount	Section 5.9(c)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)(i)
Merger Sub	Preamble
Notice Period	Section 5.2(d)(i)(A)
Owned Real Property	Section 3.17(a)

Parent	Preamble
Parent Benefit Plans	Section 5.8(c)
Parent Representatives	Section 5.4(a)
Party	Preamble
Paying Agent	Section 2.2(a)
PBCL	Recitals
Proxy Date	Section 5.3(a)
Proxy Statement	Section 5.3(b)
Shares	Section 2.1(a)(i)
Statement of Merger	Section 1.3
Surviving Corporation	Section 1.1
Tail Period	Section 5.9(c)

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Covenants. None of the Company’s representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement shall survive the Effective Time, other than (a) the covenants and agreements contained in this Article IX, the agreements of Parent, Merger Sub and the Company in Article II (Conversion of Securities; Exchange of Certificates), Section 5.9 (Indemnification of Directors and Officers) and Section 5.14(b) (Loan Restructuring Indemnitees), and (b) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, which shall survive the consummation of the Merger until fully performed. The Confidentiality Agreement will (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

Section 9.2 Amendment. To the extent permitted by applicable Law, this Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after the Company Shareholder Approval; provided, however, that after the Company Shareholder Approval (a) there shall be no amendment that decreases the Merger Consideration or to Section 5.9, and (b) no amendment that, by Law, requires further approval by the Company Shareholders may be made without such Company Shareholder approval. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

Section 9.3 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement by the Company Shareholders, no extension or waiver that, by Law, requires further approval by such Company Shareholders may be made without such Company Shareholder approval. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any rights hereunder.

Section 9.4 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person, or upon confirmation of receipt (which confirmation each Party agrees to transmit reasonably promptly) when transmitted by facsimile transmission or by electronic mail, or on receipt after dispatch by registered or certified mail, postage prepaid, or on the next Business Day if transmitted by national overnight courier, in each case addressed as follows:

If to Parent or Merger Sub, at:

CCL Industries Inc.

161 Worcester Road Suite 603

Framingham, MA 01701

Attention: Geoffrey T. Martin,

Chief Executive Officer

Facsimile: (508) 872-7671

E-mail:

with copies (which shall not constitute notice) to:

CCL Industries Inc.

17700 Foltz Industrial Pkwy.

Strongsville Ohio 44149

Attention: Mark A. McClendon,

General Counsel

Facsimile: (440) 878-7106

E-mail:

and

Warner Norcross & Judd LLP

111 Lyon Street, NW

Grand Rapids, MI 49503

Attention: Michael J. Jones

                  Charlie Goode

Facsimile: (616) 222-2212

E-mail: mjones@wnj.com

             cgoode@wnj.com

If to the Company, at:

Checkpoint Systems, Inc.

101 Wolf Drive, PO Box 188

Thorofare, New Jersey 08086

Attention: Bryan Rowland,

Vice President, General Counsel and Corporate Secretary

Facsimile: (856) 848-5297

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue,

New York, NY 10022-4834

Attention: Charles K. Ruck

                 Joel H. Trotter

                 Thomas J. Malone

E-mail: charles.ruck@lw.com

             joel.trotter@lw.com

             thomas.malone@lw.com

or, in each case, to such other address as shall be given in writing by any such Person to each of the other Parties in accordance with this Section 9.4.

Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.7 Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Letter, Company Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 9.8 Governing Law; Jurisdiction.

(a) This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be construed, performed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction; provided, however, without limiting the general discretion of a court contemplated by Section 9.8(b) below to consider the Laws of the State of Delaware as it would in the ordinary course, with respect to the interpretation of Company Material Adverse Effect (including with respect to Section 6.2) and Section 7.4 of this Agreement, the Laws of the State of Delaware shall apply without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b) Any Action between the Parties, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely and exclusively in any state court located in the Commonwealth of Pennsylvania, or in any direct appellate court therefrom; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such Action, such Action shall be brought solely and exclusively in the Federal courts of the United States located in the Commonwealth of Pennsylvania, or in any direct appellate court therefrom. Each of the Parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any Action between the Parties arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action between the Parties arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 9.8. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. Each of the Parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 9.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

Section 9.10 Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Subject to Section 7.3(c), the Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. The Parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 9.11 No Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except (a) as set forth in or contemplated by the terms and provisions of Section 5.9 and Section 5.14(b), and (b) from and after the Effective Time, the rights of the Company Shareholders and the holders of other securities of the Company to receive the consideration pursuant to the Merger, as set forth in Article II.

Section 9.12 Obligations of Parent. Whenever this Agreement requires a Subsidiary of Parent to take any action (including Merger Sub and the Surviving Corporation), such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action.

Section 9.13 Fees and Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, and all transfer, documentary, sales, use, stamp, registration and other similar such Taxes and fees (including penalties and interest), incurred in connection with the transactions contemplated by this Agreement. The Company and Parent shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of any such amounts, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, any such amounts payable in connection therewith. The filing fees for the premerger notification and report forms under the HSR Act or similar fees under other Antitrust Laws will be paid by solely by Parent. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

Section 9.14 Mutual Drafting. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 9.15 Interpretation; Headings. In this Agreement, unless otherwise specified, the following rules of interpretation apply: (a) references to Articles, Sections, Schedules, Annexes and Exhibits are references to articles, sections or sub-sections, schedules, annexes and exhibits to, this Agreement; (b) references to any Person include references to such Person’s successors and permitted assigns; (c) words importing the singular include the plural and vice versa; (d) whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa; (e) references to the word “including” do not imply any limitation; (f) references to months are to calendar months; (g) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (h) references to “$” or “dollars” refer to the currency of the United States of America; (i) any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a “Company Material Adverse Effect” under this Agreement; (j) a defined term has its defined meaning throughout this Agreement and in each Exhibit, Annex and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; and (k) when used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.16 Counterparts; Delivery by Facsimile or Electronically.

(a) This Agreement may be executed by original or facsimile signature and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(b) This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by means of a facsimile machine or by email with facsimile or scan attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine or by email with facsimile or scan attachment as a defense to the formation of a contract, and each such Party forever waives any such defense.

(Signature pages follow)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CCL Industries Inc.

By:	/s/ Geoffrey T. Martin
Name: Geoffrey T. Martin
Title: Chief Executive Officer

CCL Industries USA Corp.

By:	/s/ Geoffrey T. Martin
Name: Geoffrey T. Martin
Title: Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Checkpoint Systems, Inc.

By:	/s/ George Babich, Jr.
Name: George Babich, Jr.
Title: President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Annex B

March 1, 2016

Board of Directors

Checkpoint Systems, Inc.

101 Wolf Drive

Thorofare, NJ 08086

Members of the Board:

We understand that Checkpoint Systems, Inc. (“Checkpoint” or the “Company”), CCL Industries Inc. (the “Buyer”) and CCL Industries USA Corp., a wholly owned direct or indirect subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 1, 2016 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned direct or indirect subsidiary of the Buyer, and each outstanding share of common stock, par value $0.10 per share (the “Company Common Stock”) of the Company, other than shares held in treasury, will be converted into the right to receive $10.15 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Reviewed the premia paid, to the extent publicly available, of certain comparable acquisition transactions;

7)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and certain parties and their financial and legal advisors;

8)	Reviewed the Merger Agreement and certain related documents; and

9)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed

B-1

that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the final Merger Agreement will not differ in any material respects from the last draft of the Merger Agreement which was reviewed by us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal advisor with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon the rendering of this financial opinion and a significant portion of which is contingent upon the closing of the Merger. Morgan Stanley may seek to provide financial advisory and financing services to the Buyer and the Company on unrelated matters, subject to the terms of our engagement letter with the Company, in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Daniel C. Fetters
Daniel C. Fetters Managing Director

B-2

0                    ¢

CHECKPOINT SYSTEMS, INC.

SPECIAL MEETING OF SHAREHOLDERS [             ], [             ], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the “Company”), revoking all previous proxies, hereby appoints Bryan T. R. Rowland and James M. Lucania, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Company, to be held on [             ], [             ], 2016, at [             ] a.m. local time, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022 and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

(Continued and to be Signed on Reverse Side)

¢	14475 ¢

SPECIAL MEETING OF SHAREHOLDERS OF

CHECKPOINT SYSTEMS, INC.

[                 ], 2016

GO GREEN

e-Consent makes it easy to go paperless. With  e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting, proxy statement and proxy card

are available at [                    ]

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

        ¢

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Merger, dated March 1, 2016, as it may be amended from time to time (the “merger agreement”), by and among CCL Industries Inc., CCL Industries USA Corp. (“Merger Sub”) and Checkpoint Systems, Inc. (“Checkpoint”), thereby approving the transactions contemplated thereby, including the merger of Merger Sub with and into Checkpoint, with Checkpoint continuing as the surviving corporation (the “merger”);

		☐	☐	☐

2. To approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Checkpoint’s named executive officers in connection with the consummation of the merger; and

		☐	☐	☐

3. To approve the adjournment of the special meeting if necessary or appropriate in the view of the Checkpoint board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

		☐	☐	☐

If you mark your voting instructions on this proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

SPECIAL MEETING OF SHAREHOLDERS OF

CHECKPOINT SYSTEMS, INC.

[            ], 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the special meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at [ ]
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¡

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Merger, dated March 1, 2016, as it may be amended from time to time (the “merger agreement”), by and among CCL Industries Inc., CCL Industries USA Corp. (“Merger Sub”) and Checkpoint Systems, Inc. (“Checkpoint”), thereby approving the transactions contemplated thereby, including the merger of Merger Sub with and into Checkpoint, with Checkpoint continuing as the surviving corporation (the “merger”);

		☐	☐	☐

2. To approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Checkpoint’s named executive officers in connection with the consummation of the merger; and

		☐	☐	☐

3. To approve the adjournment of the special meeting if necessary or appropriate in the view of the Checkpoint board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

		☐	☐	☐

If you mark your voting instructions on this proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF CHECKPOINT SYSTEMS, INC.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¡	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¡